____________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
ILLINOIS TOOL WORKS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

____________________________________________________________________________________________________________________

About ITW
Founded in 1912, Illinois Tool Works Inc. (NYSE: ITW) is a global industrial company built around a differentiated and proprietary business model. The Company’s seven industry-leading segments leverage the ITW Business Model to generate solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized, entrepreneurial culture. In 2023, the Company achieved revenue of $16.1 billion, with roughly half coming from outside North America. To learn more, please visit www.itw.com. The information accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

ITW's Proprietary Business Model Has Three Elements:
•80/20 Front-to-Back defines how we operate. It is a unique set of proprietary tools and methodologies that our divisions use to structure and operate their businesses to (a) maximize the performance, execution, and value-add they provide to their largest and most profitable customers, and (b) minimize the costs, complexity, and distractions associated with serving small customers. Through the application of ITW’s 80/20 Front-to-Back process, our divisions deliver best-in-class customer-facing execution, high-quality organic growth, and superior profitability and return on capital performance.
•Customer-Back Innovation drives how we innovate. At ITW, we innovate from the customer back, not from the research and development center out. Our divisions partner with their key customers to create unique solutions that solve difficult technical challenges and improve business performance.
•Our Decentralized, Entrepreneurial Culture is the key to how we execute. Our people are clear about what is expected of them with regard to our business model, our strategy, and our values. Within this framework, we empower our business teams to make decisions and customize their approach in order to maximize the relevance and impact of the ITW Business Model for their specific customers and end markets. Our people thrive in ITW’s “flexibility within the framework” culture; they think and act like owners, they are accountable, and they deliver.

ITW’s High-Quality Diversified Business Portfolio
While ITW’s seven market-leading business segments operate in different industries, each segment is able to leverage the ITW Business Model to generate high-quality organic growth with best-in-class margins and returns.
2023 Segment Operating Margin vs. Segment Peer Average1
ITW’s operating margin in 2023 was 25% vs. 15% average for proxy peers
1See Appendix B for segment peer group definition.
2Test & Measurement and Electronics and Polymers & Fluids exclude 160 bps and 180 bps, respectively, of unfavorable operating margin impact of amortization expense related to intangible assets.

Dear Fellow Shareholders,
On behalf of the Board of Directors and our senior leadership team, we are pleased to invite you to attend ITW’s Annual Meeting of Stockholders, which will be held virtually on Friday, May 3, 2024, at 8:30 a.m. Central Time. You may join at www.virtualshareholdermeeting.com/ITW2024.
You will have a chance to vote at the meeting on the matters set forth in the following Notice of Annual Meeting and the Proxy Statement. There will also be time for questions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible on the internet, by telephone or by mail, by reviewing the instructions on the enclosed proxy card or the electronic proxy material delivery notice.
Over the last 10+ years, through the execution of our Enterprise Strategy we have demonstrated that ITW has the most powerful and competitive business model in the industrial arena. 2023 was no exception. The ITW team continued to leverage the strength and resilience of the ITW Business Model and our high-quality diversified business portfolio to deliver a year of strong operational and financial performance, including solid organic growth of 2 percent, on top of 12 percent growth in both 2021 and 2022, with best-in-class operating margins and returns on capital. Since we launched our Enterprise Strategy in 2012, we have generated a Total Shareholder Return of 454 percent versus 312 percent for the S&P 500.
Our key strategic priority as we enter the Next Phase of our Enterprise Strategy (2024-2030) is to build above-market organic growth, fueled by Customer-Back Innovation, into a defining ITW strength on par with our best-in-class financial performance and operational capabilities.
In September 2023, Scott Santi announced that he would retire as ITW's CEO at the end of the year. As the result of a rigorous multi-year succession planning process, the Board determined that Chris O'Herlihy, an exceptional and experienced ITW leader with deep knowledge of the company's Business Model, Enterprise Strategy, and culture, was the right person to lead the company through the Next Phase of our Enterprise Strategy as the company's next Chief Executive Officer. Chris became President and CEO and also joined the Board of Directors on January 1, 2024. Mr. Santi will continue to serve the company as Non-Executive Chairman of the Board.
We also welcomed Jaime Irick to the Board on February 1, 2024. Jaime has extensive experience in global manufacturing, distribution and operations gained from executive leadership roles at various manufacturing companies, including 13 years at one of the world’s largest manufacturing companies.
We look forward to Chris’ and Jaime’s contributions to the Board.
Sincerely,

E. Scott Santi Non-Executive Chairman	Richard H. Lenny Independent Lead Director

2024 PROXY STATEMENT	i

Notice of Annual Meeting of Stockholders

Time and Date	Virtual Meeting	Record Date

May 3, 2024 8:30 AM Central Time	The Annual Meeting will be held in virtual format at: www.virtualshareholdermeeting.com/ITW2024	Only stockholders of record at the close of business on March 4, 2024 are entitled to vote.

Items of Business

1	2	3	4	5

To elect the twelve director nominees named in this proxy statement	To hold an advisory vote to approve executive compensation	To approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan	To ratify the appointment of Deloitte & Touche LLP as ITW’s independent registered public accounting firm for 2024	To consider a non-binding stockholder proposal for shareholder ratification of termination pay

“FOR” each director nominee	“FOR”	“FOR”	“FOR”	“AGAINST”

Page 8	Page 27	Page 60	Page 67	Page 70

To conduct any other business as may be properly brought before the meeting.
Virtual Meeting
The Annual Meeting will be held in virtual format and will be accessible to all of our stockholders. The virtual Annual Meeting will afford our stockholders the same rights and opportunities as an in-person meeting, allowing for active participation by all of our stockholders at no cost, regardless of their geographic location. To attend the Annual Meeting, vote and submit questions during the Annual Meeting, go to www.virtualshareholdermeeting.com/ITW2024 on the date of the meeting.
Form 10-K
Our Form 10-K for fiscal year 2023 is enclosed if you received proxy materials by mail. The Form 10-K is accessible on the Internet at www.proxyvote.com if you received the Notice of Internet Availability of Proxy Materials or previously consented to electronic delivery of proxy materials.
By Order of the Board of Directors,
Jennifer K. Schott
Secretary
March 22, 2024

ii

Notice of Annual Meeting of Stockholders
Your Vote is Important
You may vote your shares in one of the following four ways:

By Telephone	By Internet	By Mail	At the meeting

Toll-free by calling 1-800-690-6903	See the instructions at www.proxyvote.com	If you received these proxy materials by mail, by signing, dating and mailing the enclosed proxy card	Virtually attend our Annual Meeting, where you can submit a vote

If you vote by telephone or Internet, you should have your proxy card, Notice of Internet Availability of Proxy Materials or voter instruction card in hand when you call or go to www.proxyvote.com. If you hold your shares through a bank or broker that does not offer telephone or Internet voting, please complete and return your proxy card by mail. If you receive more than one proxy card, Notice of Internet Availability or voter instruction card that has a 16-digit control number, you must vote each separately to ensure that all shares you own are voted.
If you plan to attend the meeting, you may vote at the Annual Meeting. To do so, you must be a holder of Illinois Tool Works Inc. shares as of the record date of March 4, 2024, and visit www.virtualshareholdermeeting.com/ITW2024 on the date of the meeting. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card, Notice of Internet Availability or voter instruction card, as applicable. You may log into the Annual Meeting beginning at 8:15 a.m., Central Time, on May 3, 2024 and the Annual Meeting will begin promptly at 8:30 a.m., Central Time. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions that are submitted in writing during the meeting by our stockholders who log in with their unique 16-digit control number and are pertinent to the Company and the business of the meeting, as time permits. For more information about how to attend the Annual Meeting online, please see “Other Information—Voting and Virtual Annual Meeting Information” in this proxy statement.
Whether or not you plan to virtually attend the meeting, please vote as soon as possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares on Proposals 1, 2, 3 or 5 unless it receives specific instructions from you. If you hold your shares through a bank or brokerage account, we strongly encourage you to return the voting instruction card to your bank, broker or other holder of record so that your vote is counted.
Avoid escheatment. We have been advised that some states are strictly enforcing unclaimed property laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way you can show that your account is active is to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2024: The Form 10-K and this 2024 Proxy Statement are available on the Company’s website at www.itw.com under the “Investor Relations” link. Paper copies are available without charge upon written request to the Company at Illinois Tool Works Inc., 155 Harlem Avenue, Glenview, Illinois 60025, Attention: Secretary.

2024 PROXY STATEMENT	iii

This proxy statement and the accompanying materials are first being mailed or made available to stockholders on or about March 22, 2024.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plan,” “intend,” “may,” “strategy,” “target,” “goals,” “anticipate,” and other similar words, including, without limitation, statements regarding the Company’s long-term Enterprise Strategy objectives, core TSR model targets, performance targets and environmental, social and governance matters, including targets and goals. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Such risks include those contained in ITW’s Form 10-K for the year ended December 31, 2023 and other documents ITW files with the Securities and Exchange Commission ("SEC"). These risks are not all-inclusive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements made by ITW speak only as of the date on which they are made. ITW is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

iv

Company Highlights

51 Countries	84 Divisions	~45,000 Colleagues	~19,600 Granted & Pending Patents
2023 Performance Highlights

$9.74, +6%[1] Earnings Per Share	$16.1B, +1% Revenue	$4.0B, +7% Record Operating Income

30.4%, +130 bps Record After-tax ROIC[2]	25.1%, +130 bps Record Operating Margin	$5.42, +7% Dividends Declared
1Excluding divestiture gains of $0.60 EPS in the prior year.
2After-tax ROIC is a non-GAAP measure — see Appendix B for information regarding this and other non-GAAP measures.
ITW’s Enterprise Strategy - 2012-2023
Since 2012, the core focus of our strategy is to leverage ITW's powerful and proprietary competitive advantages — what we refer to as the ITW Business Model — to consistently deliver top-tier performance in any environment. Refer to "Compensation Discussion and Analysis—Executive Overview" for additional discussion regarding the Company's Enterprise Strategy.
Performance Since the Launch of Our Enterprise Strategy in 2012

	2012	2023
Revenue	$17.9B	$16.1B
Operating Income	$2.8B	$4.0B
Operating Margin	15.9%	25.1%
Earnings Per Share (EPS)	$3.21[1]	$9.74
After-tax ROIC[1]	14.5%[2]	30.4%
Dividends Declared per Share	$1.48	$5.42
Market Cap[3]	$23B	$78B
ITW PE Multiple v. Peer Average	Parity	30%+
1After-tax ROIC and 2012 adjusted EPS are non-GAAP measures — see Appendix B for information regarding these non-GAAP measures.
2As reported in the Company's 2013 Form 10-K.
3As of January 1, 2012 and December 31, 2023.

2024 PROXY STATEMENT	1

Company Highlights
Total Shareholder Return (TSR) Since 2012
*    See page 37 for proxy peer group definition.
Enterprise Strategy - Next Phase (2024-2030)
Our key strategic priority as we enter the Next Phase of our Enterprise Strategy, is to build above-market organic growth, fueled by Customer-Back Innovation, into a defining ITW strength on par with our world-class financial and operational capabilities. Refer to "Compensation Discussion and Analysis—Executive Overview" for additional discussion regarding the Company's Enterprise Strategy: Next Phase (2024-2030).
ITW’s Core TSR Model

Achieving our 4%+ ANNUAL ORGANIC GROWTH target at ITW's best-in-class margins and returns WILL PRODUCE CONSISTENT DOUBLE-DIGIT TSR:

4%+
Avg. Annual Organic Growth
35 - 40% Incremental margins
7-8%
Avg. Annual Operating Income Growth
+2 - 3% Share repurchases/ high-quality acquisitions
9-10%
Avg. Annual Earnings Per Share Growth
+2 - 3% Dividend yield
11-13%
Avg. Annual Total Shareholder Return (TSR)

2

Company Highlights
Sustainability Strategy
ITW’s longstanding commitment to sustainability is rooted in our core values and fundamental to who we are as a company. With a foundation of strong governance practices, we are inspired to make a difference for our people, our communities and the environment.
•Supported by unwavering management commitment and engaged Board oversight, we operate our businesses with a demonstrated commitment to the highest level of ethical conduct, everywhere in the company every day.
•This commitment is reinforced by strong policies and practices related to fair, ethical and honest business dealings, robust governance, and compliance with applicable laws, while demonstrating respect for human rights at ITW and throughout our supply chain.
We are committed to operating our business in a way that demonstrates our dedication to global environmental sustainability. This commitment is reflected in the following priorities:
•Improving our environmental performance on an ongoing basis, including through setting and achieving increasingly ambitious greenhouse gas (GHG) emissions reduction goals;
•In 2022, ITW’s Board of Directors approved a new absolute goal to reduce by 2030 our Scope 1 and Scope 2 GHG emissions by 50% from a 2021 baseline. In 2023, each of ITW's divisions began to operationalize the goals and made substantial progress towards achieving them;
•Working with suppliers who operate with similar dedication to global environmental sustainability and human rights; and
•Partnering with our customers in innovating solutions that address their needs for environmentally responsible products.
•We strive every day to foster a proactive safety culture through the execution of our Enterprise Safety Strategy, which is based on a philosophy that every accident is preventable and with a shared goal of zero accidents.
•We support our colleagues’ professional development and long-term career growth and invest in these activities. We recognize and reward colleagues who perform well, have a strong preference for promoting our internal talent, and celebrate the entrepreneurial spirit of our ITW colleagues.
•We believe that we are at our best when we bring together unique perspectives, experiences and ideas. We strive to create diverse and inclusive workplaces where all our ITW colleagues can perform to their full potential.
•As a global employer, we are committed to providing market competitive benefits and compensation, maintaining fair labor practices and pay equity and ensuring a work environment that reflects our core values and culture everywhere we operate.
•Recognizing the importance of our responsibility beyond our business operations, we encourage and support our colleagues globally in their efforts to make positive contributions, through financial gifts and volunteerism, to the communities where they live and work.
•As a company we are committed to supporting programs and initiatives to improve access to a high-quality education and workforce/career preparation for youth in underserved communities, both in the U.S. and around the world.

2024 PROXY STATEMENT	3

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.
Director Nominees

	Age	Director Since	Other Public Boards	2023 Committee Membership
Daniel J. Brutto Retired President of UPS International and Senior Vice President of United Parcel Service, Inc.	67	2012	1
Susan Crown Chairman and CEO of Owl Creek Partners, LLC	65	1994	1
Darrell L. Ford Executive Vice President, Chief Human Resources Officer of UPS International	59	2021	0
Kelly J. Grier Retired US Chair and Managing Partner (CEO) of Ernst & Young LLP	54	2022	2
James W. Griffith Retired President and CEO of The Timken Company	70	2012	0
Jay L. Henderson Retired Vice Chairman, Client Service of PricewaterhouseCoopers LLP	68	2016	2
Jaime Irick[1] Senior Vice President, Architectural Coatings U.S. and Canada and Traffic Solutions Business of PPG Industries, Inc.	49	2024	0
Richard H. Lenny Independent Lead Director; Non-Executive Chairman of Conagra Brands, Inc.	72	2014	1
Christopher A. O'Herlihy*[2] President & CEO of Illinois Tool Works Inc.	60	2024	1
E. Scott Santi* Non-Executive Chairman of the Board	62	2012	1
David B. Smith, Jr. Executive Vice President for Policy and Legal Affairs and General Counsel of Mutual Fund Directors Forum	57	2009	1
Pamela B. Strobel Retired Executive Vice President and Chief Administrative Officer of Exelon Corporation and President of Exelon Business Services Company	71	2008	0

Audit Committee	Executive Committee	Corporate Governance and Nominating Committee	Chair	* Non-Independent
Compensation Committee	Finance Committee
1Member of the Audit Committee upon joining the Board on February 1, 2024.
2Member of the Executive Committee upon joining the Board on January 1, 2024.

4

Proxy Summary
Board Snapshot
Our director nominees include twelve current Board members. See “Proposal No. 1—Election of Directors” for biographical and other information about our director nominees.

Director Age	Diversity	Independence	Tenure

Governance Profile

Board Composition
•Annual Election of All Directors	Yes
•Majority Voting for Directors with Director Resignation Policy	Yes
•Number of Independent Directors Standing for Election	10
•Total Number of Director Nominees	12
•Independent Lead Director	Yes
•Mandatory Retirement Age	Yes

Compensation
•Annual Advisory Approval of Executive Compensation	Yes
•Stock Ownership Requirements for Executives and Directors	Yes
•Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes
•Compensation/Clawback Policy (mandatory for financial restatement regardless of misconduct)	Yes

Corporate Governance
•Regular Executive Sessions of Independent Directors	Yes
•Annual Evaluation of the Board and Individual Directors	Yes
•Annual Self-Evaluations by Board Committees	Yes
•Annual Independent Director Evaluation of the President & CEO	Yes
•Risk Oversight by Full Board and Committees	Yes
•Strong Board Oversight of Sustainability	Yes
•Strong Board Oversight of Cybersecurity	Yes
•Shareholder Engagement Program	Yes
•Code of Conduct for Members of the Board of Directors	Yes
•Stockholder Ability to Call Special Meetings	Yes
•Proxy Access	Yes
•Simple Majority Vote to Amend Charter and By-Laws	Yes
•Exclusive Venue Requirement	No
•Poison Pill	No

2024 PROXY STATEMENT	5

Proxy Summary
Overview
The Compensation Committee adopted our executive compensation pay-for-performance philosophy which is designed to deliver competitive total compensation upon the achievement of our strategy objectives, which will attract, motivate and retain leaders who drive the creation of long-term stockholder value.
Our decisions surrounding executive compensation are guided by this pay-for-performance philosophy. The programs are weighted toward variable compensation elements (annual cash incentives and long-term incentives), with reward opportunities tied to stock price appreciation and achievement of rigorous financial performance metrics. We have not granted time-vested full value equity awards to our NEOs.
Our executive compensation programs are also governed by practices and policies aligned to the interests of our stockholders, as the table below highlights.

What We Do	What We Don’t Do
  Pay for Performance: Our NEOs’ average total target compensation is 83% performance based.
  Robust Stock Ownership Guidelines: We have stock ownership guidelines for our executive officers of 6 x salary for CEO, 3 x salary for Executive Vice Presidents and CFO and 2 x salary for Senior Vice Presidents. Executives must retain the net after tax shares of vested or exercised awards if an executive does not meet the guidelines within five years.
  Annual “Say on Pay” Vote: We hold an annual advisory vote for our stockholders to review and approve our executive compensation programs.
  Independent Compensation Consultant: The Committee: (1) engages an independent compensation consultant who advises the Committee on regulatory and other current trends and key developments in executive compensation, and (2) reassesses its consultant’s independence annually.
  Annual CEO and NEO Performance Review: The Committee conducts an annual review of the performance of the CEO, as well as the other executive officers.
  Annual Review of Compensation Programs: The Committee, with input from its independent compensation consultant, conducts an annual review of our executive compensation programs, considering business strategies, best practices and good governance.
  Clawback Policy: Our Compensation Recovery Policy, updated in 2023, provides for the mandatory reimbursement of incentives if a material financial restatement is required, whether or not based on misconduct, and equity forfeiture provisions for violations of restrictive covenants and certain misconduct whether or not related to restatement.
  Annual Compensation Risk Assessment: Each year we perform an assessment of risks that could result from our executive compensation practices.

  Employment Agreements: We do not provide U.S.-based executive officers with employment agreements.
  Tax Gross-ups: We do not provide tax gross-ups as part of our change-in-control agreements.
  Repricing: We do not allow share repricing within our stock option plan.
  Hedging/Pledging of Company Equity Securities: We prohibit executive officers and directors from engaging in any transaction that is designed to hedge or offset a decrease in the market value of ITW common stock and from pledging ITW equity securities.
  Dividends on Unvested Equity Awards: Dividends accrued on unvested equity awards, including restricted stock units and performance share units, are not paid unless awards vest.
  Single-Trigger Change-In-Control Vesting/Benefits: We do not allow immediate vesting of equity awards that are continued or replaced upon a change-in-control; all such awards allow only double-trigger vesting (change-in-control and termination).

6

Proxy Summary
The Board recommends that stockholders approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan, or the "2024 Plan", which was adopted by the Board upon the recommendation of the Compensation Committee of the Board of Directors, subject to stockholder approval. The 2024 Plan is a successor to our 2015 Long-Term Incentive Plan.
Equity compensation is a key component of our compensation program and supports our "pay for performance" compensation philosophy. Importantly, we use long-term equity awards to tie the interests of our employees and directors directly to the interests of our stockholders. We believe that equity awards are an important incentive to attract, retain and motivate the best employees in a highly competitive global talent marketplace. Stockholder approval of the 2024 Plan will enable the Company to continue to grant equity awards to select employees and leaders and remain competitive with our industry peers. Unless this proposal is approved, we will lose a critical component of our compensation program and be at a competitive disadvantage to attract and retain the best talent.
The Board recommends that stockholders ratify the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for 2024. The Audit Committee and the Board believe that it is in the best interests of the Company and its stockholders to retain Deloitte as the Company’s independent auditor based on its ability to handle the breadth and complexity of ITW’s global operations, its familiarity with our businesses and the appropriateness of Deloitte’s fees.

2024 PROXY STATEMENT	7

Stockholders are being asked to elect the twelve director nominees named in this proxy statement at our Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. See “Director Candidate Selection Process” for more information regarding our candidate selection process. If elected, each director nominee will serve until the 2025 Annual Meeting, until a qualified successor director has been elected, or until he or she resigns or is removed.
We will vote your shares as you specify on the proxy card, by telephone, by Internet or by mail. If you do not specify how you want your shares voted, we will vote them “FOR” the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “FOR” that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.
Each nominee for director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a variety of areas. Set forth below is biographical information provided by the nominees, as well as a description of the experiences, qualifications, skills and attributes that led the Corporate Governance and Nominating Committee and the Board to conclude that each nominee should serve as a director of the Company.
Director Election
Our by-laws provide for the election of directors in uncontested elections by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In a contested election, directors will be elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether an election is contested or not is determined ten days in advance of when we file our definitive proxy statement with the SEC. This year’s election is uncontested, and the majority vote standard will apply.
If a nominee who is serving as a director is not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Corporate Governance Guidelines, however, expect any nominee for director who fails to receive a majority of the votes cast for his or her election to tender his or her resignation. The Corporate Governance and Nominating Committee of the Board will consider the resignation and recommend to the Board whether to accept or reject it. In considering the resignation, the Committee will take into account such factors as any stated reasons stockholders voted against the election of the director, the length of service and qualifications of the director, the director’s contributions to the Company, and our Corporate Governance Guidelines. The Board will act on the Committee’s recommendation within 90 days of the Company's annual meeting, and no director who failed to receive a majority of the votes cast will participate in the Committee's recommendation or Board consideration regarding the tendered resignation.

8

Proposal 1 - Election of Directors
Board Biographies

Director since: 2012	Independent: Yes	Committees: Audit, Finance

Other Public Directorships
•Sysco Corporation: Chairman of the Corporate Social Responsibility Committee and member of the Corporate Governance and Nominating and Executive Committees.
Professional Background
•Retired as President of UPS International and Senior Vice President of United Parcel Service, Inc. (UPS), a global package delivery, supply chain management and freight forwarding company, having served in these capacities from 2008 to 2013.
•Over 38 years of experience at UPS, serving in various areas with increasing levels of responsibility, including global operations, finance, accounting, information systems, mergers and acquisitions, marketing and business development. His service at UPS included President, Global Freight Forwarding and corporate controller.
•Served as Executive Chairman of Radial, Inc., a global fulfillment, customer care and omnichannel technology company from 2016 to 2017 and as Vice Chairman of eBay Enterprise/Innotrac, the predecessor business to Radial from 2015 to 2016.
•Has served on the board of the US China Business Council, the Guangdong Economic Council and the Turkey Economic Advisory Council and as a delegate to the World Economic Forum, Davos Switzerland, from 2009 to 2013.
Skills and Qualifications
Mr. Brutto’s significant strategic, operational, and financial leadership experience with a major global company, including the establishment of operations in 35 countries, along with his significant international business experience and board leadership role in the area of Corporate Social Responsibility, bring valuable perspectives to our Board.

Director since: 1994	Independent: Yes	Committees: Compensation, Corporate Governance and Nominating, Executive (Chair)

Other Public Directorships
•Northern Trust Corporation: Member of the Business Risk and Human Capital and Compensation Committees.
Professional Background
•Has served as Chairman and CEO of Owl Creek Partners, LLC, a private equity firm, since 2010.
•Founder of Susan Crown Exchange Inc., a social investment organization.
•Served two terms as a Fellow of the Yale Corporation, and is currently Chairperson of Rush University Medical Center, the Rush System for Health, and a director of The Brookings Institution as well as several other civic and not-for-profit organizations.
•Served as Vice President of Henry Crown and Company, a business with diversified investments, from 1984 to 2015.
Skills and Qualifications
Ms. Crown’s long-standing board service at a global banking and financial institution and her extensive board service and leadership roles with many civic and not-for-profit organizations bring valuable perspectives to our Board. Ms. Crown’s experience includes executive experience in diversified manufacturing, management, corporate governance and strategy.

2024 PROXY STATEMENT	9

Proposal 1 - Election of Directors

Director since: 2021	Independent: Yes	Committees: Compensation, Corporate Governance and Nominating

Other Public Directorships
•None
Professional Background
•Has been Executive Vice President, Chief Human Resources Officer of UPS International, a global package delivery, supply chain management and freight forwarding company, since January 2021. In his role he is responsible for human resources strategy and operations.
•Served as Chief Human Resources Officer and Senior Vice President, Communications, Occupational Health and Aviation, DuPont de Nemours, Inc., an American multinational chemical company, from 2018 to 2020, prior to joining UPS International.
•Served as Chief Human Resources Officer for Xerox Corporation from 2015 to 2018.
•Served in various human capital management leadership roles at Advanced Micro Devices (AMD), Shell Oil and Honeywell International prior to Xerox Corporation.
•Throughout his professional career, he has focused on building successful company cultures.
•Serves as a director of a number of professional, civic and not-for-profit organizations.
Skills and Qualifications
Mr. Ford’s deep knowledge of talent management, human capital strategy, risk management and operations gained from executive experience and senior leadership roles with large public global companies spanning industries from distribution and logistics to manufacturing to technology, brings valuable perspectives to our Board.

Director since: 2022	Independent: Yes	Committees: Audit, Finance

Other Public Directorships
•Booking Holdings Inc.: Member of the Audit Committee.
•CDW Corporation: Member of the Audit and Nominating and Governance Committees.
Professional Background
•Has been a Senior Advisor of Permira Advisers, a British global investment firm, since January 2023.
•Has been on the Board of Directors of Zendesk Inc., a privately held Danish-American software products company, since December 2023.
•Retired as US Chair and Managing Partner (CEO) of Ernst & Young LLP (EY), a global professional services firm having served in that capacity from 2018 to July 2022.
•A Certified Public Accountant and has over 30 years of service at EY serving in various roles with increasing levels of responsibility.
•During her career at EY, Ms. Grier gained significant broad-based experience working with the boards of many of the largest companies worldwide.
Skills and Qualifications
Ms. Grier’s experience working with boards and audit committees of global companies, her leadership role at a major professional services firm, as well as her experience with risk and crisis management, financial reporting, leadership development and talent strategy, diversity, equity and inclusion and corporate governance, bring valuable perspectives to our Board.

10

Proposal 1 - Election of Directors

Director since: 2012	Independent: Yes	Committees: Compensation, Corporate Governance and Nominating, Executive

Other Public Directorships
•None
Professional Background
•Retired as President and Chief Executive Officer of The Timken Company, a manufacturer of bearings, alloy and specialty steels and components, having served in that capacity from 2002 to 2014.
•Served as Timken’s President and Chief Operating Officer from 1999 to 2002.
•Joined Timken in 1984 and held positions in various functional areas of Timken with increasing levels of responsibility, including purchasing and logistics, manufacturing and international operations.
•Led Timken’s automotive business in North America and Timken’s bearing business activities in Asia and Latin America from 1996 to 1999.
•Previously served as a director of AB Volvo.
•Served as a director of the US China Business Council and a number of other industry and not-for-profit organization boards.
Skills and Qualifications
Mr. Griffith’s extensive knowledge of manufacturing and operations, finance, human resources, risk management and corporate social responsibility matters gained from experience as Chief Executive Officer of a global industrial manufacturer, along with his international business and engineering experience, bring valuable perspectives to our Board. In addition, his past service on the boards of other companies gives him a broad understanding of governance issues facing public companies.

Director since: 2016	Independent: Yes	Committees: Audit (Chair), Finance, Executive

Other Public Directorships
•The J.M. Smucker Company: Member of the Audit Committee.
•Northern Trust Corporation: Lead Director, Audit Committee Chair and a member of the Capital Governance, Human Capital and Compensation, Corporate Governance and Executive Committees.
Professional Background
•Retired as Vice Chairman, Client Service of PricewaterhouseCoopers LLP (PwC), a global professional services firm, in June 2016, having served in that capacity since 2007. Served as PwC’s Greater Chicago Market Managing Partner from 2003 to 2013 and, prior thereto, Managing Partner of the Cleveland Office.
•Gained significant broad-based experience working with boards and audit committees of Fortune 500 global organizations across multiple markets and industry sectors during his career at PwC.
•A Certified Public Accountant since 1977.
•Has significant expertise as a participating board member of a number of professional, civic and not-for-profit organizations.
Skills and Qualifications
Mr. Henderson’s extensive experience in managing and overseeing businesses and working with the boards and audit committees of complex global companies, his other board leadership roles and leadership roles at a major professional services firm, as well as his experience with risk oversight, bring valuable perspectives to our Board.

2024 PROXY STATEMENT	11

Proposal 1 - Election of Directors

Director since: 2024	Independent: Yes	Committees: Audit

Other Public Directorships
•None
Professional Background
•Has served since May 2022 as Senior Vice President, Architectural Coatings, U.S. and Canada, and Traffic Solutions Business of PPG Industries, Inc., a global manufacturer and distributor of paints, coatings and specialty materials.
•Served as Vice President, Architectural Coatings, U.S. and Canada of PPG Industries, Inc. from May 2019 to May 2022.
•Served as Vice President and President, Life Fitness, for Brunswick Corporation from January 2017 to December 2018.
•Served in various roles with increasing levels of responsibility for General Electric Company, including as a GE Company Officer.
•Served five years as an Officer in the U.S. Army, and currently serves as a director on multiple not-for-profit organizations.
Skills and Qualifications
Mr. Irick’s deep knowledge of global manufacturing, distribution and operations gained from executive leadership roles at various large manufacturing companies brings valuable perspectives to our Board. In addition, his experience leading business units and supervising chief financial officers gives him an understanding of financial reporting issues facing public companies.

Director since: 2014	Independent: Yes	Committees: Compensation (Chair), Corporate Governance and Nominating, Executive

Other Public Directorships
•Conagra Brands, Inc.: Non-Executive Chairman of the Board, Chair of the Executive Committee and a member of the Human Resources and Nominating and Corporate Governance Committees.
Professional Background
•Served as Chairman of Information Resources, Inc., a privately held producer of market and shopper information, from 2013 to 2018.
•Served as senior advisor of Friedman Fleischer & Lowe LLC, a private equity firm, from 2014 to 2016, after serving as an operating partner of that firm.
•Served as Chairman, President and Chief Executive Officer of The Hershey Company, a manufacturer, distributor and marketer of candy, snacks and candy-related grocery products from 2001 through 2007.
•Served as President, Nabisco Biscuit Company, and President of Pillsbury, North America prior to joining The Hershey Company.
•He previously served as a director of Discover Financial Services and McDonald's Corporation.
Skills and Qualifications
Mr. Lenny’s extensive knowledge of strategy, finance, supply chain management and distribution, human resources, sustainability and corporate social responsibility matters gained from experience as Chief Executive Officer of a global Fortune 500 company brings valuable perspectives to our Board. In addition, his current and former board leadership positions in large public companies give him a broad understanding of governance issues facing public companies.

12

Proposal 1 - Election of Directors

Director since: 2024	Independent: No	Committees: Executive

Other Public Directorships
•Masco Corporation: Chair of the Compensation and Talent Committee.
Professional Background
•Has served as the President and CEO of ITW since January 2024.
•Served as Vice Chairman of ITW from August 2015 to December 2023.
•Served as Executive Vice President for ITW's Food Equipment segment from 2010 to 2015.
•Previously served as Group President, Food Equipment segment, and worldwide Group President, Polymers & Fluids segment.
•Serves on the boards of numerous civic and not-for-profit organizations.
Skills and Qualifications
Mr. O’Herlihy’s deep understanding of the Company’s business operations, operating philosophy and culture, his expertise in the application of ITW’s Business Model, as well as his track record of leadership at ITW, bring valuable perspectives to our Board.

Director since: 2012	Independent: No	Committees: Executive

Other Public Directorships
•W.W. Grainger, Inc.: Member of the Audit Committee and Board Affairs and Nominating Committee.
Professional Background
•Has served as Chairman of ITW since May 2015 and served as Chief Executive Officer from November 2012 to January 1, 2024.
•Served as President and Chief Executive Officer of ITW from November 2012 to May 2015 and as President and Chief Operating Officer from October to November 2012.
•Served as Vice Chairman of ITW from December 2008 to October 2012 and Executive Vice President from October 2004 to December 2008.
•Serves on the boards of numerous civic and not-for-profit organizations.
Skills and Qualifications
Mr. Santi’s deep understanding of the Company’s business operations, operating philosophy and culture, his expertise in the application of ITW’s Business Model, as well as his demonstrated success and proven quality of leadership, bring indispensable perspectives to our Board and strong leadership as Chairman.

2024 PROXY STATEMENT	13

Proposal 1 - Election of Directors

Director since: 2009	Independent: Yes	Committees: Audit, Finance (Chair), Executive

Other Public Directorships
•Northern Trust Corporation: Member of the Audit and Executive Committees and the Chairman of the Capital Governance Committee.
Professional Background
•Has served as Executive Vice President for Policy and Legal Affairs and General Counsel of Mutual Fund Directors Forum, a not-for-profit membership organization for independent investment company directors and an advocate on important policy matters, since 2005.
•Held several positions with increasing levels of responsibility at the Securities and Exchange Commission from 1996 to 2005, serving as Associate Director, Division of Investment Management, from 2001 to 2005.
Skills and Qualifications
Mr. Smith’s extensive leadership experience in the finance industry and executive experience with a mutual fund industry organization, along with his legal and regulatory experience, bring valuable perspectives to our Board. In addition, his service on the board of another public company gives him an understanding of governance issues facing public companies.

Director since: 2008	Independent: Yes	Committees: Compensation, Corporate Governance and Nominating (Chair), Executive

Other Public Directorships
•None
Professional Background
•Retired as Executive Vice President and Chief Administrative Officer of Exelon Corporation and President of Exelon Business Services Company, an electric and gas utility company, in October 2005, a position she had held since 2003.
•Served as Chairman and Chief Executive Officer of Exelon Energy Delivery from 2000 to 2003.
•Served as Executive Vice President of Unicom and its chief subsidiary, ComEd, having joined ComEd as General Counsel in 1993, where her experience included supervision and oversight of legal matters and risk management.
•Previously served as a director of State Farm Mutual Automobile Insurance Company and Domtar Corporation.
Skills and Qualifications
Ms. Strobel’s deep knowledge of human capital management, finance, risk management and sustainability matters gained from executive and legal leadership roles with a leading energy provider brings valuable perspectives to our Board. In addition, her past service on the boards of other companies gives her an understanding of compensation and corporate governance issues.

14

Proposal 1 - Election of Directors
Director Qualifications and Succession Planning
The Corporate Governance and Nominating Committee periodically reviews with the Board the skills and characteristics required of Board members in the context of the current make-up of the Board and screens and recommends director nominees to the full Board. When evaluating director nominees, the Board considers skills (such as an understanding of manufacturing, finance and capital allocation, human capital management), international background and/or global operations experience, executive leadership experience, diversity (including racial, ethnic and gender diversity), and ability to provide strategic insight and direction on the Company’s key initiatives. In addition to skills and experience, Board candidates are considered based upon various criteria, such as their personal integrity and judgment, global business and societal perspective, and concern for the long-term interests of our stockholders. There are no Board diversity quotas, but racial, ethnic and gender diversity are factors considered in the director selection process. Of the twelve director nominees, three are women and two are African-American men. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the global manufacturing environment. Accordingly, we seek to attract and retain a diverse board composed of highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company.
Pursuant to ITW’s Corporate Governance Guidelines, a director may not stand for re-election after his or her 75th birthday, except in rare circumstances approved by the Board. The Committee believes it is important to replace skills that may be lost as directors approach retirement age and to identify skills to supplement existing board experience. The Committee discusses with the full Board its analysis of the characteristics and key attributes for future Board candidates. After receiving recommendations for nominations from the Corporate Governance and Nominating Committee, the Board nominates or elects candidates for director.

Director Experience, Attributes and Skills

Other Public Company Board/Corporate Governance Experience
Executive Leadership
Global
Manufacturing & Operations
Finance/Capital Allocation
Risk Management
Human Capital Management
Corporate Responsibility/ Sustainability
Women
Racial/Ethnic Diversity

2024 PROXY STATEMENT	15

Proposal 1 - Election of Directors
Board Independence
Our Corporate Governance and Nominating Committee conducts an annual review and makes a recommendation to the full Board as to whether each of our directors meets the applicable independence standards of the NYSE. In accordance with the NYSE listing standards, our Board of Directors has adopted categorical standards for director independence, including heightened standards applicable to members of our Audit and Compensation Committees. A copy of the Company’s Categorical Standards for Director Independence are included in our Corporate Governance Guidelines that are posted on our website at: https://investor.itw.com. A director will not be considered independent unless the Board of Directors determines that the director has no material relationship with the Company (directly, or as a partner, stockholder or officer of an organization that has a material relationship with the Company).
The Board has determined that, other than E. Scott Santi and Christopher A. O'Herlihy, each of our current directors has no material relationship with the Company other than as a director and is independent within the meaning of the Company’s Categorical Standards for Director Independence and the listing standards of the NYSE. In making its independence determinations, the Board of Directors has broadly considered all relevant facts and circumstances including that: (1) Ms. Crown and Messrs. Henderson and Smith serve as directors of Northern Trust Corporation and its subsidiary, The Northern Trust Company, with which the Company has a commercial banking relationship; (2) Messrs. Brutto, Henderson and Lenny and Ms. Grier serve as directors of companies that have an existing customer or supplier relationship with the Company; and (3) Messrs. Ford and Irick are officers of companies with which we conduct business. The Board has concluded that these relationships are not material within the standards set forth above and, therefore, do not impair the independence of these directors.
Director Candidate Selection Process
The Corporate Governance and Nominating Committee, or other members of the Board of Directors, may identify a need to add new members to the Board of Directors with specific skills or to fill a vacancy on the Board. At that time, the Corporate Governance and Nominating Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. (Mr. Irick was first identified as a director candidate by a third-party search firm.) An initial qualified candidate or a slate of qualified candidates would be identified and presented to the Committee for its evaluation. Candidates whose skills, background and qualifications are deemed to be a good fit with the Board then meet with a number of individual directors and senior executives for further evaluation. The Committee would then seek full Board approval of the selected candidate(s).
Shareholder Nominations
Our by-laws permit any stockholder or group of up to 20 stockholders meeting certain ownership requirements to nominate a director candidate or candidates for inclusion in our proxy statement and form of proxy. For a description of the process for submitting a director candidate through the use of proxy access, see “Other Information—Submitting Proxy Proposals and Director Nominations for the 2025 Annual Meeting—How do I use proxy access to nominate a director candidate to be included in ITW’s 2025 Proxy Statement?” Our by-laws also permit stockholders to nominate directors for consideration at an annual meeting of stockholders without requiring that their nominees be included in our proxy statement and form of proxy. The Corporate Governance and Nominating Committee will consider a candidate who has been properly nominated pursuant to Article II, Section 10 of the Company’s by-laws by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Committee has no obligation to recommend that candidate for nomination. For a description of the process for submitting a director candidate without proxy access, see “Other Information—Submitting Proxy Proposals and Director Nominations for the 2025 Annual Meeting—How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?”

16

Corporate Governance
Board of Directors and its Committees
Board Leadership Structure
E. Scott Santi, Non-Executive Chairman
Pursuant to the Company’s Corporate Governance Guidelines, the Board examines whether the role of Chairman and CEO should be combined each time the Board elects a new CEO, and may determine to separate or combine the offices of Chairman and CEO at such other times as it deems appropriate. Both leadership structures have been used at different times.
The Board annually reviews its leadership structure as well as the composition and leadership of the Board Committees, and confirms or makes adjustments to Board leadership positions and Committee composition through annual Board action. In September 2023, Mr. Santi announced his retirement from the role of CEO effective January 1, 2024. The Board elected Christopher A. O'Herlihy to succeed Mr. Santi as CEO and decided to again separate the roles of Chairman and CEO. The Board elected Mr. Santi as Non-Executive Chairman and believes that he is best positioned to lead the Board in its ongoing oversight of the Company's operation and strategy given his deep understanding of the Company's Business Model, culture and strategy.
Richard H. Lenny, Independent Lead Director
Since 2015, the Board has elected a strong independent director as Lead Director. The Board believes that this structure, which calls for a strong, independent and highly experienced lead director with well-defined responsibilities, along with the Company’s experienced and engaged independent directors, provide effective oversight of the Company’s management. Mr. Richard H. Lenny was appointed Lead Director by the Board effective May 8, 2020. Mr. Lenny is a highly experienced director who has held several board and management leadership roles and currently serves as Non-Executive Chairman of the Board of Conagra Brands, Inc. In conjunction with the Board’s role in overall strategy and succession planning as described below, Mr. Lenny actively engages with our Chairman and our CEO on such matters. Additionally, Mr. Lenny works closely with our Chairman and has direct input into meeting agendas that guide the Board in performing its oversight function, including with respect to the Company’s sustainability strategies, Board and executive succession, and Board evaluations.
In addition to the duties and responsibilities noted above, the Corporate Governance Guidelines state that the Lead Director will:
•preside at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors;
•act as a key liaison between the chairman and the independent directors;
•have the authority to call meetings of the independent directors, when necessary;
•collaborate with the chairman on meeting agendas for the Board;
•communicate Board member feedback to the chairman;
•if requested by major stockholders, ensure that he or she is available for consultation and direct communication; and
•perform such other duties as requested by the Board.
Board Committees
Our Board has established and delegated certain authorities and responsibilities to five committees: Audit, Compensation, Corporate Governance and Nominating, Finance and Executive committees. Under the terms of the respective charters, each member of the Audit, Compensation, and Corporate Governance and Nominating Committees must meet applicable New York Stock Exchange (NYSE) and SEC independence requirements. Each committee regularly reports its activities to the full Board of Directors.

2024 PROXY STATEMENT	17

Corporate Governance

Key Responsibilities
•Responsible for the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the independence and performance of ITW’s independent registered public accounting firm, and the performance of the Company’s internal audit function.
•Responsible for the oversight and engagement of our independent registered public accounting firm and assists the Board with respect to matters involving and overseeing accounting, financial reporting, and internal audit functions.
•Annually reviews legal affairs, compliance program and environmental, safety and health matters that may have a material impact on the Company’s financial statements or the Company’s compliance policies, as required by the Audit Committee charter.
•Reviews and evaluates certain of our policies and practices with respect to risk assessment and risk management, including major financial risk exposures and steps taken by management to monitor and control such exposures.
•Receives quarterly cybersecurity reports from management.
Additional information on the Audit Committee and its activities is set forth under “Audit Committee Report.”

Key Responsibilities
•Establishes and oversees the Company’s executive compensation philosophy, programs and policies, including ensuring that executive compensation is aligned with Company and individual performance.
•Recommends to the other independent directors compensation for the chief executive officer, reviews and, as appropriate, approves the chief executive officer’s recommendations regarding the compensation of our other executive officers, and makes recommendations regarding new incentive compensation and equity-based plans or amendments to any existing plans.
•Reviews and evaluates risks arising from our compensation policies and practices and providing input to management on whether such policies and practices may have a material adverse effect on the Company.
•The Committee may, in its discretion, form and delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In addition, the Committee may, in its discretion and subject to the requirements of applicable law, authorize one or more senior officers of the Company to act on its behalf.
Independent Compensation Consultant
Under its charter, the Compensation Committee may retain an independent compensation consultant or other advisors. In 2023, the Compensation Committee engaged Meridian Compensation Partners LLC (Meridian), an independent advisor to review the Company’s overall executive compensation program, review the peer group of companies used by the Compensation Committee for comparison purposes and assess our compensation governance process. Based on representations from Meridian and executive officers and directors of the Company, the Compensation Committee has determined that Meridian and their respective individual compensation advisors to the committee are independent. See “Compensation Discussion and Analysis—How We Make Compensation Decisions—Role of the Compensation Consultant.”
Additional information on the Compensation Committee, its activities, its relationship with its compensation consultant and the role of management in setting compensation is provided under “Compensation Discussion and Analysis.”

*    Joined the Audit Committee effective February 1, 2024.

18

Corporate Governance

Key Responsibilities
•Identifies, evaluates and recommends director candidates.
•Develops, administers and recommends corporate governance guidelines.
•Reviews and makes recommendations on matters of corporate governance and associated risks.
•Oversees the evaluations of the performance and procedures of the Board and individual directors.
•Makes recommendations as to Board committees and Board size.
•Makes a recommendation to the Board regarding the determination of director independence for the Board, the Audit Committee and the Compensation Committee.
•Reviews the Board qualification criteria for Board members.
•Oversees and makes recommendations to the independent directors regarding non-employee director compensation.
•Reviews and makes recommendations to the Board with respect to shareholder proposals.

Key Responsibilities
•Reviews, evaluates and recommends management’s proposals to the Board relating to the Company’s financings and dividend policy.
•Periodically reviews and evaluates the Company’s capital structure and capital allocation strategy as well as risks arising from the Company’s treasury function.
•Reviews and evaluates an annual summary of the funding and investment status of significant benefit plans sponsored by the Company globally.

Key Responsibilities
•May act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive Committee’s authority in certain matters is limited by law and our by-laws.

*    Joined the Executive Committee January 1, 2024.

2024 PROXY STATEMENT	19

Corporate Governance
Meetings and Attendance; Executive Sessions
The Company’s Board of Directors met six times during 2023. Non-employee directors, all of whom were independent, met five times in 2023 in regularly scheduled executive sessions in conjunction with the regular Board meetings. The Company strongly encourages its directors to attend all Board and committee meetings and the Annual Meeting of Stockholders. In 2023, all of the then-serving directors attended 100% of the meetings of the Board and the committees on which they served and the Annual Meeting of Stockholders.
Director Education and Orientation Program
The Company provides its new directors with extensive onboarding materials covering our corporate governance practices and policies, the ITW Business Model, ITW's Enterprise Strategy, financial performance, talent development, and sustainability strategy. New directors also have individual meetings with the Chairman, Lead Director, other Board members and senior executives. The Company provides directors with access to professional development training opportunities, including membership in National Association of Corporate Directors, as well as subscriptions to a publication focused on governance issues for public company directors.
Each year management and outside experts present to the Board on a variety of topics, including strategic planning, regulatory developments, cybersecurity, sustainability initiatives, and business updates on the operating segments. As part of their Board service, directors periodically visit ITW businesses in various locations, including international locations, to gain a deeper understanding of the ITW Business Model in practice, to meet members of management and other employees, and to learn about the company’s operating segments.
Board Evaluations
The Board of Directors and the Audit, Compensation, Finance and Corporate Governance and Nominating Committees conduct annual evaluations that assess the effectiveness, processes, skills, functions and other matters relevant to the Board as a whole or to the particular committee. Results of the evaluations are summarized and discussed at Board and committee meetings. In addition, the Board conducts a peer review evaluation led by our independent Lead Director, whereby each Board member evaluates the contributions of the other Board members, and each director receives feedback from this peer review from our independent Lead Director. The evaluation process provides the Board with actionable feedback to enhance its performance and effectiveness.

20

Corporate Governance
Board’s Role in Risk Oversight
ITW’s Board of Directors is responsible for providing oversight and strategic guidance to management to support the long-term interests of our stakeholders.

Board of Directors
•The Board of Directors is responsible for the overall risk oversight of the Company with a focus on the most significant risks facing the Company.
•The Board annually reviews enterprise risks with management and identifies key risks for ongoing assessment and mitigation. Regular updates on the key enterprise risks from the Company's business segments and corporate functions (and outside experts, as appropriate) are provided to the Board and/or Board Committees annually or more frequently.
•Regular access to information provides the Board with opportunities to effectively exercise its oversight function and provide leadership and support to management in a challenging environment.

Audit Committee
•The Board has delegated to the Audit Committee the responsibility to review and evaluate the Company’s overall financial and compliance risk policies and practices, including certain legal affairs, compliance program, cybersecurity and environmental, safety and health matters and related policies.

Compensation Committee
•The Board has delegated to the Compensation Committee the responsibility to review and evaluate the risks arising from the Company’s compensation policies and practices.
•The Compensation Committee also advises management on whether the Company’s compensation policies and practices may have a material adverse effect on the Company.

Corporate Governance and Nominating Committee
•The Board has delegated to the Corporate Governance and Nominating Committee the responsibility to advise the Board on matters of corporate governance and associated risks.

Finance Committee
•The Board has delegated to the Finance Committee the responsibility to review and evaluate the risks relating to financings, capital structure, pension obligations, and other treasury functions.

•In instances where a particular committee reviews certain risks, that committee reports on those risks to the full Board on a regular basis.

Management
•The Board’s oversight process builds upon management’s annual enterprise risk assessment.
•Company management presents on the enterprise risks, at least annually, at meetings of the Company’s Board and Board committees, providing them with an opportunity to discuss the risks and the Company’s risk mitigation processes.

2024 PROXY STATEMENT	21

Corporate Governance
Key Areas of Board Oversight

Board Oversight of Strategy
The Board has an active role in the Company’s overall strategy. Each year, the Board conducts a comprehensive, in-depth review of the Company’s long-term strategy and actively monitors and reviews management’s progress in executing it. The Board also conducts an annual review of the Company’s corporate governance practices. In addition, throughout the year the Board conducts individual segment strategy reviews with segment leadership.
Board Oversight of Cybersecurity
The Board annually reviews and evaluates the Company’s cybersecurity policies and practices with respect to risk management as well as steps taken by management to monitor and control such exposures. In addition, the Audit Committee receives quarterly cybersecurity reports from management and any additional reports as necessary and appropriate.
Board Oversight of Sustainability Strategy
The Board and management are committed to operating our business in a way that demonstrates our dedication to global environmental sustainability. The Board plays an active role in the oversight of ITW’s sustainability strategy, including environmental, social and governance matters. The Board receives periodic updates from management regarding the Company’s sustainability initiatives and progress, which may include discussions relating to sustainability risks, priorities and reporting, and annually reviews and approves the Company’s sustainability strategy. Additionally, Board committees may also review components of the sustainability strategy that fall within their purview.
Executive Succession Planning
The Board recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s CEO and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances ITW’s strategic objectives, including the Company’s diversity goals, the CEO reports at least annually to the Board on the Company’s organizational needs, its leadership pipeline and the succession plans for critical leadership positions.
On an annual basis, the Board also conducts a detailed review of executive succession plans, in addition to addressing the Company’s talent management initiatives and discussing individuals who are considered potential future senior executives of the Company. Similarly, leadership development, including succession planning, is a top priority of the CEO and the senior executive team.

22

Corporate Governance
Shareholder Engagement
Shareholder Outreach Activities
We believe regular, proactive communications with our shareholders to be in the long-term best interests of the Company.

How We Engage with Our Shareholders
Our investor communications and outreach typically include the following:
  Investor day meetings
  Quarterly earnings conference calls
  Investor conferences
  Shareholder meetings and calls throughout the year
  Annual sustainability-focused engagement

Topics We Discuss with Our Shareholders
The meetings provide a forum to engage with our shareholders on topics including:
  Strategy
  Financial performance
  Capital allocation
  Environmental strategies and GHG reduction targets
  Governance and board oversight

Throughout 2023, management representatives led numerous meetings on these topics and sought valuable feedback from our shareholders.
We regularly engage with shareholders holding more than a majority of our shares regarding environmental, social and governance topics, shareholder proposals and any other topics of interest to our shareholders, and we share feedback we receive from our shareholders with our Board.

In 2023, we received valuable inputs from our shareholders related to our progress in executing our sustainability strategy. We also received supportive feedback regarding Board composition, diversity and inclusion strategies and progress, employee resource groups, and our greenhouse gas emissions reduction strategies, goals and progress.
Overall, the discussions were positive, with shareholders expressing strong support for the Company’s Board, current governance practices and progress in executing our sustainability strategy.

How to Communicate with our Directors
Shareholders and other interested parties may communicate with any of our directors, including our independent Lead Director, or with the independent directors as a group by sending an e-mail to independentdirectors@itw.com or by writing to the independent directors as a group or to any of our directors c/o Illinois Tool Works Inc., 155 Harlem Avenue, Glenview, IL 60025, Attention: Secretary, with a designation on the outside of the envelope as a “Board Communication.” Relevant communications will be forwarded by the Secretary to the appropriate directors depending on the facts and circumstances outlined in the communication.

2024 PROXY STATEMENT	23

Corporate Governance
Other Governance Matters
Corporate Governance Policies and Code of Conduct
One of our core values is integrity, and we have long believed that strong corporate governance is important to assure that the Company is managed for the long-term benefit of its stockholders. Accordingly, we continuously review our corporate governance policies and practices not only for compliance with applicable laws, the rules and regulations of the SEC, and the listing standards of the NYSE, but also for strong corporate governance and social and environmental responsibility principles and standards of behavior.
•Our Corporate Governance Guidelines provide a framework for the effective governance of the Company and address such matters as Board structure, Board governance and the respective responsibilities of the Chairman and the independent Lead Director.
•Our Code of Conduct sets forth standards of conduct applicable to all employees and directors, and all relevant aspects of our Code of Conduct are also applied to our suppliers through our Supplier Code of Conduct.
•Our Global Anti-Corruption Policy emphasizes the importance of complying with anti-corruption laws of all countries in which ITW and our divisions, subsidiaries, agents, consultants and affiliates operate.
•Our Code of Ethics sets forth standards of ethical dealing, full and fair disclosure and compliance applicable to our CEO, CFO, and all key financial personnel.
•Our Sustainability Report describes our sustainability strategy and our commitment to robust governance and ethics, our people, our communities and our environment and provides information about our goals and progress in these areas.
Each of the Audit, Compensation and Corporate Governance and Nominating Committees operate under written charters that have been approved by the full Board. Each Committee reviews its charter annually and recommends that the Board of Directors approve any changes. Our website (https://investor.itw.com) includes the charters of these committees, the Company’s Corporate Governance Guidelines, the Code of Conduct, the Global Anti-Corruption Policy, the Code of Ethics for the Chief Executive Officer and key financial and accounting personnel, and the Sustainability Report, none of which is incorporated herein by reference. Any amendments to or waivers of the Code of Ethics will be promptly posted on our website. Copies of these documents will be provided, without charge, upon request.
Certain Relationships and Related-Party Transactions
We review related-party transactions in accordance with our Code of Conduct, by-laws and Corporate Governance Guidelines, rather than a separate written policy. A related-party transaction is a transaction involving the Company and any of the following persons: a director, director nominee or executive officer of the Company; a holder of more than 5% of ITW common stock; or an immediate family member or person sharing the household of any of these persons.
The ITW Code of Conduct states that our directors, officers and employees must avoid engaging in any activity that might create a conflict of interest or a perception of a conflict of interest. These individuals are required to raise for consideration any proposed or actual transaction that they believe may create a conflict of interest. Our by-laws provide that no related-party transaction is void or voidable solely because a director has an interest if (1) the material facts are disclosed to or known by the Board of Directors and the transaction is approved by the disinterested directors or an appropriate Board committee comprised of disinterested directors, (2) the material facts are disclosed to or known by the stockholders and the transaction is approved by the stockholders, or (3) the transaction is fair to the Company as of the time it is approved. Our Corporate Governance Guidelines provide that the Board will apply established Categorical Standards for Director Independence in making its independence determinations. Under the standards, certain relationships between the Company and a director would preclude a director from being considered independent.
On an annual basis, each director, director nominee and executive officer completes a Directors’ and Officers’ Questionnaire, which requires disclosure of any transactions with the Company in which he or she, or any member of his or her immediate family, has a direct or indirect material interest. The Corporate Governance and Nominating Committee reviews the results of these questionnaires and discusses any related-party transaction disclosed therein.
In addition, under its charter, the Audit Committee is responsible to conduct a reasonable prior review, and provide oversight, of all material related-party transactions for potential conflicts of interest and to approve such transactions only if it determines the transaction is consistent with the interests of the Company and its shareholders. In reviewing related-party transactions, the Audit Committee considers the factors set forth in our Code of Conduct, by-laws and Corporate Governance Guidelines, as well as other factors, including the Company’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, and the potential for an actual or apparent conflict of interest. No member of the Audit Committee having an interest in a related-party transaction may participate in any decision regarding that transaction.

24

Director Compensation
Our non-employee directors receive retainer-only compensation with no fees for attending meetings, which is an expected part of Board service. Our committee chairs and Lead Director (and commencing in 2024, our Non-Executive Chairman) receive additional retainers for their service in these capacities, and all Board members receive an annual equity grant based on a fixed-value amount with immediate vesting that avoids entrenchment. Our directors’ compensation is compared to that of the same peer group of companies used for executive compensation comparisons.
The Corporate Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding non-employee director compensation based on comparisons of financial performance and median compensation levels of our peer group prepared by Meridian. Based on the Committee's review and recommendation, the Board approved an increase in the annual Cash Retainer fee from $135,000 to $140,000 and an increase in the additional annual retainer for the Lead Director from $35,000 to $45,000, effective April 1, 2023. The Board also approved an increase in the value of the annual non-employee director stock grant from $170,000 to $185,000, effective for the grants issued on May 5, 2023.
Annual Fees
The following table shows the non-employee director compensation for 2023. Non-employee directors are given the opportunity to elect to receive all or a portion of their annual cash retainer, including chair and Lead Director fees, in an equivalent value of ITW common stock pursuant to our 2015 Long-Term Incentive Plan. The number of ITW shares to be issued to a director is determined by dividing the dollar amount of the fee subject to the election by the fair market value of ITW common stock on the date the fee otherwise would have been paid in cash.

Director Compensation Mix		Additional Annual Cash Retainers

Annual Cash Retainer:	$140,000	Lead Director:	$45,000

Annual Stock Grant:	$185,000	Committee Chairs:

		•Audit Committee •Compensation Committee •Corporate Governance and Nominating Committee •Finance Committee •Executive Committee	$25,000 $25,000 $20,000 $15,000 $5,000
Directors’ Deferred Fee Plan
Non-employee directors can defer receipt of all or a portion of their annual cash retainer, including chair and Lead Director fees, and/or stock grant until retirement or resignation. Deferred cash amounts are credited with interest quarterly at 120% of the applicable federal long-term rate for the quarter. Cash fees may be deferred as cash or ITW common stock. If a director elects to defer receipt of any ITW common stock to be received in lieu of a cash payment and/or any portion of his or her stock grant, the deferred shares are credited as stock units to an account in the director’s name. The account receives share-equivalent credit for cash dividends and is adjusted for stock dividends, splits, combinations or other changes in ITW common stock upon retirement, resignation or a corporate change (as defined in our 2015 Long-Term Incentive Plan), with any fractional shares paid in cash.

2024 PROXY STATEMENT	25

Director Compensation
ITW Common Stock Grant
The Company grants stock to its non-employee directors under our 2015 Long-Term Incentive Plan, which links this element of compensation to long-term performance. Under our director compensation program, non-employee directors serving in 2023 received an annual stock grant equivalent in value to approximately $185,000.
Director Compensation in Fiscal Year 2023
The following table summarizes the compensation for our non-employee directors who served during 2023.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(3)		All Other Compensation ($)(5)		Total ($)
Daniel J. Brutto	138,750		184,939		15,000		338,689
Susan Crown	143,750		184,939	(4)	15,000		343,689
Darrell L. Ford	138,750	(2)	184,939	(4)	—		323,689
Kelly J. Grier	138,750		184,939		15,000		338,689
James W. Griffith	138,750		184,939	(4)	25,000	(6)	348,689
Jay L. Henderson	157,500		184,939		—		342,439
Richard H. Lenny	205,000		184,939	(4)	15,000		404,939
David B. Smith, Jr.	153,750	(7)	184,939		15,000		353,689
Pamela B. Strobel	160,000		184,939	(4)	16,500	(8)	361,439
Anré D. Williams(9)	53,462		—		—		53,462
(1)Cash fees include the annual retainer, Lead Director fee and committee chair fees, as applicable.
(2)100% of cash fees earned in 2023 were converted into 580 shares of ITW common stock and were deferred.
(3)Each director serving in 2023 (other than Mr. Williams, who retired in May 2023) received an annual stock grant of 803 shares equivalent in value to approximately $185,000.
(4)These directors elected to defer receipt of their entire stock grant.
(5)Represents amounts paid by the Company to charitable organizations as part of the Company’s matching gift program, which is available to all employees and directors up to a maximum of $15,000 per year.
(6)Represents amount paid by the Company as a match for the Ukraine Relief Campaign, which was separate from the Company's regular matching gift program and had been offered to all employees and directors.
(7)100% of cash fees earned in 2023 were converted into 642 shares of ITW common stock.
(8)A charitable organization designated by Ms. Strobel received an additional $1,500 match for volunteer hours.
(9)Mr. Williams retired from the Board of Directors effective May 5, 2023.

26

Executive Compensation
In accordance with the recommendation by the Board and the preference expressed by our stockholders at the 2023 Annual Meeting, the Company holds an advisory vote to approve executive compensation annually until the next advisory vote on the frequency of such advisory votes in 2029. The Company is seeking your advisory vote to approve executive compensation, as disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and any related material disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation, but because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company.
We believe that our executive compensation program is competitive and closely aligned with our strategic performance goals and the long-term interests of our stockholders. Our compensation program and structure are more fully described in the “Compensation Discussion and Analysis” and “NEO Compensation” sections of this proxy statement. We encourage you to closely review this information before voting on the compensation we paid to our NEOs in 2023.
We ask our stockholders to approve, on an advisory basis, the compensation of our NEOs by voting “FOR” the following resolution:
Resolved: that the compensation of the named executive officers of Illinois Tool Works Inc. (the Company) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under “Compensation Discussion and Analysis,” in the Summary Compensation Table, the related compensation tables and the related narrative disclosures in the Company’s proxy statement for its 2024 Annual Meeting, is hereby approved.

2024 PROXY STATEMENT	27

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides detailed information about our 2023 compensation programs, policies, and practices, as well as the principles and philosophy utilized by the Compensation Committee (the Committee) regarding these programs for the named executive officers (NEOs) in the Summary Compensation Table. For 2023, our NEOs are:
•E. Scott Santi, Non-Executive Chairman (Chairman and Chief Executive Officer until January 1, 2024)
•Christopher A. O’Herlihy, President and Chief Executive Officer (Vice Chairman until January 1, 2024)
•Michael M. Larsen, Senior Vice President and Chief Financial Officer
•Mary K. Lawler, Senior Vice President and Chief Human Resources Officer
•Axel R.J. Beck, Executive Vice President
Executive Compensation Table of Contents

28

Compensation Discussion and Analysis
Executive Overview

Our Business Model
The ITW Business Model is the core source of our competitive advantage as a company. It drives our ability to win with customers and deliver differentiated returns for our shareholders. It is a powerful and proprietary set of strategic, operational, and cultural practices that have been in a state of continual development and evolution inside the Company for over 30 years.
In late 2012, we launched our Enterprise Strategy with the explicit goal of positioning ITW to deliver solid growth with best-in-class margins and returns by focusing the entire Company on utilizing our highly differentiated and proprietary ITW Business Model to its full potential.

ITW’s Enterprise Strategy (2012-2023)
When we launched our Enterprise Strategy in 2012, our simple idea was to focus the entire Company on leveraging what we believed at the time to be a very powerful but significantly underutilized ITW Business Model to its full potential. Over the last eleven years, through the continuing evolution and execution of our Enterprise Strategy framework, we have demonstrated that ITW has the most powerful and competitive business model in the industrial arena. During this time, ITW’s operating margin has increased from 15.9 percent to 25.1 percent and After-tax Return on Average Invested Capital (After-tax ROIC)** has increased from 14.5 percent to 30.4 percent. Over this same period, we have grown Earnings Per Share (EPS) by a compound annual rate of 11 percent, the Company’s market capitalization has more than tripled, we paid out $12 billion in dividends and total shareholder returns were 454% vs. 326% for ITW’s proxy peer group and 312% for the S&P 500.
Operating Margin
After-tax ROIC**
Earnings Per Share (diluted)
Market Capitalization****
*    As reported in the Company’s 2012 Form 10-K.
**    After-tax ROIC and 2012 adjusted EPS are non-GAAP measures. See Appendix B for information regarding these non-GAAP measures.
***    As reported in the Company’s 2013 Form 10-K.
****    As of January 1, 2012 and December 31, 2023.

2024 PROXY STATEMENT	29

Compensation Discussion and Analysis
2023: Record Financial Performance in a Challenging Environment
In 2023, we continued to leverage the strength and resilience of our proprietary business model and high-quality diversified portfolio to deliver another year of strong operational and financial performance despite the challenging and volatile macro demand environment. As a result of the collective efforts of the ITW team around the world, we achieved the following 2023 financial performance highlights:
•Revenue of $16.1B, organic growth of 2%
•Record operating income of $4B, +7%
•Peer group best-in-class After-tax ROIC1 of 30.4%, an increase of 130 basis points
•Peer group best-in-class operating margin of 25.1%, an increase of 130 basis points
•GAAP EPS of $9.74, an increase of 6% (excluding $0.60 of divestiture gains in 2022) 2
•$3.1B returned to shareholders, annual dividend increase of 7% (raised for the 60th consecutive year)

After-tax ROIC [1]	Operating Margin

Earnings Per Share (diluted)	Annual Dividend per Share

1After-tax ROIC is a non-GAAP measure. See Appendix B for information regarding this and other non-GAAP measures.
22022 EPS excludes the net impact of gains of $0.60 from two divestitures in the fourth quarter of 2022, as these divestiture gains were excluded from the 2022 operating results in determining long-term incentive award payouts.
We delivered these results while continuing to fully fund projects to accelerate above market organic growth and sustain productivity in our highly profitable core businesses.

30

Compensation Discussion and Analysis
Enterprise Strategy: Next Phase (2024-2030)
In the Next Phase of the Company’s evolution, the ITW Business Model and the Enterprise Strategy framework will continue to be as formidable of a competitive advantage and performance differentiator as it has been over the last decade, if not more so. Volatility, risk, and the pace of change in the global operating environment will continue to increase. Our decentralized entrepreneurial culture allows us to be a fast adaptor – to read, react, respond, and evolve. Our ability to consistently execute and invest through the business cycle is a defining competitive advantage for the Company.
Throughout our Next Phase, we are focused on building organic growth into a core ITW strength on par with our world-class financial performance and operational capabilities. We are also committed to attracting, developing and retaining great ITW leaders and talent, which will be a key enabler to delivering superior results. As we do this, we will sustain the foundational strengths we have built over the past decade, including high-quality ITW Business Model practice across the company. We believe that Customer-Back Innovation (CBI) will be the most impactful driver to achieve high-quality organic growth through the cycle. To be successful, our divisions will continue to invest time and effort to establish trusted problem solver relationships with key customers so they can effectively invent solutions that address their customers' most critical pain points or tackle their biggest growth opportunities. Contributions from CBI, coupled with underlying market growth and share gains, are how the Company intends to achieve its high-quality organic growth.
2030 Performance Goals
How We Align Executive Compensation with Our Long-Term Enterprise Strategy
The independent members of our Board of Directors and Compensation Committee are responsible for aligning executive incentives with the Company’s strategy and the best interests of our stockholders. The Board believes that the Company has a strong track record of thoughtful and diligent governance and execution with respect to aligning executive incentives, as evidenced by our stockholders’ overwhelming and continuing support for our annual advisory vote on executive compensation.
The Compensation Committee uses our long-term Enterprise Strategy as a framework to guide our executive compensation decisions. Our programs are designed to be highly performance-oriented, with rigorous financial goals to reward our executives for best-in-class performance. We regularly review our annual and long-term incentive plan metrics to ensure ongoing alignment with the strategy’s initiatives and performance objectives.
We generally link 50 percent of our executives’ target long-term incentive opportunity to performance awards consisting of share-based units and cash, with three performance goals: three-year average (i) Operating Margin, (ii) After-tax ROIC, and (iii) EPS growth. The remaining 50 percent of our target long-term incentive opportunity consists of stock option awards that only provide compensation value as our stock price increases. Notably, we do not provide any time-vested full value equity awards (i.e. restricted stock units) to our NEOs.

2024 PROXY STATEMENT	31

Compensation Discussion and Analysis
ITW’s Focus on Performance-Based Compensation in 2023
Variable pay makes up a substantial portion of CEO and NEO compensation, as illustrated in the graphs below. We believe that the mix of incentives in our executive compensation plans continues to support the achievement of the current phase of our strategy. For 2023, the mix of compensation for our CEO and NEOs was:

CEO

Other NEOs
Note: The charts above reflect total compensation awarded to the CEO and other NEOs in 2023, which is the sum of base salary, target EIP and the grant date fair value of long-term cash and equity incentives.
The metrics in our annual and long-term incentive plans are designed to reward superior Company and business segment performance. The following table shows the financial performance metrics for the NEOs used in the Company’s 2023 Executive Incentive Plan (EIP) and 2023-2025 Performance Share Units (PSUs) and Performance Cash awards granted under the long-term incentive plan.

Plan	Performance Measure	Weight
2023 Executive Incentive Plan	Organic Revenue Growth	40%
	Operating Income Growth	60%
2023-2025 Performance Share Units & Long-term Performance Cash	Operating Margin	33.33%
	After-tax ROIC	33.33%
	EPS Growth	33.33%

32

Compensation Discussion and Analysis
ITW Three-Year CEO Pay Versus Cumulative TSR Comparison
Each component of the Company’s compensation structure plays an integral role in motivating our executives to maximize ITW’s long-term performance potential. As noted above, 92 percent of the CEO’s 2023 compensation is variable pay tied to the successful achievement of the Enterprise Strategy’s long-term performance objectives. The following table shows total CEO pay relative to the Company’s cumulative TSR performance over the last three years.
ITW Three-Year CEO Pay Versus Cumulative TSR (2021-2023)
Notes:
•CEO Pay represents Mr. Santi’s compensation levels based upon salary and annual incentive compensation as reported in the Summary Compensation Table (SCT), annual Performance Share Units (PSUs) and Long-term Performance Cash valued at year end at target performance, and stock option values based on a lattice-based valuation model valued at year end.
•Indexed TSR line assumes $100 invested on 12/31/2020 in ITW stock, including the reinvestment of dividends.

2024 PROXY STATEMENT	33

Compensation Discussion and Analysis
Executive Compensation Highlights
Compensation Philosophy

Philosophy	Key Components

Our executive compensation philosophy is designed to deliver competitive total compensation upon the achievement of our strategic objectives, which will attract, motivate and retain leaders who drive the creation of long-term stockholder value.

Target total compensation is based on the median of our peer group and other relevant external market data. Actual compensation is determined by achievement of results based on our goals aligned with ITW’s strategy.

Individual executive compensation is then established based on an executive’s scope of responsibility, impact on profitable growth, individual performance and breadth of experience.

Pay-for-performance through short- and long-term incentives links compensation to Company and business segment performance. This “pay-at-risk” aligns executive interests with those of our stockholders to help promote the short- and long-term growth of ITW.

Compensation Objectives
We emphasize a total compensation approach in establishing individual executive compensation levels with each component of compensation serving a specific purpose. In addition to paying a competitive base salary, we use a mix of different performance-based components of compensation that reward different aspects of Company, business segment, and individual performance. Our 2023 executive compensation program consisted of both fixed (base salary) and variable (annual cash incentives and long-term incentive compensation) components, as illustrated below:

Compensation Component
	CEO	Other NEOs	Form	Objective
Base Salary			Cash	•Offer competitive pay levels to attract and retain highly qualified leaders •Reflective of individual performance, experience and scope of responsibility

Annual Executive Incentive Plan			Cash	•Motivate executives to achieve annual Company and business segment performance goals

Performance Cash			Cash

Performance Share Units (PSUs)			Equity	•Reward executives for delivering on the long-term performance goals aligned with the Company’s strategy and creating long-term stockholder value

Stock Options			Equity

34

Compensation Discussion and Analysis
Ongoing Best Practices
We regularly review and refine our executive compensation programs to ensure they continue to address practices and policies that are aligned with our pay-for-performance philosophy and the interests of our stockholders. In this regard, our 2023 compensation program reflects the following:

What We Do	What We Don’t Do
  Pay for Performance: Our NEOs’ average total target compensation is 83% performance based.
  Robust Stock Ownership Guidelines: We have stock ownership guidelines for our executive officers of 6 x salary for CEO, 3 x salary for Executive Vice Presidents and CFO, and 2 x salary for Senior Vice Presidents. Executives must retain the net after tax shares of vested or exercised awards if an executive does not meet the guidelines within five years.
  Annual “Say on Pay” Vote: We hold an annual advisory vote for our stockholders to review and approve our executive compensation programs.
  Independent Compensation Consultant: The Committee: (1) engages an independent compensation consultant who advises the Committee on regulatory and other current trends and key developments in executive compensation and (2) reassesses its consultant’s independence annually.
  Annual CEO and NEO Performance Review: The Committee conducts an annual review of the performance of the CEO, as well as the other executive officers.
  Annual Review of Compensation Programs: The Committee, with input from its independent compensation consultant, conducts an annual review of our executive compensation programs, considering business strategies, best practices and good governance.
  Clawback Policy: Our Compensation Recovery Policy, updated in 2023, provides for the mandatory reimbursement of incentives if a material financial restatement is required, whether or not based on misconduct, and equity forfeiture provisions for violations of restrictive covenants and certain misconduct whether or not related to restatement.
  Annual Compensation Risk Assessment: Each year we perform an assessment of risks that could result from our executive compensation practices.

  Employment Agreements: We do not provide U.S.-based executive officers with employment agreements.
  Tax Gross-ups: We do not provide tax gross-ups as part of our change-in-control agreements.
  Repricing: We do not allow share repricing within our stock option plan.
  Hedging/Pledging of Company Equity Securities: We prohibit executive officers and directors from engaging in any transaction that is designed to hedge or offset a decrease in the market value of ITW common stock and from pledging ITW equity securities.
  Dividends on Unvested Equity Awards: Dividends accrued on unvested equity awards, including restricted stock units and performance share units, are not paid unless awards vest.
  Single-Trigger Change-In-Control Vesting/Benefits: We do not allow immediate vesting of equity awards that are continued or replaced upon a change-in-control; all such awards allow only double-trigger vesting (change-in-control and termination).

Say on Pay Advisory Voting Results
In 2021, 2022 and 2023, 93.9 percent, 93.4 percent, and 93.1 percent, respectively, of votes cast by stockholders approved the compensation of our NEOs. The Committee believes these favorable votes confirm the pay of our NEOs is appropriately aligned with the performance of the Company and the interests of our stockholders. The Committee therefore determined that it was not necessary to make any changes to our executive compensation practices during 2023 as a result of the Say on Pay votes.
CEO Transition and 2024 Compensation
On January 1, 2024, Christopher A. O'Herlihy became the Company’s President and Chief Executive Officer, after serving as Vice Chairman since 2015 and in other capacities since 1989. In connection with Mr. O'Herlihy's appointment and upon the Committee’s recommendation, the Board of Directors approved the following compensation effective January 1, 2024:
•Base Salary $1,300,000
•Target Annual Incentive 150%

2024 PROXY STATEMENT	35

Compensation Discussion and Analysis
At the same time, our former CEO, E. Scott Santi, transitioned to the role of Executive Chairman. Mr. Santi remained employed by the Company through March 1, 2024, after which he retired and is no longer an employee. The Board of Directors appointed Mr. Santi as Non-Executive Chairman of the Board, effective March 1, 2024. As Non-Executive Chairman of the Board, Mr. Santi will participate in the standard non-employee director compensation arrangements described by this proxy statement. The Board of Directors also approved an additional annual grant of shares of common stock equivalent in value to $250,000 to Mr. Santi in connection with his role as Non-Executive Chairman, to be made on the same date as annual stock grants are made to all non-employee directors.
As Mr. Santi remained CEO until January 1, 2024, and Mr. O'Herlihy's promotion was effective January 1, 2024, this Compensation Discussion and Analysis will address their respective compensation arrangements prior to the year-end transitions.
How We Make Compensation Decisions
Role of the Compensation Committee
The Committee conducts an annual review of ITW’s practices and the compensation of our executive officers to ensure:
•The components of the total compensation package are aligned with the market to attract and retain the caliber of talent required to deliver on our business strategies;
•Compensation decisions are appropriately differentiated to reflect the contributions of our highest performers; and
•Our incentive plans drive performance aligned with our strategy and the Company’s culture and values.
In making its executive compensation decisions and recommendations, the Committee is guided by the following factors:
•Our compensation philosophy;
•Compensation comparisons from a peer group of diversified multinational industrial companies with similar size, value, and complexity; and
•Our executives' contribution to our short- and long-term goals based on profitable growth and strong returns on capital.
See “Board of Directors and its Committees—Compensation Committee” under “Proposal 1—Election of Directors” for more information about the function of the Committee.
Role of the Compensation Consultant
The Committee has engaged an independent advisor, Meridian Compensation Partners LLC ("Meridian"). The Committee's consultant works directly on its behalf and in cooperation with management to review ITW’s executive compensation programs, confirm appropriateness of our peer companies, and assess our compensation governance processes. In 2023, Meridian conducted a marketplace review of the compensation we pay to our executive officers. Meridian provided the Committee with relevant market data, including a review of our pay and performance and that of our peers, reviewed the peer companies we use for comparison purposes, and benchmarked our compensation against our peer companies. Meridian also assisted the Committee with its assessment of compensation-related risk.
With respect to CEO compensation, on an annual basis, the Company's consultant provides an independent recommendation to the Committee for its consideration. In developing its recommendation, the consultant relies on its understanding of ITW’s business, strategy and compensation programs, as well as their own independent research and analysis including ITW’s peer group. The consultant does not meet with the CEO with respect to his compensation.
Peer Companies
The Committee has identified a group of comparable companies, which we refer to as the peer group, to benchmark executive compensation and provide competitive market data to be used in establishing and recommending each component of compensation. The peer group is reviewed annually by the Committee with assistance from its independent compensation consultant.
In 2023, the Committee utilized market data from the peer group's public disclosures, as well as a custom survey consisting of the peers below, as provided by Aon plc, a global provider of compensation data.
In connection with its annual review in 2023, the Committee determined that no changes to the peer group were warranted.

36

Compensation Discussion and Analysis

Peer Group Selection Criteria:	2023 Peer Group

•U.S. publicly traded companies from ITW’s same and related industries, identified based on Standard & Poor’s Global Industry Classification Standard (GICS) codes;
•Companies with one-fourth to four times our revenue and market capitalization with broadly similar businesses and pay models;
•Companies that compete for the same customers with similar products and/or services; and
•Companies with whom we may compete for executive talent.
3M Company Caterpillar Inc. Cummins Inc. Deere & Company Dover Corporation Eaton Corporation plc Ecolab Inc. Emerson Electric Co. Fortive Corporation
General Dynamics Corporation
Honeywell International Inc.
Johnson Controls International plc
Parker-Hannifin Corporation
PPG Industries, Inc.
Rockwell Automation, Inc.
Stanley Black & Decker, Inc.
Trane Technologies plc

The median revenue of the peer group was $20.3 billion based on the twelve-month average of reported financial results through June 30, 2023, and the median market capitalization was $50.0 billion as of June 30, 2023, versus $16.1 billion and $75.6 billion, respectively, for ITW.
The nature of our decentralized and diverse lines of business presents challenges in identifying similar organizations for comparison purposes; however, we believe that the selected peer group provides relevant comparisons.
Compensation Decisions and Individual Compensation Levels
On an annual basis, the CEO reviews the total compensation of the NEOs and makes recommendations to the Committee based on his assessment of each executive’s individual performance and peer group compensation information. The Committee makes recommendations to the independent directors regarding the CEO’s compensation based on an assessment of the CEO’s performance and peer group compensation information. There are no material differences in the policies and decision processes used in setting compensation for the CEO and the other NEOs. However, the different levels of compensation for the NEOs, as shown in the Summary Compensation Table of this proxy statement, reflect internal factors such as each executive’s scope of responsibility, performance, impact on profitable growth and breadth of experience, as well as compensation data from the peer group.
Components of the 2023 Executive Compensation Program
Base Salary
In determining base salary, the CEO and the Committee consider the size and scope of the executive officers’ responsibilities, experience, performance, market data and the median base salary of similar positions at our peer group companies. The Committee believes that median base salary is an appropriate general reference point to use for encouraging solid performance. Base salaries are reviewed annually, and adjustments are intended to recognize performance and contributions over the prior year, as well as any significant changes in duties or scope of responsibility.
For 2023, the Committee recommended no base salary increase for Mr. Santi, which was approved by the Board’s independent directors. For the other NEOs, the Committee approved recommended base pay merit increases ranging from 4 to 5 percent. The Committee also approved an additional base salary adjustment for Mr. Beck in the amount of EUR 142,197 as part of a multi-year plan to increase his compensation to the peer group median, in connection with his promotion to Executive Vice President.

2024 PROXY STATEMENT	37

Compensation Discussion and Analysis
Annual Executive Incentive Plan
We believe that executives generally should be rewarded for their contributions to the overall financial success measured by income and organic growth of the Company as a whole, and, if applicable, the business segment he or she leads. Achieving our annual financial objectives is important to executing on our current strategic objectives and delivering long-term value to stockholders. The Committee determines and approves the performance results and awards for the NEOs and recommends the CEO’s annual incentive award amount for approval by the independent directors of the full Board.
The Company provides annual incentive award opportunities to the NEOs through the annual Executive Incentive Plan (EIP). The Committee determined each NEO’s 2023 award target based on responsibilities, experience, performance, market data and the median target incentive opportunity of similar positions at our peer group companies. Based on achieved results against performance goals, an NEO may earn between zero percent and 200% of his or her award target.
For 2023, the Committee approved the following performance metrics and weightings:
Messrs. Santi, O’Herlihy, Larsen, and Ms. Lawler
Mr. Beck
The financial measures were recommended by management and approved by the Committee at the start of the performance year. While the Committee has the discretion to make adjustments in the calculation of financial performance to eliminate factors beyond the control of management and/or to eliminate possible disincentives to act in the long-term best interests of the Company, the Committee made no adjustments to the 2023 EIP payouts.
2023 EIP Financial Measures
For 2023, executive officers were eligible to earn a payment according to the performance scales below.
2023 EIP Company Financial Targets

	Operating Income Growth vs. Prior Year	Operating Income Growth Payout (as a % of Target)	Organic Revenue Growth	Organic Revenue Payout (as a % of Target)
Maximum	116%	200%	5.0%	200%
Target	106%	100%	3.0%	100%
Threshold	85%	50%	1.0%	0%

38

Compensation Discussion and Analysis
The following table shows the actual goal achievement for the enterprise (weighted 60 percent on operating income growth and 40 percent on organic revenue growth):
2023 EIP Company Performance Results

Operating Income Growth vs. Prior Year(1)(2)				Organic Revenue Growth(1)				Total Payout Percent 88.0%
2022	2023	Achievement Percent	Payout Percent	2022	2023	Achievement Percent	Payout Percent
$3.8B	$4.0B	107.4%	114.1%	$15.9B	$16.2B	2.0%	48.8%
(1)Calculated on a constant currency basis.
(2)Excludes operating income of $20.7 million in the prior year related to two divestitures in the fourth quarter of 2022.
2023 EIP Total Payouts
The total 2023 payouts to the NEOs for Company performance results were 88.0% percent of the target award level.

Named Executive Officer	Award Target (as a % of Base Salary)	Year-End 2023 Salary	Total Payout Percent	Total Payout Amount(3)
E. Scott Santi	160%	$1,400,000	88.0%	$1,970,752
Christopher A. O'Herlihy	100%	$924,557	88.0%	$813,425
Michael M. Larsen	100%	$914,496	88.0%	$804,573
Mary K. Lawler	70%	$628,160	88.0%	$386,859
Axel R.J. Beck(1)(2)	80%	$597,878	125.9%	$602,375
(1)50% of the total payout percent for Mr. Beck is based on his respective business segment’s results (163.8% of target) and the other 50% is based on total Company results. Performance targets and payouts for Mr. Beck's business segment were determined in a similar manner as overall Company performance targets and payouts.
(2)Mr. Beck’s salary and EIP payout were paid in his home country currency of Euros (EUR) and have been converted to U.S. Dollars (USD) based on the average daily exchange rate for fiscal year 2023 of 1.0817 (EUR to USD).
(3)These amounts are included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The award payout is calculated as a percent of base salary.

Long-Term Incentives
The value of the overall long-term incentive award for the CEO is determined by the Committee, subject to approval by the independent directors of the full Board of Directors. Awards to the other NEOs are recommended by the CEO to the Committee for approval.
The key factors in determining the awards are the executive’s position, performance, potential to contribute to the long-term success of the Company, breadth of experience, and prior awards. In addition, although we generally do not establish any specific target or prescribed value in relation to the peer group, comparisons are made to long-term incentive levels in the peer group and market compensation data.

Long-Term Incentive Philosophy
We believe that ensuring the long-term growth and profitability of the business is a primary management responsibility. Therefore, a significant portion of an executive officer’s compensation should be directly linked to key financial performance measures that consider the long-term perspective, such as operating margin, After-tax ROIC, EPS and ITW’s share price over time.

	Stock Options	PSU	Performance Cash
LTI Mix

2024 PROXY STATEMENT	39

Compensation Discussion and Analysis
In 2023, the value of the NEOs’ long-term incentive awards consisted of 50% in the form of stock options, 25% percent in the form of PSUs and 25% in the form of Performance Cash awards. We believe that stock options are an effective incentive because they directly align the interest of the executives with those of our stockholders. Similarly, we believe PSUs and Performance Cash awards are effective because they incent executive leaders to achieve key long-term financial goals. Stock options are combined with performance-based awards to closely align the realized value of long-term incentives with the financial performance objectives of the Company’s strategy and total shareholder return.
The Committee has established specific vesting and expiration provisions associated with termination of employment due to death, disability and retirement, as defined in the applicable awards, and forfeiture provisions upon other termination of employment. The Committee, in its sole discretion, may deem a long-term incentive award, whether vested or unvested, to be immediately forfeited if the recipient competes with the Company, engages in misconduct or conduct that is against the business interests of the Company, or divulges confidential information about the Company to others.
2023 Stock Option Awards
The 2023 stock options vest in equal installments over a four-year period ending in 2027. Stock options are awarded with an exercise price equal to the fair market value of the common stock on the date of grant and normally expire ten years after the award date. The Committee awards non-qualified stock options because it believes that the tax benefits to the Company from non-qualified stock options outweigh the potential tax benefits to the NEOs from incentive stock options.
2023-2025 Performance Share Units and Performance Cash Awards
The PSUs and Performance Cash awards vest three years from the date of grant, subject to the achievement of the performance goals set at the beginning of the performance period. PSUs are awarded based on the fair market value of one share of ITW common stock on the date of the award. Dividend equivalents are accrued and added in the form of units to the original PSU awards as reinvested dividends. These reinvested dividends are paid only on PSUs earned at the end of the performance period.
The goals for the 2023 PSUs and Performance Cash awards are equally weighted and based on three-year average operating margin, After-tax ROIC and EPS growth. The payout range is 50 percent to 200 percent of the target award for threshold to maximum performance. Performance below threshold results in no payout for the weighted portion for that metric. The payout at the end of the performance period will be based on the following payout scale:

	Operating Margin	After-tax ROIC	EPS Growth	Payout (as a % of Target)
Maximum	26%	27%	12%	200%
Target	24%	25%	9%	100%
Threshold	20%	20%	4%	50%
Notes:
•Interpolation is used for measuring achievement between threshold and target and between target and maximum.
•After-tax ROIC and EPS Growth were calculated using an effective tax rate of 23.5% for each of the years in the performance period.

40

Compensation Discussion and Analysis
2021-2023 Performance Share Units and Performance Cash Awards Payout
In 2021, executives were awarded PSUs and Performance Cash awards with a three-year performance period from January 1, 2021 to December 31, 2023. The awards had the same financial metrics (operating margin, After-tax ROIC, and EPS growth) and weightings as the 2023-2025 performance awards noted above. The table below details the performance and associated payouts of the 2021-2023 PSU and Performance Cash awards:

Long-Term Performance Results					Performance Scale and Payout
Metrics (Weighting)	FY 2021	FY 2022	FY 2023	3 Year Average	Threshold 50% of Target	Target 100% of Target	Maximum 200% of Target	Payout % of Target
Operating Margin (1/3rd)	24.1%	23.8%	25.1%	24.3%	20.0%	23.0%	26.0%	144.4%
After-tax ROIC (1/3rd)(1)	29.3%	28.9%	30.3%	29.5%	20.0%	25.0%	27.0%	200.0%
EPS Growth (1/3rd)(1)(2)	23.7%	11.7%	7.2%	14.2%	4.0%	7.0%	10.0%	200.0%

Total Payout % of Target:								181.5%
(1)After-tax ROIC and EPS Growth were calculated using an effective tax rate of 23.5% for each of the years in the performance period.
(2)2022 EPS excludes the net impact of gains of $0.60 from two divestitures in the fourth quarter of 2022.
Timing of Long-Term Incentive Awards
The Committee meets in February of each year following the Company’s public release of its earnings results for the most recently completed fiscal year to review and approve long-term incentive awards for the executive officers. Long-term awards are made in compliance with the Long-Term Incentive Plan, including the requirement that stock options may not be awarded with an exercise price less than 100 percent of the fair market value of ITW’s common stock on the date of grant. The exercise price of the awards is based on the closing price of ITW’s stock on the date of award. We do not time award grant dates for the purpose of enhancing the value of executive compensation.
Benefits and Perquisites
Our NEOs participate in the same health, disability, life insurance, and retirement benefit plans and programs provided to the company’s U.S.-based non-union employees, other than Mr. Beck who is based in Germany. Our executive officers are offered the opportunity to participate in a comprehensive annual physical paid by the Company, which is an extension of our company wellness program that encourages healthy lifestyles and preventative medical care. The Company also offers financial counseling and optional tax preparation services for select executives, and occasionally offers the use of tickets to sporting events (there is no incremental expense to the Company for these tickets). Additionally, Mr. Beck is provided a company-leased vehicle, consistent with market practices in his home country of Germany. ITW’s perquisites are consistent with market practices and do not comprise a substantive element of our compensation programs.
Compensation Governance Practices and Policies
Stock Ownership Guidelines
We believe that stock ownership is important because it aligns the interests of our management and directors with those of our stockholders and mitigates compensation-related risk. Because of the importance of stock ownership, the Board of Directors and the Committee have adopted stock ownership guidelines for executive officers and directors. The guidelines for stock ownership as a multiple of executive officers’ base salaries and of directors’ annual cash retainers are as follows:

Title	Guideline
Chief Executive Officer	6 times salary
Executive Vice Presidents and Chief Financial Officer	3 times salary
Senior Vice Presidents	2 times salary
Non-employee Directors	5 times annual cash retainer

2024 PROXY STATEMENT	41

Compensation Discussion and Analysis
If the applicable ownership guideline is not met within the five-year time period, the covered executive officer or non-employee director must retain 100% of the net after-tax shares received from the vesting or any subsequent exercise of awards until the ownership guidelines are met. The achievement of these guidelines is reviewed annually. The Board of Directors believes that its stock ownership guidelines are appropriate, reasonable and attainable given the responsibilities and compensation levels of our executive officers and directors.
All executive officers and directors who have been in their positions for five or more years have met or exceeded the applicable stock ownership guidelines.
Hedging and Anti-Pledging Policy
Pursuant to the Company’s Hedging and Anti-Pledging Policy, all employees (including executive officers) and directors who receive equity-based awards from the Company are prohibited from trading ITW options or engaging in short sales of ITW stock. In addition, all executive officers and directors and their designees are prohibited from purchasing or selling any financial instrument or otherwise engaging in any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of ITW equity securities. In addition, since April 2013, our executive officers and directors have been prohibited from pledging ITW stock, and all pledged shares are excluded from ownership for purposes of our stock ownership guidelines.
Compensation Recovery Policy
In 2010, we adopted a compensation recovery policy (the “2010 Clawback Policy”) that covered our current and former officers subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16”). Under the 2010 Clawback Policy, if there was a financial restatement, certain cash- and equity-based incentive compensation received would be subject to repayment, in the Compensation Committee’s discretion, to the extent it was based on the erroneous financial results.
In 2023, we adopted an updated compensation recovery policy (the “2023 Clawback Policy”) intended to comply with applicable SEC and New York Stock Exchange rules, which also covers our current and former Section 16 officers. Under the 2023 Clawback Policy, if there is a restatement of our financial results, certain incentive-based compensation paid or awarded within three years will be subject to mandatory repayment (with limited exceptions) if the amount of such compensation was based upon the achievement of restated financial results. The Company cannot indemnify any Section 16 officer against such repayment.
In addition, forfeiture provisions in the terms of awards under our equity incentive plan provide flexibility to cancel outstanding grants for violation of non-compete and confidentiality restrictive covenants, and for engaging in misconduct or conduct that is against the business interests of the Company.
2023 Risk Assessment
The Committee, together with management and Meridian, annually considers potential risks when reviewing our compensation program for all employees, including our executive officers. Based on this assessment, the Committee concluded that our 2023 compensation program does not create risks that are reasonably likely to have a material adverse effect on ITW. In making this determination, the Committee reviewed the key design elements of our compensation program, as well as the means by which any potential risks may be mitigated, including:
•A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of base salary, annual cash incentives and long-term cash and equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Factors – Our incentive compensation plans use Company-wide measures, which encourage focus on the achievement of objectives for the overall benefit of the Company. Multiple financial goals also prevent an overemphasis on any one metric.
•Long-Term Incentives – Our long-term incentives are primarily equity-based, and our Performance Share units (PSUs) and Performance Cash awards are subject to performance goals. These long-term incentives have three-year vesting schedules (PSUs and Performance Cash) or four-year vesting schedules (stock options), in each case to complement our annual cash-based incentives.
•Capped Incentive Awards – Annual and long-term incentive awards, PSUs and Performance Cash are all capped at 200 percent of target.

42

Compensation Discussion and Analysis
•Stock Ownership Guidelines – Our guidelines call for significant share ownership, which further aligns the interests of our executive officers and directors with the long-term interests of our stockholders, and we have a holding-period requirement for individuals who have not achieved their guidelines in the targeted period.
•Compensation Recovery Policy – Our SEC-compliant compensation recovery policy requires the Committee to clawback past incentive compensation in the event of a financial restatement regardless of fault.
•Prohibition on Hedging and Pledging – Executive officers and directors are subject to Company policy that prohibits hedging and pledging activities with respect to ITW stock.
•Committee Oversight – The Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our executive officers.
•Independent Compensation Consultant – The Committee retains an outside independent compensation consultant.
Committee’s Independent Consultant
Meridian, the independent compensation consultant, has been retained by and reports directly to the Committee. It also provides peer group directors’ compensation data to the Corporate Governance and Nominating Committee; it does not have any other consulting engagements with management or ITW. Based on its consideration of factors under NYSE listing standards, the Committee concluded that the work performed by Meridian and its senior advisor involved in the engagement did not raise any conflict of interest or independence concerns.

2024 PROXY STATEMENT	43

NEO Compensation
Summary Compensation Table
The following tables provide information regarding the compensation of our NEOs.

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
E. Scott Santi Chairman & Chief Executive Officer (Chairman, Effective January 1, 2024)	2023	$1,400,000	—	$3,587,441	$7,174,971	$7,574,565	$2,648,569	$122,271	$22,507,817
	2022	$1,393,269	—	$3,337,430	$6,674,976	$7,350,403	$3,296,378	$181,774	$22,234,230
	2021	$1,350,000	—	$4,887,030	$6,174,959	$7,410,625	$766,558	$198,450	$20,787,622
Christopher A. O'Herlihy Vice Chairman (President and Chief Executive Officer, Effective January 1, 2024)	2023	$919,770	—	$1,024,983	$2,049,992	$2,401,550	$213,183	$289,363	$6,898,841
	2022	$884,950	—	$962,322	$1,924,970	$2,475,535	—	$375,201	$6,622,978
	2021	$854,377	—	$1,365,659	$1,749,988	$2,524,118	$23,868	$408,529	$6,926,539
Michael M. Larsen Senior Vice President & CFO	2023	$909,761	—	$937,370	$1,874,973	$2,256,573	—	$244,616	$6,223,293
	2022	$875,320	—	$874,799	$1,749,969	$2,381,524	—	$332,736	$6,214,348
	2021	$845,080	—	$1,266,174	$1,599,967	$2,465,112	—	$346,108	$6,522,441
Mary K. Lawler Senior Vice President, Human Resources	2023	$624,908	—	$399,913	$799,943	$1,044,797	—	$156,690	$3,026,251
	2022	$594,556	—	$374,914	$749,987	$1,124,010	—	$192,185	$3,035,651
	2021	$530,336	—	$579,023	$724,993	$1,103,474	—	$158,148	$3,095,974
Axel R.J. Beck(1) Executive Vice President	2023	$597,878	—	$349,983	$699,942	$1,033,438	$156,136	$24,126	$2,861,503
Note: Years prior to becoming an NEO are not presented in this table.
(1)Mr. Beck’s compensation was paid in his home country currency of Euros (EUR) and has been converted to U.S. Dollars (USD) based on the average daily exchange rate for fiscal year 2023 of 1.0817 (EUR to USD).
(2)The Salary and Non-Equity Incentive Plan Compensation columns for 2023 include amounts deferred by the executive under the Executive Contributory Retirement Income Plan (ECRIP) and the Savings and Investment Plan. The deferral amounts for each year shown for each NEO can be found in the Footnote 1 Table to the table under the “ITW Retirement Plans—Nonqualified Deferred Compensation” section.
(3)The Stock Awards column represents PSUs awarded in 2023, 2022, and 2021. The amounts shown represent the target amount that may be earned based on the grant date fair value. If the highest level of performance is achieved for these PSUs, the maximum value of these awards at the grant date would be as follows: Mr. Santi — $7,174,881; Mr. O'Herlihy — $2,049,966; Mr. Larsen — $1,874,739; Ms. Lawler — $799,826; Mr. Beck — $699,966. The Option Awards column represents stock options awarded in the relevant year, and the assumptions applicable to these valuations can be found in Note 15 of the Notes to Financial Statements—Stock-Based Compensation contained in the Company's Form 10-K for the year ended December 31, 2023.
(4)These amounts include payouts made under the EIP and 2021-2023 Long-term Performance Cash award payouts made under our Long-Term Incentive Plan. The following table shows the award payouts under each plan for 2023.

Name	EIP Award	Performance Cash	Non-Equity Incentive Plan Compensation
E. Scott Santi	$1,970,752	$5,603,813	$7,574,565
Christopher A. O'Herlihy	$813,425	$1,588,125	$2,401,550
Michael M. Larsen	$804,573	$1,452,000	$2,256,573
Mary K. Lawler	$386,859	$657,938	$1,044,797
Axel R.J. Beck	$602,375	$431,063	$1,033,438

44

NEO Compensation
(5)This column reflects the aggregate changes in the actuarial present value of each individual's pension benefits. Mr. Santi's amounts include an amount of interest in the applicable calendar year considered to be in excess of market rates credited to the deferred compensation accounts of the NEOs under the ECRIP, discussed in more detail under “Nonqualified Deferred Compensation” below. When a participant attains retirement eligibility at age 55 with 10 years of service, any amounts in his or her ECRIP account deferred prior to January 1, 2010 are entitled to a return of 130 percent of the monthly Moody’s Corporate Bond Yield Average rate, and the excess interest portion is deemed to be amounts exceeding 100 percent of such rate. This additional interest credit applies to all eligible plan participants, including the eligible NEOs. All amounts deferred after December 31, 2009 accrue interest at 100 percent of the Moody’s Rate. The individual amounts of pension benefits and excess interest credits earned in each year are shown in the table below.

Name	Year	Change in Pension Value	Excess Interest on Deferred Compensation	Change in Pension Value and NQDC Earnings
E. Scott Santi	2023	$2,623,768	$24,801	$2,648,569
	2022	$3,278,873	$17,505	$3,296,378
	2021	$753,933	$12,625	$766,558
Christopher A. O'Herlihy	2023	$213,183	$—	$213,183
	2022	$—	$—	$—
	2021	$23,868	$—	$23,868
Axel R.J. Beck	2023	$156,136	$—	$156,136
Note: Mr. Larsen and Ms. Lawler joined the Company in September 2013 and October 2014, respectively. Consequently, their ECRIP deferrals are not eligible for the 130 percent rate. They are not eligible for a Company-sponsored pension plan.
(6)These amounts include the Company contributions to the Savings and Investment Plan and ECRIP, as well as perquisites to our NEOs, as outlined in the table below:

Name	Company Contributions to Retirement Plans	Perquisites**	Total All Other Compensation
E. Scott Santi	$117,976	$4,295	$122,271
Christopher A. O'Herlihy	$272,871	$16,492	$289,363
Michael M. Larsen	$240,321	$4,295	$244,616
Mary K. Lawler	$138,395	$18,295	$156,690
Axel R.J. Beck*	$—	$24,126	$24,126
*    Mr. Beck is not eligible to participate in the Savings and Investment Plan or the ECRIP.
**    Perquisites to NEOs in 2023 were as follows: (1) financial planning and tax preparation services (Ms. Lawler and Mr. O'Herlihy), (2) executive physicals for all NEOs, and (3) a company leased vehicle for Mr. Beck. Additionally, NEOs may use tickets to sporting events that have no incremental cost to ITW.

2024 PROXY STATEMENT	45

NEO Compensation
Grants of Plan-Based Awards
The table below provides information regarding plan-based awards granted to our NEOs during fiscal year 2023 under the Executive Incentive Plan (EIP) and the Long-Term Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Approval Date	Grant Date	Plan Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. Scott Santi			EIP		2,240,000	4,480,000
	2/10/2023	2/10/2023	Perf. Cash	1,793,750	3,587,500	7,175,000
	2/10/2023	2/10/2023	PSUs				7,616	15,232	30,464			3,587,441
	2/10/2023	2/10/2023	Stock Options							106,834	235.52	7,174,971
Christopher A. O'Herlihy			EIP		924,557	1,849,114
	2/9/2023	2/10/2023	Perf. Cash	512,500	1,025,000	2,050,000
	2/9/2023	2/10/2023	PSUs				2,176	4,352	8,704			1,024,983
	2/9/2023	2/10/2023	Stock Options							30,524	235.52	2,049,992
Michael M. Larsen			EIP		914,496	1,828,992
	2/9/2023	2/10/2023	Perf. Cash	468,750	937,500	1,875,000
	2/9/2023	2/10/2023	PSUs				1,990	3,980	7,960			937,370
	2/9/2023	2/10/2023	Stock Options							27,918	235.52	1,874,973
Mary K. Lawler			EIP		439,712	879,424
	2/9/2023	2/10/2023	Perf. Cash	200,000	400,000	800,000
	2/9/2023	2/10/2023	PSUs				849	1,698	3,396			399,913
	2/9/2023	2/10/2023	Stock Options							11,911	235.52	799,943
Axel R.J. Beck			EIP		478,303	956,605
	2/9/2023	2/10/2023	Perf. Cash	175,000	350,000	700,000
	2/9/2023	2/10/2023	PSUs				743	1,486	2,972			349,983
	2/9/2023	2/10/2023	Stock Options							10,422	235.52	699,942
(1)The range of potential payouts under the EIP awards for the NEOs as determined by the Committee in February 2023 for 2023 performance is set forth in these columns. The financial performance components and corresponding payouts as a percent of target are shown under “Components of the 2023 Executive Compensation Program—Annual Executive Incentive Plan.”
(2)The range of potential payouts under the Performance Cash awards for the three-year period 2023 through 2025 is set forth in these columns.
(3)The range of potential share distributions under the 2023 PSU awards for the NEOs as set by the Committee in February 2023 for performance for the three-year period 2023 through 2025 is set forth in these columns.
(4)Exercise price is equal to the closing price on the grant date.
(5)Grant date fair values of options awarded to the NEOs on February 10, 2023 were based on an implied value of $67.16 per share as determined using a binomial valuation technique under Accounting Standards Codification Topic 718. Grant date fair value of PSUs was based on the assumption that the performance conditions will be met at target.

46

NEO Compensation
Outstanding Equity Awards at Fiscal Year-End 2023
The following table sets forth details, on an award-by-award basis, of the outstanding equity awards held by each NEO as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
E. Scott Santi	02/10/2023	—	106,834	235.52	02/10/2033	15,491	4,057,733
	02/11/2022	36,960	110,880	217.72	02/11/2032	15,996	4,190,062
	02/12/2021	75,488	75,489	200.98	02/12/2031	25,902	6,784,735
	02/14/2020	124,294	41,432	187.86	02/14/2030	—	—
	02/15/2019	167,345	—	144.21	02/15/2029	—	—
	02/15/2018	143,453	—	163.36	02/15/2028	—	—
	02/10/2017	195,676	—	128.00	02/10/2027	—	—
Christopher A. O'Herlihy	02/10/2023	—	30,524	235.52	02/10/2033	4,426	1,159,352
	02/11/2022	10,658	31,977	217.72	02/11/2032	4,612	1,208,172
	02/12/2021	21,393	21,394	200.98	02/12/2031	7,238	1,895,966
	02/14/2020	34,379	11,460	187.86	02/14/2030	—	—
	02/15/2019	43,655	—	144.21	02/15/2029	—	—
	02/15/2018	39,123	—	163.36	02/15/2028	—	—
	02/10/2017	48,453	—	128.00	02/10/2027	—	—
Michael M. Larsen	02/10/2023	—	27,918	235.52	02/10/2033	4,048	1,060,253
	02/11/2022	9,689	29,070	217.72	02/11/2032	4,193	1,098,290
	02/12/2021	19,559	19,560	200.98	02/12/2031	6,711	1,757,847
	02/14/2020	31,734	10,579	187.86	02/14/2030	—	—
	02/15/2019	41,472	—	144.21	02/15/2029	—	—
	02/15/2018	37,167	—	163.36	02/15/2028	—	—
Mary K. Lawler	02/10/2023	—	11,911	235.52	02/10/2033	1,727	452,339
	02/11/2022	4,152	12,459	217.72	02/11/2032	1,797	470,694
	02/12/2021	8,863	8,863	200.98	02/12/2031	3,069	803,867
	02/14/2020	14,544	4,849	187.86	02/14/2030	—	—
	02/15/2019	19,281	—	144.21	02/15/2029	—	—
	02/15/2018	17,279	—	163.36	02/15/2028	—	—
	02/10/2017	23,294	—	128.00	02/10/2027	—	—
Axel R.J. Beck	02/10/2023	—	10,422	235.52	02/10/2033	1,511	395,863
	02/11/2022	3,045	9,136	217.72	02/11/2032	1,318	345,231
	02/12/2021	5,806	5,807	200.98	02/12/2031	1,431	374,728
	02/14/2020	9,255	3,086	187.86	02/14/2030	—	—
	02/15/2019	3,346	—	144.21	02/15/2029	—	—
	02/15/2018	2,608	—	163.36	02/15/2028	—	—
	02/10/2017	3,261	—	128.00	02/10/2027	—	—
(1)Stock options vest in equal annual installments over a four-year period starting on the first anniversary of the grant date, with exceptions for termination upon death, disability, retirement and change-in-control.
(2)PSUs were granted in 2021, 2022, and 2023 and are subject to cliff vesting on the third anniversary of the grant date, as well as achievement of operating margin, After-tax ROIC and EPS performance goals. The number of PSUs included in this table assumes target performance is met, and includes reinvested dividend equivalents that vest only if the underlying award vests.

2024 PROXY STATEMENT	47

NEO Compensation
Option Exercises and Stock Vested
The following table provides information regarding option exercises and stock vesting for each NEO during 2023. The value realized upon the exercise of options is calculated using the difference between the option exercise price and the market price of ITW’s common stock at the time of exercise multiplied by the number of shares underlying the option. The value realized upon the vesting of stock awards is based on the closing price of ITW’s common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Scott Santi	235,656	36,159,091	20,968	4,991,432
Christopher A. O'Herlihy	60,137	9,139,530	5,799	1,380,452
Michael M. Larsen	—	—	5,353	1,274,282
Mary K. Lawler	—	—	2,452	583,699
Axel R.J. Beck	—	—	1,560	371,358
Pension Benefits
The following table provides pension benefit information through our financial statement measurement date of December 31, 2023 for Messrs. Santi, O'Herlihy, and Beck. None of the other NEOs have such benefits with the Company.

Name	Plan Name		Number of Years of Credited Service	Present Value of Accumulated Benefit (1)(2)
E. Scott Santi	ITW Retirement Accumulation Plan		41.62	$1,252,921
	ITW Nonqualified Pension Plan		41.62	$19,084,704
Christopher A. O’Herlihy	ITW Retirement Accumulation Plan	(3)	10.46	$86,793
	ITW Irish Pension Plan	(3)	11.17	$1,830,277
Axel R.J. Beck	Hobart GmbH Management Pension Scheme (Germany)	(4)	30.00	$31,083
	Hobart GmbH Executive Pension Scheme (Germany)	(4)	22.00	$1,372,594
(1)Assuming the individual receives a lump-sum distribution at normal retirement, present values for Messrs. Santi and O'Herlihy are based on the 4.93 percent discount rate and for Mr. Beck the 3.70 percent discount rate used for financial reporting purposes.
(2)In the event of a change-in-control or departure due to death, disability or retirement, the total pension payable is reflected in the total of the above amounts. For Mr. Santi the allocation between the ITW Retirement Accumulation Plan and the ITW Nonqualified Pension Plan depends on the actual lump sum and annuity values calculated using the actual applicable interest rates and Internal Revenue Service (IRS) limits.
(3)Mr. O’Herlihy participated in the ITW Retirement Accumulation Plan from 1989 through 1999. From 1999 through August 2011, he was employed in Ireland, participated in the ITW Irish Pension Plan and ceased active participation in the U.S. plan. Upon his return to the U.S. in 2011, he ceased active participation in the Irish plan and was ineligible to actively participate in the U.S. plan due to the plan participation closure effective January 1, 2007.
(4)Mr. Beck became eligible to participate in the Hobart GmbH Management Pension Scheme effective January 1,1994. He became eligible to participate in the Hobart GmbH Executive Pension Scheme effective April 1, 2002.

48

NEO Compensation
ITW Retirement Plans
ITW Retirement Accumulation Plan
We maintain the ITW Retirement Accumulation Plan (the Pension Plan) for the benefit of eligible employees to provide a portion of the income necessary for retirement. The Pension Plan was closed to new entrants effective January 1, 2007. The Pension Plan is structured as a “pension equity plan” under which a participant accumulates an age-based percentage for each year of plan participation. The sum of the Accumulation Percentages multiplied by final average annual pay (salary and annual incentive paid in the highest five years out of the last ten complete calendar years of service), plus the sum of the Excess Percentages multiplied by the final average annual pay above the Covered Compensation, produce an amount that can be received as a lump-sum payment or an actuarially equivalent lifetime annuity. For each year of credited service after December 31, 2000, the age-based percentages are as follows:

Age During the Year	Pay Accumulation Percentage	Excess Percentage(1)
Less than 30	2%	2%
30-34	3%	2%
35-39	4%	2%
40-44	5%	2%
45	7%	2%
46-49	7%	6%
50-54	10%	6%
55-59	13%	6%
60 or older	16%	6%
(1)Covered Compensation is a 35-year average of the maximum earnings recognized in calculating Social Security benefits. For 2023, the Covered Compensation amount for an individual attaining age 65 was $101,484, while for an employee age 35 or younger it was $159,324.
Prior to 2001, the Pension Plan operated under a traditional annuity formula (a normal retirement benefit equal to 1 percent of final average annual pay and 0.65 percent of such pay in excess of covered compensation for each of the first 30 years of credited service plus 0.75 percent of final average annual pay for any additional years). As part of the transition to the pension equity formula, as of December 31, 2000:
•Accrued benefits under the traditional annuity formula were converted to an initial pension equity percentage by calculating the lump-sum value of the normal retirement annuity and dividing by the average annual pay at that time.
•Participants who had 5 years of participation and whose age plus vesting service equaled at least 50 years were entitled to additional pension equity credits of 4 percent of final average annual pay per year for each year of employment from 2001 through 2015.
Nonqualified Pension Plan
The Nonqualified Pension Plan is maintained to make up for benefits that cannot be paid under the tax-qualified Pension Plan due to Internal Revenue Code limitations on the amount of compensation that may be considered and the amount of benefit that may be paid. The Company has not considered awarding additional years of service to executive officers under the plan and, therefore, does not currently have a policy on such awards. For the most part, the Nonqualified Pension Plan uses the same formulas and other computation elements as the Pension Plan with certain exceptions, including the following:
•The Pension Plan uses net compensation after deferrals under the Executive Contributory Retirement Income Plan (ECRIP), and the Nonqualified Pension Plan uses total eligible compensation (generally, salary and EIP award).
•The Nonqualified Pension Plan provides that a participant who leaves the Company, other than upon retirement, may forfeit any plan benefits based on eligible compensation above the IRS maximum amount ($330,000 in 2023) that may be recognized under a tax-qualified plan.
•In addition to the annuity and lump-sum options available under the Pension Plan, a participant in the Nonqualified Pension Plan may elect to receive fixed monthly installments over 2 to 20 years. If the executive left employment prior to death, disability or retirement, or if the plan is terminated in conjunction with a change-in-control, the benefit from the Nonqualified Pension Plan would be paid as a lump sum.

2024 PROXY STATEMENT	49

NEO Compensation
ITW Irish Pension Plan
The Irish Pension Plan operates under a traditional annuity formula (a normal retirement benefit equal to 1.5 percent of final average annual pay for each year of credited service). The final average annual pay is the highest consecutive pensionable base salary over any three-year period over the last ten complete years of service.
Hobart GmbH Management Pension Scheme (Germany)
The Company provides a commitment to pay a pension to eligible management employees in Germany. The retirement amount payable upon reaching retirement age as an active employee is 2,500 Deutsche Marks (converted to Euros) for each year of creditable service (including fractional years). The retirement or lump-sum death benefit is paid out in three equal amounts. The first installment is paid on the occurrence of the pension event, and the two remaining amounts in subsequent years. The benefit amount is actuarially reduced if taken before the normal retirement age,
Hobart GmbH Executive Pension Scheme (Germany)
Entitlements under this plan are based on pensionable earnings at least 61% or above the Social Security Contribution Ceiling (“SSCC”). The Pension scheme provides a benefit equal to 0.5% of the employee’s average annual creditable replacement income up to the SSCC and 1.5% for the portion above the SSCC multiplied by the number of years of credited pension service.
Pensionable pay is calculated using basic salary, including commissions. The final average creditable replacement income is the three highest consecutive years within the last ten years before retirement. Replacement income is limited to three times the annual SSCC in effect on January 1 of each year. The benefits are paid as a monthly annuity with actuarial reductions taken if the employee retires before the normal retirement age of 65.
Nonqualified Deferred Compensation
The Company’s ECRIP offers designated executives an opportunity to defer a portion of their salary and earned non-equity incentive to a deferred compensation account to receive the Company contributions they would otherwise receive if such deferrals had been made under our tax-qualified Savings and Investment Plan and IRS limits did not apply. Deferred amounts receive a rate of interest based on the monthly Moody’s Long-Term Corporate Bond Yield Average (Moody’s Rate). All the NEOs are eligible for the ECRIP. An ECRIP participant may defer from 6 percent to 50 percent of his or her salary and from 6 percent to 85 percent of his or her variable cash components (EIP and Performance Cash), with the applicable Company matching contribution on the salary and EIP amounts under the Savings and Investment Plan formula (in lieu of any matching contributions under that plan). Salary and EIP deferrals under the ECRIP reduce the compensation that may be recognized under the Savings and Investment Plan and the tax-qualified Pension Plan. Mr. Beck is not eligible to participate in ECRIP as an executive based in Germany.
For employees who are not eligible to participate in the pension plan due to the participation freeze on January 1, 2007, the Company contributes a non-elective contribution to the Savings and Investment Plan, up to the IRS Compensation Limits and continues to contribute above the IRS Compensation Limits to this plan.
This Savings and Investment Plan contribution is based on the combined age and years of service as of January 1 of each year (“points”). For each year, the points are as follows:

Points	Pay Below the Social Security Wage Base(1)	Pay in Excess of the Social Security Wage Base(1)
Less than 50	3.0%	6.0%
50-59	4.0%	8.0%
60-69	5.0%	10.0%
At least 70	6.0%	11.7%
(1)For 2023, the Social Security Wage Base was $160,200.
The ECRIP features include a maximum limit on the amount of interest under the Moody’s Rate that would be recognized (12 percent annualized, or 15.6 percent for amounts eligible to receive 130 percent of the Moody’s Rate), a return of deferral feature whereby an individual could elect to receive a return of the principal amount deferred after a period of at least five years, and options for payment following death, disability or retirement as a lump sum or in monthly installments over 2 to 20 years.

50

NEO Compensation
Retirement under the ECRIP is defined as having attained age 55 with at least 10 years of service, or age 65 with at least 5 years of service. If an ECRIP participant’s employment ends due to retirement, death, or disability, amounts deferred to the ECRIP prior to January 1, 2010 will receive interest crediting of 130 percent of the Moody’s Rate. Amounts deferred to the ECRIP after December 31, 2009 are only eligible to receive 100 percent of the Moody’s Rate. During 2023, the Moody’s Rate applied to ECRIP accounts ranged from 5.46 percent to 5.53 percent for amounts eligible for 100 percent of the Moody’s Rate, and 7.098 percent to 7.189 percent for amounts eligible for 130 percent of the Moody’s rate.
If terminated in conjunction with a change-in-control, participants would receive their ECRIP as a lump-sum payment.
The following table sets forth ECRIP account information for each NEO during fiscal year 2023. Mr. Beck is not eligible to participate in the ECRIP.

Name	Executive Contributions in 2023(1)	Registrant Contributions in 2023(2)	Aggregate Earnings in 2023	Aggregate Distributions in 2023	Aggregate Balance at December 31, 2023(3)(4)
E. Scott Santi	$337,075	$117,976	$449,698	—	$8,418,038
Christopher A. O'Herlihy	$1,568,409	$244,499	$765,837	—	$15,309,971
Michael M. Larsen	$102,820	$214,083	$261,681	—	$5,205,036
Mary K. Lawler	$134,181	$112,209	$130,062	—	$2,635,543
(1)As shown below, includes deferrals of (i) 2023 salary reflected in the Salary column of the Summary Compensation Table; (ii) 2023 executive annual incentive amounts deferred in 2024 reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2023; and (iii) 2021-2023 Performance Cash deferred in 2024 reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2023.

Name	Salary Deferral in 2023	Executive Annual Incentive Deferral in 2024 for 2023 Performance	LTI Cash Deferral in 2024 for Performance Period of 2021 - 2023	Total Executive Deferrals in 2023
E. Scott Santi	$140,000	$197,075	$—	$337,075
Christopher A. O'Herlihy	$367,634	$406,713	$794,063	$1,568,410
Michael M. Larsen	$54,545	$48,274	$—	$102,819
Mary K. Lawler	$37,467	$96,715	$—	$134,182
(2)These amounts are also included in the All Other Compensation column of the Summary Compensation Table for 2023.
(3)Footnote 4 to the Summary Compensation Table sets forth above-market interest for 2023 included in aggregate earnings in this table. Above-market interest was discontinued for amounts deferred after December 31, 2009.
(4)In addition to the Company’s contributions shown in the table above and excess interest as disclosed for 2023 in the Footnote 5 Table to the Summary Compensation Table, the following amounts of NEO and Company contributions to the ECRIP and excess interest are reported as compensation in the Summary Compensation Table for 2022 and 2021:

Name	Year Ended December 31, 2022	Year Ended December 31, 2021
E. Scott Santi	$702,068	$778,075
Christopher A. O'Herlihy	$1,929,991	$2,213,410
Michael M. Larsen	$442,386	$476,608
Mary K. Lawler	$477,028	$215,796
Potential Payments upon Termination
Our severance and change-in-control protections are designed to be fair and competitive. These protections are intended to retain executives in the event they need to consider actions that may impact job security. Providing these benefits help us compete for talent, and we believe they are fully within the range of competitive practice at similar companies.
Further, our U.S.-based NEOs are not covered by employment agreements and are employed “at will.” No payments or benefits are automatically payable to NEOs upon a change-in-control, and if there is a qualifying termination following a change-in-control, there are no tax gross-up payments.

2024 PROXY STATEMENT	51

NEO Compensation
Payments and benefits received by NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. The actual amounts to be paid out can only be determined at the time of the NEOs’ departure from the Company.
Annual Executive Incentive Plan
The EIP provides that if a participant is employed as of the last day of the fiscal year, he or she would receive any amounts earned under the EIP for that fiscal year. In the event an NEO becomes permanently disabled or dies, the NEO would be eligible for a pro-rated payout under the EIP. If termination of employment other than for death, disability, retirement or change-in-control occurs prior to the last day of the fiscal year, a participant forfeits his or her award; however, the Compensation Committee has the discretion to award an amount prorated for the portion of the fiscal year that the participant was employed. Actual amounts earned by the NEOs based on performance in 2023 are discussed in more detail above in “Compensation Discussion and Analysis—Components of the 2023 Executive Compensation Program - Annual Executive Incentive Plan.”
ITW Retirement Accumulation Plan and Nonqualified Pension Plan
NEOs who are terminated for any reason receive their benefits under the ITW Retirement Accumulation Plan and Nonqualified Pension Plan as described in the Pension Benefits tables above.
Executive Contributory Retirement Income Plan
NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section above.
Hobart GmbH Management Pension Scheme (Germany)
NEOs who are terminated for any reason receive their benefits under the Hobart GmbH Management Pension Scheme as described in the Pension Benefits tables above.
Hobart GmbH Executive Pension Scheme (Germany)
NEOs who are terminated for any reason receive their benefits under the Hobart GmbH Executive Pension Scheme as described in the Pension Benefits tables above.
Long-Term Incentive Plan Awards
Stock Options: In the event of a termination upon death or disability, all unvested options held by the NEOs would immediately vest. In the event of a termination upon retirement (defined as a combined age and service of 70, subject to a minimum age of 55 and a minimum service of 5 years), 75 percent of stock options granted within one year from the retirement date would be forfeited and the remaining would continue to vest. Additionally, stock options granted more than one year from the retirement date would continue to fully vest. Messrs. Santi, O’Herlihy, and Beck meet the retirement criteria for the 2021, 2022 and 2023 awards as of December 31, 2023. In the event of a change-in-control, stock options that are not continued or replaced would fully vest and those that are continued or replaced would only vest upon involuntary termination of employment after the change-in-control.
PSUs and Performance Cash: In the event of a termination upon death or disability, the awards would vest based on the actual performance level achieved and be paid after the end of the performance period. In the event of a termination upon retirement (defined as a combined age and service of 70, subject to a minimum age of 55 and a minimum service of 5 years), the awards would vest pro-rata based on date of termination and be paid after the end of the performance period. In the event of a change-in-control, an award that is not continued or replaced will fully vest on the date of the change-in-control at the greater of target or actual achievement level and payment will be pro rata based on the number of days during the applicable performance period before the occurrence of the change-in-control. In the event of involuntary termination of employment within two years following a change-in-control, an award that has been replaced would fully vest without conditions.
For all NEOs, in the event of a termination other than upon retirement, death, disability or a change-in-control, any unvested options, PSUs, and Performance Cash held on such date by the NEOs would be forfeited.

52

NEO Compensation
Change-in-Control Severance Policy
The Company’s 2011 Change-in-Control Severance Compensation Policy provides that, upon an actual or constructive termination following a change-in-control of the Company, the NEOs and other elected officers would be entitled to receive: (i) two times annual cash compensation (base salary plus average annual incentive pay over the prior three years); (ii) a prorated amount of that year’s annual incentive bonus at the target level (or actual achievement level if greater); and (iii) a prorated amount of the value of Performance Cash awards at the target level (or actual achievement level if greater). Notwithstanding the foregoing, if the payments under the preceding clauses (ii) and (iii) were not replaced at the time of the change-in-control, then such awards will be deemed to be earned and immediately payable at the greater of target or actual achievement level pro rata based on the number of days during the applicable performance period before the occurrence of the change-in-control. We do not gross up any of the compensation paid in the event of termination due to a change-in-control.
Summary of Termination and Change-in-Control Provisions
The benefits for the NEOs under each termination scenario are outlined below.

Benefit or Payment	Retirement	Involuntary (w/o Cause)(1)	Death/ Disability	Termination in Connection with a Change-in-Control
Base Salary	N/A	1 week per year of service	N/A	2 times annual salary
Benefits	N/A	Based on years of service	N/A	N/A
Executive Incentive Plan(2)(3)	Pro-rata vesting	Pro-rata payout	Pro-rata vesting	2 times the average bonus paid in the prior 3 years plus pro-rata payout for current year
Executive Contributory Retirement Income Plan(2)	Yes	Yes	Yes	Yes
Retirement Accumulation Plan and Nonqualified Pension Plan(2)	Yes	Yes	Yes	Yes
Vesting of Unvested Stock Options	If retirement is 1 year or more after award, continue vesting; if less than 1 year, 25 percent continues to vest and 75 percent is forfeited(3)	N/A	100 percent continued vesting	Subject to replacement and double trigger(6); otherwise, 100 percent vesting
Payment of Performance Cash and PSUs(3)(4)	Pro-rata vesting(5)	N/A	100 percent vesting(5)	Subject to replacement and double trigger(6); otherwise, pro-rata amount based on termination date(7)
(1)Mr. Beck is entitled to a severance payment formula under the terms of his German employment agreement for involuntary termination without cause. His amount would be 80% of his average monthly salary for the last 36 months, multiplied by his years of service. He would not be entitled to any additional health and welfare or retirement benefits.
(2)Retirement for these awards or benefits is defined as termination after age 55 and 10 years of service or 65 and 5 years of service.
(3)All vesting for these awards is subject to achievement of performance goals.
(4)Retirement is defined as a combination of age and service of 70 with a minimum age of 55 and minimum service of 5 years.
(5)Vesting is limited to the extent that the performance level for the award is achieved. If the minimum performance level is not achieved, the award is forfeited.
(6)Awards that are replaced after a change-in-control do not receive accelerated vesting. Double-trigger vesting occurs for awards that are continued or replaced if actual or constructive termination occurs within two years of a change-in-control of the Company.
(7)Pro-rata amount is at the greater of target or actual achievement level.

2024 PROXY STATEMENT	53

NEO Compensation
Termination and Change-in-Control Payments and Benefits
The following table shows the value of payments and benefits that the NEOs would receive pursuant to the 2015 Long-Term Incentive Plan, and the 2011 Change-in-Control Severance Compensation Policy upon retirement, involuntary termination without cause, death, disability or a change-in-control, assuming that termination occurred as of the last business day of fiscal 2023.
The table also shows the Company’s severance benefits that would be payable to the NEOs and that are available to employees generally. For purposes of this table, Performance Cash and PSU payments are assumed at target level. The value of unvested stock options, if accelerated upon a change-in-control or termination, is determined using the excess, if any, of $261.94 (the closing price of ITW common stock on December 31, 2023) over the option exercise price.
Messrs. Santi, O’Herlihy and Beck met the retirement criteria for various grants under the Long-Term Incentive Plan during 2023. In case of retirement, the 2021, 2022, and 2023 PSUs and Performance Cash awards would vest and be payable after the performance goals have been met. The unvested stock options continue to vest. In addition, 75 percent of the 2023 stock option awards would be forfeited since the assumed retirement would have occurred within one year from the grant date. The PSUs and Performance Cash awards would be pro-rated based on the retirement date.
Voluntary termination without good reason is not shown in the table because such a termination would not trigger the payment of severance benefits or accelerated vesting of long-term awards.
Stock options, PSUs and Performance Cash awards, whether vested or unvested, are subject to forfeiture if the holder competes with, or divulges confidential information about, the Company, or if the Compensation Committee determines that the holder engaged in gross misconduct or conduct that is against the business interests of the Company. Awards are also subject to forfeiture, in whole or in part, to comply with applicable law, regulation, stock exchange rules, accounting rules, or our compensation recovery policy.

54

NEO Compensation

Named Executive Officer	Benefit	Retirement	Involuntary Termination (w/o Cause)	Death or Disability	Termination Upon a CIC
E. Scott Santi	Severance	$—	$1,130,769	$—	$8,566,147
	Benefits	$—	$15,566	$—	$—
	Current year EIP	$1,970,752	$1,970,752	$1,970,752	$1,970,752
	Stock Options (Value of accelerated options)	$—	$—	$15,396,760	$15,396,760
	Restricted Stock Units (Value of prorated PSUs)	$10,930,688	$—	$15,032,530	$10,930,688
	Performance Cash (Value of prorated cash)	$6,508,333	$—	$10,012,500	$6,508,333
	Total	$19,409,773	$3,117,087	$42,412,542	$43,372,680
Christopher A. O'Herlihy	Severance	$—	$622,298	$—	$4,133,473
	Benefits	$—	$13,527	$—	$—
	Current year EIP	$813,425	$813,425	$813,425	$813,425
	Stock Options (Value of accelerated options)	$—	$—	$4,373,602	$4,373,602
	Restricted Stock Units (Value of prorated PSUs)	$3,087,864	$—	$4,263,490	$3,087,864
	Performance Cash (Value of prorated cash)	$1,858,333	$—	$2,862,500	$1,858,333
	Total	$5,759,622	$1,449,250	$12,313,017	$14,266,697
Michael M. Larsen	Severance	$—	$193,451	$—	$4,088,493
	Benefits	$—	$6,423	$—	$—
	Current year EIP	$—	$804,573	$804,573	$804,573
	Stock Options (Value of accelerated options)	$—	$—	$3,999,139	$3,999,139
	Restricted Stock Units (Value of prorated PSUs)	$—	$—	$3,916,391	$2,843,458
	Performance Cash (Value of prorated cash)	$—	$—	$2,612,500	$1,695,833
	Total	$—	$1,004,447	$11,332,603	$13,431,496
Mary K. Lawler	Severance	$—	$120,800	$—	$2,288,918
	Benefits	$—	$3,271	$—	$—
	Current year EIP	$—	$386,859	$386,859	$386,859
	Stock Options (Value of accelerated options)	$—	$—	$1,765,128	$1,765,128
	Restricted Stock Units (Value of prorated PSUs)	$—	$—	$1,726,900	$1,268,443
	Performance Cash (Value of prorated cash)	$—	$—	$1,137,500	$745,833
	Total	$—	$510,930	$5,016,387	$6,455,181
Axel R.J. Beck	Severance	$—	$1,061,407	$—	$2,045,195
	Benefits	$—	$—	$—	$—
	Current year EIP	$602,375	$602,375	$602,375	$602,375
	Stock Options (Value of accelerated options)	$—	$—	$1,261,949	$1,261,949
	Restricted Stock Units (Value of prorated PSUs)	$736,837	$—	$1,115,822	$736,837
	Performance Cash (Value of prorated cash)	$537,500	$—	$862,500	$537,500
	Total	$1,876,712	$1,663,782	$3,842,646	$5,183,856

2024 PROXY STATEMENT	55

NEO Compensation
Compensation Committee Report
The Compensation Committee of the Board of Directors hereby furnishes the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.
We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2023.
This report is submitted on behalf of the members of the Compensation Committee:
Richard H. Lenny, Chair
Susan Crown
Darrell L. Ford
James W. Griffith
Pamela B. Strobel

56

NEO Compensation
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 about the Long-Term Incentive Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,615,848	(1)	$177.01	4,885,677
(1)Includes directors’ deferred shares, and shares subject to RSUs and PSUs.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of the median ITW employee to the annual total compensation of our CEO.
The pay ratio reported below, in our view, is a reasonable estimate calculated in a manner consistent with SEC rules, and is based on the methodologies and assumptions described below. SEC rules identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have utilized other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, are likely not comparable to our CEO pay ratio.
The Company has an extensive global footprint in 51 countries and approximately 45,000 employees as of December 31, 2023, of which approximately two-thirds are outside of the U.S. While compensation and benefits practices in these countries vary considerably, we commit to providing market competitive compensation and benefits, maintain fair labor practices and ensure work environments that reflect our core values and culture everywhere we operate.
To calculate the pay ratio, we identified the median employee based on our employee population as of October 31, 2023, which was approximately 45,000 employees, before excluding approximately 2,000 employees by applying the exemption noted below. As required by the SEC, we have identified a new median employee in 2023 to calculate the pay ratio.
In many countries, ITW has small employee populations. In 2023, we chose to apply the SEC’s de minimis exemption, and excluded countries which, in the aggregate, make up under 5% of our total workforce. The countries excluded are as follows:

Countries	Excluded Employees
Austria, Estonia, Indonesia, Luxembourg, Malta, Peru, South Africa, Vietnam	Fewer than 15 employees
Argentina, Chile, Colombia, Croatia, Finland, Hong Kong, Norway, Philippines, Portugal, Singapore, Switzerland, United Arab Emirates	Fewer than 100 employees
Bulgaria, Costa Rica, Hungary, Ireland, Philippines, Russia, Slovenia, Slovak Republic, Thailand	Fewer than 300 employees
To identify the median employee, we collected employees’ regular pay (salary or hourly wages), overtime pay and shift differentials/ premiums, and pay received for paid time off. We did not include annual incentives or bonuses, sales incentives or commissions, long-term cash or equity incentives, allowances, or any benefits received as part of a company-sponsored defined benefit pension plan.
With the information collected, we identified 21 employees whose compensation we believed to be around the median of all employees, and then gathered other elements of compensation (variable pay, health and welfare, and retirement contributions) in order to determine the final median employee.
The 2023 compensation for the median employee is $66,624, which is calculated in accordance with SEC rules for the Summary Compensation Table plus health and welfare benefits. Total compensation, as set forth in the Summary Compensation Table, plus the Company costs to provide health and welfare benefits for our CEO ($15,566) for 2023 is $22,523,383. Accordingly, the pay ratio between our CEO and median employee is 338:1.

2024 PROXY STATEMENT	57

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information on the relationship between Compensation Actually Paid (CAP) and ITW performance for our NEOs (including the Principal Executive Officer, or PEO, who was ITW's Chairman and CEO during fiscal year 2023). The definition of CAP is mandated by the SEC, and it is not used by the Compensation Committee in its pay-for-performance assessments. See our "Compensation Discussion and Analysis" section for our robust discussion on ITW's executive compensation philosophy, our incentive programs with rigorous performance measures, and practices and policies that align the interests of our NEOs to those of our stockholders.

Year	Summary Compensation Table Total for PEO($)	Compensation Actually Paid to PEO($)(1,2)	Average Summary Compensation Table Total for Non-PEOs ($)	Average Compensation Actually Paid to Non-PEOs ($)(1,2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (in millions)	After-Tax ROIC(4)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3,5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$22,507,817	$34,771,926	$4,752,472	$7,292,609	$160.11	$155.66	$2,957	30.4%
2022	$22,234,230	$18,730,022	$4,328,857	$3,805,988	$131.72	$135.49	$3,034	29.1%
2021	$20,787,622	$41,769,292	$5,010,034	$9,056,648	$143.87	$142.88	$2,694	29.5%
2020	$14,007,356	$19,593,737	$3,374,951	$4,317,669	$116.40	$119.39	$2,109	26.2%
(1)The table below reconciles the PEO and average non-PEO compensation as it appears in the Summary Compensation Table (SCT) to the Compensation Actually Paid (CAP) in the Pay Versus Performance Table.

	2023
	PEO (a)	Average Non-PEO NEO (a)
	E. Scott Santi	Christopher A. O'Herlihy, Michael M. Larsen, Mary K. Lawler, Axel R.J. Beck
SCT Total	$22,507,817	$4,752,472
Reported fair value of equity awards granted during fiscal year (b)	$(10,762,412)	$(2,034,275)
Fair value as of the end of year for equity awards granted during the year	$14,615,736	$2,762,603
Change in fair value from end of prior fiscal year to vesting date for awards made in prior years that vested during the covered year	$2,239,782	$394,573
Change in fair value from end of prior year to end of covered year for awards made in prior fiscal years that were unvested at end of covered year	$8,194,562	$1,499,024
Deduction of fair value for awards forfeited during the covered year	$—	$—
Dividends or other earnings paid on unvested awards otherwise not reflected in total compensation	$—	$—
Pension values reported in SCT (c)	$(2,623,768)	$(92,330)
Pension values attributable to covered year's service	$600,209	$10,542
Change in pension value attributable to plan amendments made in the covered year	$—	$—
CAP Total	$34,771,926	$7,292,609
(a)    E. Scott Santi served as our PEO for 2020 through 2023. For 2020, our non-PEO NEOs included Michael M. Larsen, Christopher A. O'Herlihy, Steven L. Martindale and John R. Hartnett. For 2021, our non-PEO NEOs included Michael M. Larsen, Christopher A. O'Herlihy, John R. Hartnett and Mary K. Lawler. For 2022, our non-PEO NEOs included Michael M. Larsen, Christopher A. O'Herlihy, Mary K. Lawler, Michael R. Zimmerman and Lei Z. Schlitz. For 2023, our non-PEO NEOs included Christopher A. O'Herlihy, Michael M. Larsen, Mary K. Lawler and Axel R.J. Beck.
(b)    Represents the total amounts reported in the "Stock Awards" and "Option Awards" columns in the SCT in the covered year.
(c)    Represents the change in actuarial present value of the accumulated pension benefit reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the SCT in the covered year. Excess interest earnings on the the ECRIP that is reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the SCT has not been subtracted to determine CAP.
(2)In determining CAP, ITW calculated the fair value of outstanding and vested equity awards in the applicable fiscal year in accordance with SEC rules for CAP, and computed in a manner consistent with the methodology used for financial reporting purposes. For performance share units (PSUs), CAP values are based on year end share price (or the price on the vesting date for vested awards), and estimates as to the number of PSUs that were likely to vest at the conclusion of the performance period. For stock options, the valuations are based on a lattice-based option pricing model that incorporates a range of assumptions for inputs to determine the fair value for CAP purposes.
(3)Total shareholder return assumes $100 invested on December 31, 2019, including reinvestment of dividends.

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Pay Versus Performance
(4)After-tax return on average invested capital (After-tax ROIC) is a non-GAAP measure. See Appendix B for information regarding non-GAAP measures. After-tax ROIC is an important financial performance measure used by ITW to measure financial performance and link executive compensation to company performance.
(5)The table below details the peer group used in the Pay Versus Performance table above and is the same peer group used to show our performance in our Annual Report on Form 10-K for purposes of Item 201(e) of Regulation S-K. The peer group consists of the same companies for 2020, 2021, 2022, and 2023. As disclosed in our 2020 Form 10-K, in 2020, Ecolab Inc., which meets the Company's industry and size criteria, and Trane Technologies plc, which is the company resulting from the spin-off of Ingersoll-Rand plc and its combination with certain businesses of Gardner Denver, Inc., were added to the peer group, while Ingersoll-Rand plc and Raytheon Company, which merged with United Technologies Corporation and no longer meets the Company's industry and size criteria, were removed.
Peer Group

3M Company	Ecolab Inc.	Parker-Hannifin Corporation
Caterpillar Inc.	Emerson Electric Co.	PPG Industries, Inc.
Cummins Inc.	Fortive Corporation	Rockwell Automation, Inc.
Deere & Company	General Dynamics Corporation	Stanley Black & Decker, Inc.
Dover Corporation	Honeywell International Inc.	Trane Technologies plc
Eaton Corporation plc	Johnson Controls International plc

Tabular List of Performance Measures
The table below represents the most important financial performance measures used by ITW to link compensation actually paid to our NEOs to Company performance, for the most recently completed fiscal year.

After-tax ROIC
Operating Margin
EPS Growth
Organic Revenue Growth
Operating Income Growth vs. Prior Year
Relationship Between Compensation Actually Paid (CAP) and Performance Metrics
The charts below illustrate the relationship between Compensation Actually Paid to both the PEO and average Non-PEO to performance metrics required for disclosure: (a) TSR based on the value of an initial fixed $100 invested in ITW Common Stock and ITW's 2023 Peer Group, including the reinvestment of dividends, (b) net income, and (c) After-tax ROIC.
Compensation Actually Paid vs TSR
Compensation Actually Paid vs Net Income
Compensation Actually Paid vs After-tax ROIC*
*   After-tax ROIC is a non-GAAP measure. See Appendix B for information regarding this non-GAAP measure.

2024 PROXY STATEMENT	59

We are asking stockholders to approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan, or the "2024 Plan", which was adopted by our Board upon the recommendation of the Compensation Committee of the Board of Directors (the “Committee”), subject to stockholder approval. The 2024 Plan is a successor to our 2015 Long-Term Incentive Plan, or the "2015 Plan".
No awards will be granted under the 2024 Plan unless stockholders approve it at the annual meeting. If stockholders approve the 2024 Plan, it will become effective on June 30, 2024, referred to as the “2024 Plan Effective Date.” No new awards will be granted under the 2015 Plan on or after the 2024 Plan Effective Date.
If stockholders do not approve the 2024 Plan, we will continue to have the authority to grant awards under the 2015 Plan until its expiration in May 2025. As of December 31, 2023, 4,885,677 shares remained available for issuance under our 2015 Plan and 3,615,848 shares were subject to outstanding awards under our 2015 Plan, in each case calculated based on the target number of shares subject to outstanding performance stock unit awards.
Why Stockholders Should Vote to Approve the 2024 Plan
Equity compensation is a key component of our compensation program and supports our “pay for performance” compensation philosophy. Importantly, we use long-term equity awards to tie the interests of our employees and directors directly to the interests of our stockholders. We firmly believe that equity awards are an important incentive to attract, retain and motivate the best employees in a highly competitive global talent marketplace. In addition, our employees and directors who receive equity compensation incentives have a stake in the future success of our business, are highly motivated to achieve the long-term growth objectives of our business and are well-aligned with the interests of our other stockholders to increase stockholder value.
Stockholder approval of the 2024 Plan will enable the Company to continue to grant equity awards to select employees and leaders and remain competitive with our industry peers. Unless this proposal is approved, we will lose a critical component of our compensation program and be at a competitive disadvantage to attract and retain the best talent. This could ultimately result in the loss of critical talent and impair our ability to achieve our business goals.
If the 2024 Plan is approved, we intend to use the shares to recruit and retain critical talent. We anticipate that the share reserve under the 2024 Plan would allow us to maintain our regular equity compensation program without interruption for approximately 10 years, subject to various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.
Equity Compensation Best Practices Reflected in the 2024 Plan
The 2024 Plan includes provisions that are consistent with best practices in equity compensation and are aligned with the interests of our stockholders:
•Administration. The 2024 Plan would generally be administered by the Committee, which is composed entirely of independent, non-employee directors.
•Stockholder Approval is Required for Any Additional Shares. The 2024 Plan does not contain an annual “evergreen” provision, but instead reserves a maximum number of shares of common stock. Additional stockholder approval is required to increase that number.

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Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
•Stockholder Approval is Required for Any Repricings. Stock options may not be repriced, exchanged for other equity awards or cashed out without stockholder approval.
•Compensation Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for board services in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2024 Plan, is limited to $1,200,000.00.
•No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock units, performance share awards and performance unit awards are paid only if and to the extent those underlying awards become vested. No dividends are payable with respect to outstanding options.
•Minimum vesting. The 2024 Plan requires each award to have a minimum vesting period of one year, except for 5% of the aggregate number of shares authorized for issuance under the 2024 Plan or any vesting accelerated upon death, disability or a change in control of the Company.
•No Tax Gross-Ups. The 2024 Plan does not provide for any tax gross-ups.
•Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.
•No Liberal Change in Control Definition. The definition of “Change in Control” in the 2024 Plan requires the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
•No automatic vesting upon a change in control. The 2024 Plan does not provide for automatic acceleration of vesting upon a change in control (“single trigger”) other than for awards held by nonemployee members of our Board.
Historical Award Information
Overhang
As of December 31, 2023, there were 299,338,816 shares of our common stock outstanding.
The following tables provide additional information regarding our outstanding awards and our overhang, or potential stockholder dilution.

Number of Shares (as of December 31, 2023)
Stock Options Outstanding	2,936,431
Weighted Average Exercise Price of Outstanding Stock Options	$177.01
Weighted Average Remaining Term of Outstanding Stock Options (Years)	5.8
Restricted Stock Units Outstanding	442,834
Performance Stock Units(1) Outstanding	150,767
Total Shares Subject to Outstanding Awards(2)	3,615,848
Number of Shares Remaining Available for Grant(3)	4,885,677
(1)The number of performance stock units that are listed as outstanding at December 31, 2023 reflect the target number of shares subject to the performance stock units. Up to 200% of the target number of performance stock units are eligible to be earned based on satisfaction of the applicable performance goals.
(2)Includes 85,816 of Director deferred shares as of December 31, 2023.
(3)Shares available for issuance under our 2015 Plan.
3-Year Historical Burn Rate, Dilution and Overhang
The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2024 Plan:

Key Equity Metrics	Fiscal 2021	Fiscal 2022	Fiscal 2023
Equity Burn Rate(1)	0.24%	0.23%	0.19%
Dilution(2)	3.12%	3.05%	2.89%
Overhang(3)	1.23%	1.31%	1.26%
(1)Equity burn rate is calculated by dividing the number of shares issuable pursuant to equity awards granted during the fiscal year by the weighted-average number of common shares outstanding during the period.

2024 PROXY STATEMENT	61

Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
(2)Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (3,766,615 shares with respect to fiscal 2023) plus (y) the number of shares available under the 2015 Plan for future grants (4,885,677 shares with respect to fiscal 2023), by the number of common shares outstanding at the end of the fiscal year.
(3)Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (3,766,615 shares with respect to fiscal 2023) by the number of common shares outstanding at the end of the fiscal year.
For purposes of the 3-Year Historical Burn Rate, Dilution and Overhang table above, the number of shares issuable pursuant to an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the maximum number of shares that may be issued on attainment of maximum performance targets, even though a lesser number of shares may be or may have been issued based on actual performance.
The aggregate market value of the new 3,000,000 shares of our common stock requested under the 2024 Plan is $777,210,000, based on the closing price of our common stock as reported on the New York Stock Exchange on March 4, 2024 of $259.07 per share.
Summary of the 2024 Plan
The following is a summary of the material terms of the 2024 Plan and is not intended to be a complete description of all provisions of the 2024 Plan. This summary is qualified in its entirety by reference to the full text of the 2024 Plan attached to this proxy statement as Appendix A.
General
The 2024 Plan provides for the grant of incentive and nonstatutory stock options, restricted stock units, performance units, performance shares, performance stock units, other stock-based awards and cash-based awards. Incentive stock options granted under the 2024 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as "the Code" in this Proposal. Nonstatutory stock options granted under the 2024 Plan are not intended to qualify as incentive stock options under the Code.
Purpose
The purpose of the 2024 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain the best qualified employees to perform services for the Company, by motivating such persons to contribute to the Company’s growth and profitability, by aligning their interests with the interests of the Company’s stockholders and by rewarding recipients for their services by tying a portion of their total compensation package to the Company’s success.
Administration
The 2024 Plan would be administered by the Committee or, if there is no such committee, it would be administered by the board of directors. Subject to the limitations in the 2024 Plan, the Committee has the authority to interpret the 2024 Plan and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise and other terms of the award. To the extent permitted by applicable law and the terms of the 2024 Plan, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and to exercise such other powers as the Committee may determine. Accordingly, as used herein with respect to the 2024 Plan, references to the “Committee” include the board of directors, the Committee and the Company’s Chief Executive Officer to whom such authority may be delegated as provided in the 2024 Plan, to the extent such delegation is applicable.
Shares Issuable Under the 2024 Plan and Award Limitations
Maximum Number of Shares Issuable. The aggregate number of shares of our common stock, par value $0.01 per share, reserved for issuance under the 2024 Plan shall initially be 3,000,000. In addition, this share reserve will be increased from time to time by an amount of shares not to exceed 8,501,525 shares, which consists of (i) the shares that remain available for grant under the 2015 Plan immediately prior to its termination as of the 2024 Plan Effective Date (4,885,677 shares as of December 31, 2023), (ii) the number of shares that are subject to options or other awards outstanding under the 2015 Plan as of the 2024 Plan Effective Date (3,615,848 shares as of December 31, 2023) that expire or are terminated or cancelled without having been exercised or without having been settled in full on or after the 2024 Plan Effective Date and (iii) the number of shares acquired pursuant to the 2015 Plan subject to forfeiture or repurchase by the Company for an amount not greater than the participant’s purchase price which are forfeited or repurchased on or after the 2024 Plan Effective Date.
Share Counting. Shares subject to awards which expire or are cancelled or forfeited without having been exercised or settled in full, and shares acquired pursuant to an award subject to forfeiture or repurchase that are forfeited or repurchased for an amount not greater than the participant’s purchase price will again become available for issuance under the 2024 Plan. To the extent that an award is settled in cash, the shares that would have been issued had there been no such cash settlement will not be counted against the maximum number of shares that are issuable pursuant to the 2024 Plan. Shares tendered, exchanged or withheld as full or partial

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Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
payment of the exercise price of any option will not be counted against the maximum number of shares that are issuable pursuant to the 2024 Plan (so that the number of shares available for issuance under the 2024 Plan shall be reduced only by the net number of shares exercised). Shares exchanged by a participant or withheld by the Company to satisfy the tax withholding or payment obligations related to any award will not reduce the maximum number of shares that are issuable pursuant to the 2024 Plan.
Incentive Stock Option Limits. The number of shares issued under the 2024 Plan pursuant to the exercise of incentive stock options may not exceed 7,800,000 shares. If an incentive stock option is granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its subsidiary corporations, the option must be granted at an exercise price that is at least 110% of the fair market value of the Company’s stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.
Eligibility
Awards other than incentive stock options are generally granted to our employees and non-employee directors. Incentive stock options may be granted only to employees. As of December 31, 2023, the Company had approximately 1,200 employees and nine non-employee directors who would have been eligible to participate in the 2024 Plan had it been in effect on that date. Consultants are not eligible for awards under the 2024 Plan. The basis for participation in the 2024 Plan is being eligible to participate therein and selected by the Committee to receive a grant thereunder.
Limitation on Awards to Non-Employee Directors
The 2024 Plan limits the grant date fair value of all equity awards and the amount of cash compensation that may be provided to a non-employee director in any fiscal year to an aggregate of $1,200,000.
Restrictions on Transfer
During a participant’s lifetime, stock options may be exercised only by the participant or the participant’s guardian or legal representative. 2024 Plan awards shall not be subjected to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment. Participants generally may not transfer equity awards granted under the 2024 Plan, except by will or by the laws of descent and distribution, or pursuant to a domestic relations order, subject to certain exceptions with respect to stock options to the extent approved by the Committee and set forth in an award agreement..
Minimum Vesting
The 2024 Plan requires each award to have a minimum vesting period of one year, except for 5% of the aggregate number of shares authorized for issuance under the 2024 Plan or any vesting accelerated upon death, disability or a change in control of the Company.
Stock Options
The following is a general description of the terms of stock options that may be awarded under the 2024 Plan. Individual grants may have different terms, subject to the overall requirements of the 2024 Plan.
Exercise Price; Payment. The exercise price of incentive stock options under the 2024 Plan may not be less than the fair market value of the Company’s common stock subject to the option on the date of grant, and in some cases may not be less than 110% of the fair market value on the grant date, as described above. The exercise price of a nonstatutory stock option may not be less than the fair market value of the Company’s stock subject to the award on the date of grant. The exercise price of options granted under the 2024 Plan must be paid in cash, check or a cash equivalent, or, if permitted by the Committee: (i) by cashless exercise or tender of shares of common stock of the Company subject to attestation to the ownership of the shares and to having a fair market value not less than the exercise price; (ii) by net exercise whereby the number of shares issuable upon the exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price; (iii) in any other form of payment as may be approved by the Committee; or (iv) by a combination of the above forms of payment.
Repricing and Reload Options Prohibited. The Company may not, without obtaining stockholder approval, (i) cancel outstanding options having exercise prices per share greater than the then fair market value of a share and grant in substitution therefor new options having a lower exercise price, other awards or payments in cash, or (ii) amend outstanding options having exercise prices per share greater than the then fair market value of a share to reduce the exercise price thereof.
Vesting and Exercise. Subject to the minimum vesting requirements, options granted under the 2024 Plan vest and become exercisable in cumulative increments as determined by the Committee, provided that the holder's employment by, or service as a director of the Company or certain related entities or designated affiliates, continues from the date of grant until the applicable vesting date. Stock options granted under the 2024 Plan may be subject to different vesting terms, subject to the minimum vesting requirements. In addition, the Committee has the power to accelerate the time during which an award may be exercised.

2024 PROXY STATEMENT	63

Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
Term. The maximum term of stock options under the 2024 Plan is 10 years, except for certain incentive stock options with a maximum term of five years, as described above. The 2024 Plan provides for the earlier termination of an award due to the holder’s termination of service.
Restricted Stock Units
The Committee may grant restricted stock units under the 2024 Plan. Restricted stock units represent a right to receive shares of the Company’s common stock at a future date determined in accordance with the participant's award agreement. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. The Committee may grant restricted stock unit awards that are subject to time-based vesting or performance-based vesting.
Participants may not transfer shares acquired pursuant to restricted stock units until the award vests and is settled. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive dividend equivalents, which are rights to receive additional restricted stock units or cash amounts on restricted stock units that vest based on the value of any cash dividends the Company declares prior to the settlement of vested restricted stock units. Any dividend equivalents are subject to the same restrictions and risk of forfeiture as the underlying award.
Performance Awards
The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals with such terms and over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares are awards that provide for a payment in shares (or cash equivalent to the fair market value of shares) based on satisfaction of performance goals established by the Committee, and performance units are awards that provide for the payment of cash based on the satisfaction of performance goals established by the Committee.
The Committee may make positive or negative adjustments to performance award payments to reflect individual job performance or other factors. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on the Company’s common stock to a participant awarded performance shares. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
Other Stock-Based Awards
The 2024 Plan permits the Committee to grant other awards based on the Company’s stock or based on dividends paid on its stock. Participants have no voting rights or rights to receive cash dividends with respect to other awards until shares of common stock are issued in settlement of such awards. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on the Company’s common stock that are subject to such awards.
Cash-Based Awards
The 2024 Plan permits the Committee to grant awards that provide for potential to receive a cash payment amount or cash payment range and with such other terms, including the achievement of performance criteria, as the Committee may determine.
Adjustments Upon Certain Corporate Events
Capitalization Adjustments. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any extraordinary cash dividend, the 2024 Plan provides for appropriate adjustments in (i) the maximum number and class of shares subject to the 2024 Plan and to any outstanding awards, and (ii) the exercise or purchase price per share of any outstanding equity awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any stock option be decreased to an amount less than par value of the stock subject to the award.
Change in Control. In the event of a change in control of the Company the acquiring or successor entity may assume or continue all or any awards outstanding under the 2024 Plan or substitute substantially equivalent awards. The Committee may provide for the acceleration of vesting of any or all outstanding time-vesting awards to the extent (i) the acquiring or successor entity does not continue, assume or substitute time-vesting awards or (ii) the acquiring or successor entity does assume, continue or substitute time-vesting awards but the participant’s employment or service terminates as a result of an involuntary termination. The Committee may provide for the acceleration of vesting of any or all outstanding performance-vesting awards, either based upon actual achievement of the applicable performance goals through the change in control or termination, or at the target level but pro-rated based on the period of the participant’s actual employment or service during the applicable performance period to the extent (i) the acquiring or successor entity does not continue, assume or substitute performance-vesting awards or (ii) the acquiring or successor entity does assume,

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Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
continue or substitute performance-vesting awards but the participant’s employment or service terminates as a result of an involuntary termination. Notwithstanding the foregoing, the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full upon a change in control. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The 2024 Plan also permits the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price or purchase price per share, if any, under the award.
Duration, Amendment and Termination
The Committee may amend, suspend or terminate the 2024 Plan at any time. Incentive stock option awards will not be granted under the 2024 Plan later than the tenth anniversary of the date the Board approved the 2024 Plan. Any amendment which would (1) increase the number of shares reserved under the 2024 Plan; (2) change the class of persons eligible to receive incentive stock options; (3) reprice any stock option; or (4) modify the 2024 Plan in any other way that requires stockholder approval under applicable law, will be effective only if approved by the stockholders of the Company.
New Plan Benefits
The Company has not approved any awards that are conditioned on stockholder approval of the 2024 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, employees (including employee directors), and non-employee directors under the 2024 Plan because the Company’s equity award grants are discretionary in nature. If the proposed 2024 Plan had been in effect in 2023, the Company expects that the number of awards granted in 2023 would not have been different from those actually made in that year under the 2015 Plan.
United States Federal Income Tax Information
The following discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2024 Plan and not of state or local taxes that may apply to awards under the 2024 Plan. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the 2024 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. This discussion is based on the provisions of the Code in effect at the time this summary was drafted for inclusion in this proxy statement. It does not include a discussion of or anticipate changes that may become effective or be implemented after December 31, 2023. Subsequent developments in the U.S. federal income tax law could have a material effect on the U.S. federal income tax consequences of awards granted under the 2024 Plan.
Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other “covered employees.” Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Committee reserves the right to grant awards under the 2024 Plan that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

2024 PROXY STATEMENT	65

Proposal 3 – Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
Nonstatutory Stock Options. Nonstatutory stock options have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Performance Shares, Performance Units and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under "Restricted Stock"), will be taxed as capital gain or loss. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Other Stock-Based Awards and Cash-Based Awards. A participant generally will recognize no income upon the grant of other stock-based awards and cash-based awards. Upon the payment or settlement of these awards, participants normally will recognize ordinary income equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received. If the award consists of shares that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of the other types of stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the participant will generally recognize as taxable ordinary income the fair market value of those shares on the date of grant.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2024 Plan with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2024 Plan by our stockholders.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote. Should stockholder approval not be obtained, the 2024 Plan will not be implemented and the 2015 Plan will continue in effect pursuant to its current terms.
The Board of Directors believes that the proposed 2024 Plan is in the best interests of the Company and its stockholders for the reasons stated above.
The Board of Directors recommends a vote “FOR” the approval of the
Illinois Tool Works Inc. 2024 Long-Term Incentive Plan

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The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit ITW’s financial statements. The Audit Committee is also directly involved in the selection of the independent registered public accounting firm’s lead engagement partner in conjunction with the mandatory rotation of the lead engagement partner.
The Audit Committee has engaged Deloitte & Touche LLP (Deloitte) to serve as ITW’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has been employed to perform this function for the Company since 2002.
Audit Fees
Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities) will bill us approximately $11,180,000 for professional services in connection with the 2023 audit, as compared with $10,674,000 for the 2022 audit of the annual financial statements and internal controls. These fees relate to: (i) the audit of the annual financial statements included in our Form 10-K; (ii) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; (iii) the internal controls audit; and (iv) statutory audits.
Audit-Related Fees
During 2023 and 2022, the Deloitte Entities billed us approximately $50,000 and $25,000, respectively, for audit-related services. These fees relate to work performed with respect to consents, agreed-upon procedures and regulatory filings.
Tax Fees
These fees include work performed by the Deloitte Entities for 2023 and 2022 with respect to tax compliance services such as assistance in preparing various types of tax returns globally ($1,358,000 and $1,059,000, respectively) and tax planning services, often related to our restructurings and new tax rules ($952,000 and $988,000, respectively).
All Other Fees
There were no fees for other services rendered by the Deloitte Entities for 2023 and 2022.

2024 PROXY STATEMENT	67

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee Pre-Approval Policies
The Audit Committee has adopted policies and procedures for pre-approval of all audit and non-audit related work to be performed by ITW’s independent registered public accounting firm. As a part of those procedures, the Audit Committee performs a qualitative analysis of all audit and non-audit work to be performed by our independent registered public accounting firm. Each year, the Audit Committee receives a detailed list of the types of audit-related and non-audit related services to be performed, along with estimated fee amounts. The Audit Committee then reviews and pre-approves audit work and certain categories of tax and other non-audit services that may be performed. In conducting its analysis, the Audit Committee carefully contemplates the nature of the services to be provided and considers whether such services: (i) are prohibited under applicable rules; (ii) would result in our accountants auditing their own work; (iii) would result in our accountants performing management functions; (iv) would place our accountants in a position of acting as an advocate for the Company; or (v) would present a real risk of a conflict of interest or otherwise impair our accountants’ independence. The Audit Committee also annually pre-approves the budget for annual GAAP, statutory and benefit plan audits. Company management provides quarterly updates to the Audit Committee regarding year-to-date expenditures versus budget for audit and non-audit services. The Audit Committee also considers whether specific projects or expenditures could potentially affect the independence of ITW’s independent registered public accounting firm. Company management and the independent registered public accounting firm will monitor the fees for pre-approved services on an on-going basis to ensure that the pre-approved fees are not exceeded. Company management and the independent registered public accounting firm will seek pre-approval from the Audit Committee if fees are expected to be incurred for pre-approved services in excess of the pre-approved amounts.
Any new services and fees are presented to the Audit Committee for pre-approval at each Audit Committee meeting. If the timing of a new service or fee occurs in-between Audit Committee meetings, a description of the services and fees is provided to the Audit Committee Chair for pre-approval, and any such pre-approvals are discussed with the full Audit Committee at the next scheduled meeting.
The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:
•Deloitte’s historical and recent performance on the ITW audit;
•External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte and its peer firms;
•Deloitte’s independence;
•The appropriateness of Deloitte’s fees, on both an absolute basis and as compared to its peer firms;
•Deloitte’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•Deloitte’s capability and expertise in handling the breadth and complexity of our global operations.
Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our stockholders to retain Deloitte to serve as our independent registered public accounting firm for 2024.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Deloitte will be present at our Annual Meeting and will have the opportunity to make a statement and respond to questions.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP.

68

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee Report
The Audit Committee of the Board of Directors is composed of five independent directors, as defined in the listing standards of the New York Stock Exchange, and the Board of Directors has determined that all Audit Committee members are “financially literate.” In addition, the Board of Directors has determined that Messrs. Brutto, Henderson, Irick and Ms. Grier meet the Securities and Exchange Commission criteria of “audit committee financial expert.” The Audit Committee operates under a written charter adopted by the Board of Directors, which was most recently reviewed by the Audit Committee in February 2024.
The Audit Committee is responsible for providing oversight to the Company’s financial reporting process through periodic meetings with ITW’s independent registered public accountants, internal auditors and management in order to review accounting, auditing, internal control and financial reporting matters. The Audit Committee is also responsible for assisting the Board in overseeing: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications, independence and performance; and (d) the performance of the Company’s internal audit function. Company management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on Company senior management, including senior financial management, and ITW’s independent registered public accounting firm.
The following is the report of the Audit Committee.
We have reviewed and discussed with senior management the audited financial statements of the Company. Management has confirmed to the Audit Committee that the financial statements have been prepared in conformity with generally accepted accounting principles. We have also reviewed and discussed with Deloitte & Touche LLP, ITW’s independent registered public accounting firm, its audit and opinion regarding the Company’s financial statements.
We have reviewed and discussed with senior management their assertion and opinion regarding the Company’s internal controls. Management has confirmed to the Audit Committee that internal controls over financial reporting have been appropriately designed and are operating effectively to prevent or detect any material financial statement misstatements. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding the Company’s internal controls.
We have reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of the Company’s financial statements. This information includes: (1) Deloitte & Touche LLP’s responsibility under generally accepted auditing standards; (2) significant accounting policies; (3) management judgments and estimates; (4) any significant audit adjustments or internal control matters; (5) any disagreements with management; and (6) any difficulties encountered in performing the audit.
We have received from Deloitte & Touche LLP a letter providing the disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence with respect to any relationships between Deloitte & Touche LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and it has confirmed in the letter that, in its professional judgment, it is in a position to serve the Company as its Independent Registered Public Accounting Firm.
The Audit Committee also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Jay L. Henderson, Chair Daniel J. Brutto Kelly J. Grier Jaime Irick David B. Smith, Jr.

2024 PROXY STATEMENT	69

The Company has been notified that John Chevedden, beneficial owner of at least 50 shares of the Company’s common stock, intends to present the following proposal for consideration at the 2024 Annual Meeting. The Company will provide Mr. Chevedden’s address promptly upon oral or written request made to our Corporate Secretary.
The Board of Directors recommends that you vote “AGAINST” this proposal.
Stockholder Proposal and Supporting Statement
Proposal 5 — Shareholder Opportunity to Vote on Excessive Golden Parachutes
Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.
Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a nonbinding shareholder vote at a shareholder meeting already scheduled for other matters.

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Proposal 5 – Non-Binding Stockholder Proposal for Shareholder Ratification of Termination Pay
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes. The topic of this proposal received between 51% and 65% support at:
FedEx
Spirit AeroSystems
Alaska Air
Fiserv
Please vote yes:
Shareholder Opportunity to Vote on Excessive Golden Parachutes — Proposal 5
Board of Directors Statement in Opposition
After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below:
•ITW’s U.S.-based executives do not have individual employment or severance agreements.
•Payments to terminated executives are subject to reasonable and appropriate limits under current severance policies and agreements.
•Adoption of the overly broad policy requested by the shareholder proposal would impair our ability to attract and retain highly qualified executive talent.
•ITW’s shareholders have voiced strong approval for the Company’s executive compensation programs through annual “Say on Pay” votes.
•Our executive compensation programs allow ITW to attract, motivate and retain its executives, while aligning executive compensation with long-term Company growth and performance.
ITW’s U.S.-based executives, including its CEO and CFO, do not have individual employment or severance agreements.
ITW has no employment or severance agreements with any of its U.S.-based executive officers and these executives are subject to the limitations on severance payments described below. We maintain an employment agreement for the Company’s sole European-based named executive officer, consistent with local market practice and local laws.
Payments to terminated executives are subject to reasonable and appropriate limits under current severance policies.
ITW’s 2011 Change-in-Control Severance Compensation Policy (the “CIC Severance Policy”) applies in the event of a change in control. The CIC Severance Policy applies to executives whose employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (capitalized terms are defined in the policy) within two years following a change in control. The policy limits cash severance payments for all executives to 2 times the sum of base salary plus the average bonus paid in the prior three years, plus pro-rata bonus payout earned for the current year. Furthermore, cash severance payments under the CIC Severance Policy require a “double trigger,” meaning that the executive is only entitled to a severance payment when there is both a change in control and termination of employment without Cause or for Good Reason. This policy is well in line with the compensation practices of our peers and is considered best practice.
ITW’s existing severance plan for U.S.-based employees, and individual employment agreements where they exist outside of the U.S., establish reasonable limits on severance payments when the employment of executives is involuntarily terminated without Cause. As detailed in “Summary of Termination and Change-in-Control Provisions” on page 53 of this proxy statement, cash severance payments in the event of the involuntary termination of employment without Cause are limited and substantially below 2 times annual cash compensation.
Other than a change-in-control event, accelerated vesting of equity incentive awards are limited to the termination of an executive’s employment by reason of death or disability or after fulfillment of retirement eligibility, subject to the provisions of the applicable long-term incentive plans and corresponding award agreements. This policy is also consistent with the compensation practices of our peers and we would be at a disadvantage in attracting and retaining executive talent if shareholder ratification were required under these circumstances.

2024 PROXY STATEMENT	71

Proposal 5 – Non-Binding Stockholder Proposal for Shareholder Ratification of Termination Pay
Adoption of the overly broad policy requested by the shareholder proposal would impair our ability to attract and retain highly qualified executive talent, including during a potential change-in-control transaction.
The proposal seeks to potentially limit the payout or settlement of outstanding equity awards under our long-term incentive plan and other compensation arrangements. As described on page 34 of this proxy statement, our executive compensation programs are designed to align executive incentives with the Company’s strategy and the best interests of our stockholders, by tying award payouts to the achievement of multi-year performance goals and retaining talent through the awards’ vesting provisions. To disregard the terms of previously granted equity awards by requiring shareholder approval in the event of employment termination would nullify intentional elements in our compensation programs. Furthermore, since such shareholder approval is not standard among the Company’s peers, adoption of the proposal would put ITW at a competitive disadvantage in attracting and retaining highly qualified executive talent.
During a potential change-in-control transaction, the proposed requirement to seek shareholder approval of previously granted equity awards would cause delays and uncertainty for executive officers, impairing our ability to retain them and obtain maximum value from the transaction. The uncertainty around previously granted equity awards could also disincentivize executives from exploring and implementing transactions which could otherwise be in the best interest of our shareholders.
ITW’s shareholders have voiced strong approval for the Company’s executive compensation programs through annual “Say on Pay” votes.
The Board and the Compensation Committee regularly review executive compensation developments working closely with an independent compensation consultant, including through peer benchmarking. ITW’s compensation and incentive programs are designed to help ITW attract, motivate and retain executive talent in a competitive labor market. ITW’s shareholders have voiced strong approval for such programs through annual “Say on Pay” votes at Annual Meetings of Stockholders. At the last three Annual Meetings of Stockholders, the Company’s executive compensation programs were approved by more than 93% of votes cast.
Our executive compensation programs allow ITW to attract, motivate and retain its executives, while aligning executive compensation with long-term Company growth and performance
In summary, ITW’s executive compensation programs are aligned with our pay-for-performance philosophy and have received strong shareholder support in annual Say on Pay votes. Cash severance in the event of a change-in-control is appropriately limited under our CIC Severance Policy, and the treatment of outstanding equity awards is aligned with the competitive market practices, designed to maximize shareholder value and includes appropriate limits. In contrast, the shareholder proposal, if implemented, could impair our ability to execute a potential change-in-control transaction that is in the best interest of our shareholders and unnecessarily hinder our efforts to recruit and retain executive officers.
For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of the Company or our stockholders and unanimously recommends that you vote “AGAINST” this proposal.

72

Beneficial Ownership of Common Stock
Ownership of ITW Stock
Directors and Executive Officers
The following table shows the number of shares of ITW common stock beneficially owned by ITW’s executive officers and Board of Directors as of December 31, 2023, except as otherwise noted. The “percent of class” calculation is based on 299,338,816 shares of ITW common stock outstanding as of December 31, 2023. In general, beneficial ownership includes any shares a director or executive officer can vote or dispose and stock options, restricted stock units and performance share units (including accrued dividends thereon) that are currently vested or that become vested within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.
The number of the directors’ phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock as of December 31, 2023. Because the granting of phantom stock units was discontinued in May 2012, Messrs. Ford, Henderson, Irick and Lenny and Ms. Grier, who joined the Board after that date, were not awarded phantom stock units upon joining the Board. Phantom stock units are not transferable and have no voting rights. The units are payable in cash and are not included in the “percent of class” calculation.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Phantom Stock Units	Percent of Class
Directors (other than Executive Officers)
Daniel J. Brutto	21,337	(1)	1,313	*
Susan Crown	63,466	(2)	6,865	*
Darrell L. Ford	4,038	(3)	—	*
Kelly J. Grier	1,025	(4)	—	*
James W. Griffith	20,963	(5)	1,313	*
Jay L. Henderson	21,425		—	*
Jaime Irick (6)	—		—	*
Richard H. Lenny	18,738	(7)	—	*
David B. Smith, Jr.	391,856	(8)	1,394	*
Pamela B. Strobel	39,582	(9)	1,471	*
Named Executive Officers
E. Scott Santi	2,274,734	(10)	—	*
Michael M. Larsen	198,365	(11)	—	*
Christopher A. O’Herlihy	287,331	(12)	—	*
Mary K. Lawler	129,623	(13)	—	*
Axel R.J. Beck	41,981	(14)	—	*
Directors and Executive Officers as a Group (22 individuals)	3,770,894	(15)	12,356	*
*    Less than 1%
(1)Includes 5,306 deferred shares.
(2)Includes (a) 4,000 shares owned by Ms. Crown’s spouse; (b) 4,000 shares held in trusts of which Ms. Crown’s children are beneficiaries, as to which she disclaims beneficial ownership; and (c) 17,839 deferred shares.
(3)Includes 4,038 deferred shares.
(4)Includes 198 deferred shares.
(5)Includes 13,352 deferred shares.
(6)Joined the Board of Directors effective February 1, 2024.
(7)Includes (a) 14,377 deferred shares; (b) 8 shares owned jointly with Mr. Lenny’s spouse; and (c) 2,575 shares as to which Mr. Lenny has shared voting and investment power, which shares are held as tenants in common with his spouse through trusts.

2024 PROXY STATEMENT	73

Beneficial Ownership of Common Stock
(8)Includes (a) 94,000 shares owned jointly with Mr. Smith’s spouse; (b) 15,517 shares in trusts of which Mr. Smith’s children are beneficiaries, as to which he disclaims beneficial ownership; and (c) 255,900 shares held in a trust with respect to which Mr. Smith shares voting and investment power.
(9)Includes 30,679 deferred shares.
(10)Includes (a) 4,248 shares allocated to Mr. Santi’s account in the ITW Savings and Investment Plan; (b) 886,060 shares covered by options exercisable within 60 days; and (c) 26,044 performance share units which vest within 60 days. In February 2024, Mr. Santi exercised 195,676 options and sold the underlying shares.
(11)Includes (a) 152,035 shares covered by options exercisable within 60 days; and (b) 6,747 performance share units which vest within 60 days.
(12)Includes (a) 1,873 shares allocated to Mr. O’Herlihy’s account in the ITW Savings and Investment Plan; (b) 248,766 shares covered by options exercisable within 60 days; and (c) 7,278 performance share units which vest within 60 days.
(13)Includes (a) 424 shares allocated to Ms. Lawler’s account in the ITW Savings and Investment Plan; (b) 103,823 shares covered by options exercisable within 60 days; and (c) 3,085 performance share units which vest within 60 days.
(14)Includes (a) 38,960 shares covered by options exercisable within 60 days; and (b) 1,438 performance share units which vest within 60 days.
(15)The total number of shares shown reflects shares owned as of December 31, 2023 for all directors and officers. The total includes (a) 1,645,674 shares covered by options exercisable within 60 days; and (b) an aggregate of 51,261 restricted stock units and performance share units which vest within 60 days.
Other Principal Stockholders
The following table shows, as of December 31, 2023, the only stockholders that we know to be beneficial owners of more than 5% of ITW common stock. The “percent of class” calculation is based on 299,338,816 shares of ITW common stock outstanding as of December 31, 2023.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
Briar Hall Management LLC 511 Union Street, Suite 735 Nashville, TN 37219	26,157,274	(1)	8.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	26,158,849	(2)	8.7%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61710	21,926,725	(3)	7.3%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	21,203,045	(4)	7.0%
(1)Briar Hall Management LLC (Briar Hall) holds certain ITW shares of common stock owned by the Smith family, founders of ITW. Briar Hall has sole voting and investment power with respect to 25,126,174 shares and shared voting and investment power with respect to 1,031,100 shares. The information above regarding the number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on February 5, 2024.
(2)The Vanguard Group does not have sole voting power with respect to any shares and has shared voting power with respect to 383,216 shares, sole investment power with respect to 24,930,136 shares and shared investment power with respect to 1,228,713 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on February 13, 2024.
(3)State Farm Mutual Automobile Insurance Company and its affiliates have sole voting and investment power with respect to 21,029,900 shares and shared voting and investment power with respect to 896,825 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on February 12, 2024.
(4)BlackRock, Inc. has sole voting power with respect to 18,877,356 shares and sole investment power with respect to 21,203,045 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on January 26, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and changes of ownership of ITW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us during fiscal 2023 and written representations from executive officers and directors, we believe that all filing requirements were timely met during 2023, except that a managed account owned by Ms. Grier acquired 7 shares of the Company's Common Stock on September 7, 2022 (before she became a director of the Company) and 12 shares on September 16, 2022 (after she became of director of the Company), in both cases under the trading discretion of an investment advisor without her knowledge. These holdings and the purchase on September 16, 2022 were reflected in a Form 4 filed on February 1, 2024.

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Other Information
Voting and Virtual Annual Meeting Information
What am I voting on and how does the Company’s Board recommend that I vote?
The Company’s Board solicits your vote on the following proposals:

Proposal Submitted for Vote	Board Recommendation
1.The election of the director nominees named in this proxy statement for the upcoming year	FOR
2.An advisory vote to approve executive compensation	FOR
3.Approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan	FOR
4.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	FOR
5.A non-binding stockholder proposal for shareholder ratification of termination pay	AGAINST
Who may vote?
Stockholders at the close of business on March 4, 2024, the record date, may vote. On that date, there were 298,745,236 shares of ITW common stock outstanding.
How many votes do I have?
Each share of ITW common stock that you own entitles you to one vote.
How do I vote?
You may vote your shares in one of the following four ways:

1.By telephone:	Toll-free by calling 1-800-690-6903;
2.By Internet:	See the instructions at www.proxyvote.com;
3.By mail:	If you received these proxy materials by mail, by signing, dating and mailing the enclosed proxy card; or
4.At the meeting:	Virtually attend our Annual Meeting, where you can submit a vote. See "How can I vote my shares at the virtual Annual Meeting?" below.
If you vote by telephone or Internet, you should have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call or go to www.proxyvote.com. If you hold your shares through a bank or broker that does not offer telephone or Internet voting, please complete and return your proxy voting instruction card by mail.
When must I submit my vote by Internet or by phone?
If you vote by Internet or by phone, you must transmit your vote by 10:59 p.m., Central Time, on May 2, 2024.
If I hold shares through an ITW Savings and Investment 401(k) Plan, when must I submit my vote?
Shares held through an ITW 401(k) plan must be voted by 10:59 p.m., Central Time, on April 30, 2024, in order to be tabulated in time for the meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held in virtual format and will afford our stockholders the same rights and opportunities as an in-person meeting, allowing for active participation by all our stockholders at no cost, regardless of their geographic location. To attend the Annual Meeting, vote and submit questions during the Annual Meeting, go to www.virtualshareholdermeeting.com/ITW2024 on the date of the meeting. If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting and vote and submit questions by visiting www.virtualshareholdermeeting.com/ITW2024 and logging in by entering the 16-digit control number found on your proxy card, Notice of Internet Availability or voter instruction card, as applicable. If you lost or misplaced your 16-digit control number or are not a stockholder, you will be able to attend the meeting as a guest by visiting www.virtualshareholdermeeting.com/ITW2024 and

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Other Information
registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.
You may log into the Annual Meeting beginning at 8:15 a.m., Central Time, on May 3, 2024 and the Annual Meeting will begin promptly at 8:30 a.m., Central Time.
How can I vote my shares at the virtual Annual Meeting?
Shares held directly in your name as the stockholder of record may be voted if you are attending the virtual Annual Meeting by entering the 16-digit control number found on your proxy card or Notice of Internet Availability when you log into the meeting at www.virtualshareholdermeeting.com/ITW2024.
Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted at the virtual Annual Meeting by entering the 16-digit control number found on your voter instruction card when you log into the meeting.
Even if you plan to virtually attend the Annual Meeting, we recommend that you vote in advance, as described above under “How do I vote?” so that your vote will be counted if you later decide not to attend the Annual Meeting.
May I ask questions at the virtual Annual Meeting?
Yes. Stockholders (other than those stockholders who enter the meeting as a guest, as described above) will have the ability to submit questions in writing during the Annual Meeting via the annual meeting portal at www.virtualshareholdermeeting.com/ITW2024. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the business of the meeting, as time permits. Rules of Conduct for the Annual Meeting, including the types of questions that the Company does not intend to address will be available on our website at https://investor.itw.com prior to the meeting, and on the meeting portal at www.virtualshareholdermeeting.com/ITW2024, on the day of the meeting. Examples of questions that are not pertinent are questions related to general economic, political or other views that are not directly related to the business of the Annual Meeting, questions related to personal grievances and derogatory references to individuals.
If there are pertinent questions that cannot be answered during the Annual Meeting due to time constraints, we will post answers to a representative set of such questions (e.g., consolidating duplicative questions) on our website at https://investor.itw.com. The questions and answers will be made available as soon as practicable after the Annual Meeting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you experience any technical difficulties accessing the virtual Annual Meeting or during the meeting, please call the toll-free number that will be available at www.virtualshareholdermeeting.com/ITW2024 for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting, at 8:15 a.m., Central Time, on May 3, 2024.
How can I obtain an additional proxy card or voting instruction card?
If you lose, misplace or otherwise need to obtain a proxy card, Notice of Internet Availability or voting instruction card and:
•You are a stockholder of record, contact us in writing at Illinois Tool Works Inc., 155 Harlem Avenue, Glenview, Illinois 60025, Attention: Secretary; or
•You are the beneficial owner of shares held indirectly through a broker, bank or other nominee, contact your account representative at that organization.
How does discretionary voting authority apply?
Stockholders of Record. If you are a stockholder of record and you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If your proxy card does not indicate how you want to vote, your proxy will be voted as follows:
“FOR” the election of each director nominee;
“FOR” the advisory vote to approve ITW’s executive compensation;
"FOR" the approval of the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
"AGAINST" the non-binding stockholder proposal for shareholder ratification of termination pay; and
“FOR” or “AGAINST” any other properly raised matter at the discretion of Susan Crown, Richard H. Lenny and Pamela B. Strobel, or any one of them.

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Beneficial Owners. If your shares are held in a brokerage account or by a nominee and you do not provide your broker or nominee with voting instructions, the broker or nominee may represent your shares at the meeting for purposes of obtaining a quorum, but it may not exercise discretion to vote your shares at the meeting unless the proposal is considered a routine matter. The only matter being proposed for stockholder vote at the 2024 Annual Meeting that is considered a routine matter is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. As a result, in the absence of voting instructions from you, your broker or nominee will not have discretion to vote on any other matter to be voted on at the Annual Meeting. If you are a beneficial owner, it is important that you provide instructions to your bank, broker or other holder of record so that your vote is counted.
May I revoke my proxy?
You may revoke your proxy at any time before it is voted at our Annual Meeting in one of four ways:
1.Notify our Secretary in writing before our Annual Meeting that you wish to revoke your proxy;
2.Submit another proxy with a later date;
3.Vote by telephone or Internet after you have given your proxy; or
4.Vote at our virtual Annual Meeting. See “How can I vote my shares at the virtual Annual Meeting?” above.
Why didn’t I receive a paper copy of the proxy statement and Form 10-K?
Unless our stockholders have requested paper copies, we are furnishing proxy materials through the Internet. If you received a Notice of Internet Availability by mail or electronically, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability provides instructions on how you may access and review our proxy materials online. The Notice of Internet Availability also instructs you on how you may submit your proxy via the Internet. If you received the Notice of Internet Availability and would still like to receive a printed copy of our proxy materials without charge, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
I have received paper copies - how do I receive future proxy materials electronically?
To sign up to receive stockholder communications electronically, follow the instructions on your proxy card or Notice of Internet Availability under “Vote by Internet.” You will need the 16-digit control number that is printed in the box marked by the arrow, which appears on your proxy card or Notice of Internet Availability. In order to receive the communications electronically, you must have an e-mail account and access to the Internet. If you own your shares through a broker or other nominee, you may contact them directly to request electronic access. Your consent to electronic access will be effective until you revoke it. You may revoke your consent by going to www.proxyvote.com and using the 16-digit control number that is printed in the box marked by the arrow to complete the revocation.
What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?
Your shares are likely registered differently or are in more than one account. For each notice, proxy and/or voting instruction card or e-mail notification you receive that has a 16-digit control number, you must vote each separately to ensure that all shares you own are voted.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
We have adopted a procedure approved by the SEC called “householding” whereby we are delivering one Notice of Internet Availability or one set of proxy materials to certain stockholders who share an address, unless otherwise requested. If you received your proxy materials by mail, a separate proxy card is included with the proxy materials for each stockholder sharing an address.
If you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate copy of these materials, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver a separate copy (free of charge) upon request. Similarly, if you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or, if applicable, the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, you may also contact Broadridge Financial Solutions, Inc. If your shares are held through a brokerage account, please contact your broker directly.

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Other Information
Stockholders who participate in householding will continue to receive separate proxy cards to vote their shares if they receive your proxy materials by mail. Stockholders that receive the Notice of Internet Availability will receive instructions on how to vote their shares via the Internet.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of a majority of ITW shares of common stock entitled to vote at our Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or Internet. Abstentions and broker non-votes are counted as “shares present” at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when your bank, broker or other holder of record holding shares for you as the beneficial owner submits a proxy that does not indicate a vote as to a non-routine proposal because that holder has not received voting instructions from you and, therefore, does not have voting authority for that proposal.
What vote is required to approve each proposal, assuming a quorum is present?
Election of Directors: The number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director to constitute approval by the stockholders.
Advisory (Non-Binding) Vote to approve ITW’s Executive Compensation: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.
Approval of the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.
Ratification of the Appointment of our Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.
Approval of Non-Binding Stockholder Proposal for Ratification of Termination Pay: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.
What is the effect of a broker non-vote generally and on each proposal?
A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Broker non-votes will not, therefore, impact our ability to obtain a quorum and will have no effect on the election of directors, ratification of the appointment of our Independent Registered Public Accounting Firm, approval of ITW’s executive compensation, or approval of the non-binding Stockholder Proposal.
What if I “abstain” from voting?
An abstention on the election of directors will have no effect on the outcome. An abstention on the other proposals will have the effect of a vote against those proposals.
Who pays to prepare, mail and solicit the proxies?
We will pay the cost of solicitation of proxies including preparing, printing and mailing this proxy statement and the Notice of Internet Availability. We will also authorize brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. Also, for a fee of $20,000 plus approved out-of-pocket expenses, D.F. King & Co., Inc. assisted us with our shareholder engagement process and may assist us in soliciting proxies. In addition, our officers, directors and employees may solicit proxies in person, by mail, by telephone or otherwise.
Submitting Proxy Proposals and Director Nominations for the 2025 Annual Meeting
How do I submit a stockholder proposal for the 2025 Annual Meeting?
To be considered for inclusion in our proxy statement for our May 2025 Annual Meeting, a stockholder proposal must be received no later than November 22, 2024. Your proposal must be in writing and must comply with the proxy rules of the SEC. You should send your proposal to our Secretary at our address on the Notice of Annual Meeting of Stockholders immediately following the cover of this proxy statement.

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You also may submit a proposal that you do not want included in the proxy statement, but that you want to raise at our 2025 Annual Meeting. We must receive your proposal in writing on or after January 3, 2025, but no later than February 2, 2025. As detailed in the advance notice procedures described in our by-laws, for a proposal other than the nomination of a director to be properly brought before an annual meeting, your notice of proposal must include: (1) your name and address, as well as the name and address of the beneficial owner of the shares, if any; (2) the number of shares of ITW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; (5) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest that you or any beneficial owner has in that business; and (6) the text of the proposal or business.
Does ITW allow stockholders to have proxy access for the nomination of directors?
Yes. The Board has adopted proxy access by-law provisions to permit stockholders to include nominees in the Company’s proxy statement and form of proxy. See “How do I use proxy access to nominate a director candidate to be included in ITW’s 2025 Proxy Statement?” below.
How do I use proxy access to nominate a director candidate to be included in ITW’s 2025 Proxy Statement?
Any stockholder or group of up to 20 stockholders meeting our continuous ownership requirement of 3% or more of our common stock for at least 3 years, who wishes to nominate a candidate or candidates for election in connection with our 2025 Annual Meeting and require us to include such nominees in our proxy statement and form of proxy, must submit such nomination and request so that it is received by our Secretary on or after January 3, 2025, but no later than February 2, 2025. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 25% of the Board. Revocable loaned shares count as owned for purposes of meeting the continuous ownership requirement, but each stockholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are part of the same family of funds or sponsored by the same employer will count as one stockholder for purposes of determining the size of the group. All proxy access nominations must be accompanied by information about the nominating stockholders as well as the nominees and meet the requirements as specified in Article II, Section 12 of our by-laws, which include but are not limited to the information specified under “How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?” below.
How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?
If you wish to nominate an individual for election as a director at our 2025 Annual Meeting, our Secretary must receive your written nomination on or after January 3, 2025, but no later than February 2, 2025. As detailed in the advance notice procedures described in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of the beneficial owner of the shares, if any; (2) the number of shares of ITW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) the name, age and home and business addresses of the nominee; (5) the principal occupation or employment of the nominee; (6) the number of shares of ITW stock that the nominee beneficially owns; (7) a statement that the nominee is willing to be nominated and serve as a director; (8) a statement as to whether the nominee, if elected, intends to tender his or her resignation to address majority voting in accordance with our Corporate Governance Guidelines; (9) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to stockholders’ understanding of the nominee’s independence; and (10) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. Any nomination that you make must be approved by our Corporate Governance and Nominating Committee, as well as by our Board of Directors. The process for the selection of director candidates is described under “Proposal 1—Election of Directors—Director Candidate Selection Process.”
In addition to satisfying the foregoing requirements under our by-laws, including the timelines, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the Company's 2025 Annual Meeting must provide in their notice the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended.

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Appendix A

ILLINOIS TOOL WORKS INC.
2024 LONG-TERM INCENTIVE PLAN

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Appendix A

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Appendix A
Illinois Tool Works Inc.
2024 Long-Term Incentive Plan
1.Establishment, Purpose and Term of Plan.
1.1Establishment. The Illinois Tool Works Inc. 2024 Long-Term Incentive Plan (the “Plan”) is hereby established effective as of June 30, 2024 (the “Effective Date”), subject to its approval by the stockholders of the Company before such date.
1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the date the Plan is approved by the Board.
2.Definitions and Construction.
2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means any Option, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 9.
(g)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(h)“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty, or falsification of any Participating Company documents or records; (ii) the Participant’s failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to reasonable workplace conduct); (iii) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (iv) any breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (v) the commission of a criminal act by the Participant, whether or not performed in the workplace, or other improper conduct causing reputational harm to the Company; (vi) conduct of the Participant that competes with or is against the business interests of a Participating Company; or (vii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information). Examples of confidential information include, but are not limited to, customer and supplier lists, pricing, margins, business and marketing plans and strategy, financial information and forecasts, technical know-how, formulae, processes, designs, training and workshop manuals and guides, software, research and development, the Company’s Culture and Customer-Back Innovation Frameworks, and the Company’s proprietary 80/20 Front-to-Back process and 80/20 Front-to-Back playbooks, tools, case studies, divisional coaching materials, segment-specific materials, and workshop training materials.

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Appendix A
(i)“Change in Control” means the occurrence of any one or a combination of the following:
(i)the acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiary Corporations or Affiliates, or (C) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B), and (C) of subsection (iii) below;
(ii)individuals who constitute the Board as of the close of the most recent annual meeting of the Company’s stockholders (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the most recent annual meeting whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) above) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)consummation of the sale to any person or entity, other than a wholly owned subsidiary, of Company assets having a total gross fair market value of at least forty percent (40%) of the total gross fair market value for all Company assets; or
(v)consummation of a complete liquidation and/or dissolution of the Company.
A “Change in Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(k)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board (which may consist of one or more Directors), if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(l)“Company” means Illinois Tool Works Inc., a Delaware corporation, and any successor corporation thereto.
(m)“Director” means a member of the Board.

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Appendix A
(n)“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. An Employee shall not include any individual during any period he or she is classified or treated by a Participating Company as an independent contractor, a consultant, or any employee of any employment, consulting or temporary agency or any other entity other than a Participating Company, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of any Participating Company during such period. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Fair Market Value” means, as of any date, the closing price of a share of Stock as quoted on the New York Stock Exchange (or other established securities exchange) on such date. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee in its discretion. If, on such date, the Stock is not listed or quoted on a national securities exchange, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(s)“Full Value Award” means any Award settled in Stock, other than (i) an Option or (ii) an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(t)“Good Reason” means any of the following which occur without the express written consent of the Participant: (i) any material reduction in overall responsibilities, level of authority, or level of reporting (for Vice Presidents and above); (ii) any material reduction in base salary other than a reduction which is applied to all similarly situated Participants in similar dollar amount or percentage; or (iii) the Participating Company’s requiring the Participant to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant’s work during the 90-day period immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities. Before a termination by the Participant will constitute termination for Good Reason, the Participant must give notice of his or her termination of employment within 90 calendar days of the occurrence of the event that constitutes Good Reason. Failure to provide such notice within such 90-day period shall be conclusive proof that the Participant shall not have Good Reason to terminate employment.
(u)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(v)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w)“Involuntary Termination” means, as to a particular Participant, the occurrence of any of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change in Control: (i) the Participant’s employment or service is terminated without Cause or (ii) the Participant terminates his or her employment or service for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such

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condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from employment or service is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Participant’s employment or service which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of employment or service other than for Good Reason.
(x)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(y)“Nonemployee Director” means a Director who is not an Employee.
(z)“Nonemployee Director Award” means any Award granted to a Nonemployee Director as compensation for service as a Non-Employee Director.
(aa)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(bb)    “Officer” means any person designated by the Board as an officer of the Company.
(cc)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(dd)    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 9.
(ee)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(ff)    “Participant” means any eligible person who has been granted one or more Awards.
(gg)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(hh)    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(ii)    “Performance Award” means an Award of Performance Shares or Performance Units.
(jj)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 8.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(kk)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 8.3.
(ll)    “Performance Period” means a period established by the Committee pursuant to Section 8.3 at the end of which one or more Performance Goals are to be measured.
(mm)    “Performance Share” means a right granted to a Participant pursuant to Section 8 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(nn)    “Performance Unit” means a right granted to a Participant pursuant to Section 8 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(oo)    “Performance-Vesting Award” means an Award granted to a Participant, the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (including, without limitation, Performance Goals established pursuant to Section 8.3), notwithstanding that the vesting or earning of such Award may also be conditioned upon the continued employment or service of the Participant.
(pp)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(qq)    “Predecessor Plan” means the Company’s 2015 Long-Term Incentive Plan.
(rr)    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 7 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(ss)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

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(tt)    “Section 409A” means Section 409A of the Code.
(uu)    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(vv)    “Securities Act” means the Securities Act of 1933, as amended.
(ww)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.
(xx)    “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(yy)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(zz)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(aaa)    “Time-Vesting Award” means any Award granted to a Participant, the vesting or earning of which is based solely upon the continued employment or service of the Participant over a specified period of time.
(bbb)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(ccc)    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of employment or service or failure of a performance condition to be satisfied.
2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.Administration.
3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2Authority of Officers. The Chief Executive Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to the Chief Executive Officer the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that to the extent required by applicable law, as determined by the Committee (a) the Committee shall fix the maximum number of shares that may be granted by the Chief Executive Officer, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee (unless otherwise provided in the resolutions approving the delegation authority) and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.
3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

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3.4Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)to determine the type of Award granted;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of employment or service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, provided that no such amendment or waiver shall accelerate the vesting of any Award unless the power of the Committee to accelerate the vesting of such Award is expressly provided by another provision of the Plan;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment or service;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and
(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5Option Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.
3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the

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institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.Shares Subject to Plan.
4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 3,000,000 shares, and such shares may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market.
4.2Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:
(a)the aggregate number of shares of Stock that remain available for the future grant of awards under the Predecessor Plan immediately prior to its termination as of the Effective Date;
(b)the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and
(c)the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased;
provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed 8,501,525 shares.
4.3Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.
4.4Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

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4.5Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.Eligibility, Participation and Award Limitations.
5.1Persons Eligible for Awards. Awards may be granted only to Employees and Directors.
5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3Incentive Stock Option Limitations.
(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 7,800,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.
(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Nonemployee Director Awards granted to any Nonemployee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Nonemployee Director for service as a Nonemployee Director during such fiscal year, shall not exceed $1,200,000.00 in total value.
5.5Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued employment or service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death or Disability of the Participant, or in connection with a Change in Control, as determined by the Committee in its discretion and subject to the terms of the Plan or limit the vesting of awards assumed or substituted by the Company in the manner provided by Section 4.5.

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6.Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.5, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

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(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4Effect of Termination of Employment or Service.
(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of employment or service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of employment or service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.
(i)Disability. If the Participant’s employment or service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s employment or service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”), or such shorter period provided by the Award Agreement.
(ii)Death. If the Participant’s employment or service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s employment or service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the Option Expiration Date, or such shorter period provided by the Award Agreement. The Participant’s employment or service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of employment or service.
(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s employment or service is terminated for Cause or if, following the Participant’s termination of employment or service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of employment or service or act.
(iv)Other Termination of Employment or Service. If the Participant’s employment or service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s employment or service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s employment or service terminated, but in any event no later than the Option Expiration Date.
(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of employment or service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.
6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. An Option may not be transferred to a third-party financial institution for value without the approval of the stockholders.

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7.Restricted Stock Units.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 8.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.3 through 8.5(a).
7.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
7.3Vesting. Subject to the minimum vesting provisions of Section 5.5, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such employment or service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 8.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
7.4Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
7.5Effect of Termination of Employment or Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s employment or service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of employment or service.
7.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 7.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

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7.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
8.Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
8.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
8.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.5), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
8.4Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon a number of different metrics, as determined by the Committee in its discretion (e.g., revenue, operating income, operating margin, and/or total shareholder return).
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

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8.5Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 8.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(d)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 8.5(a) and (b), but in any event within the short-term deferral period within the meaning of Section 409A, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(e)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and subject to such terms, conditions and restrictions as determined by the Committee.
8.6Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 8.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

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8.7Effect of Termination of Employment or Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of employment or service on the Performance Award shall be as follows:
(a)Death or Disability. If the Participant’s employment or service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s employment or service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 8.5.
(b)Other Termination of Employment or Service. If the Participant’s employment or service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s employment or service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 8.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 8.5.
8.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
9.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
9.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.5, the Committee may require the satisfaction of such employment or service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 8.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
9.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

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9.5Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 7.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
9.6Effect of Termination of Employment or Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s employment or service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable. The Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any Cash-Based Award or other Stock-Based Award, subject to the requirements of Section 409A, if applicable.
9.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
10.Standard Forms of Award Agreement.
10.1Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
10.2Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
11.Change in Control.
11.1Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 13.4, in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 11.2(a), shall be settled effective immediately prior to the time of consummation of the Change in Control.
11.2Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:
(a)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for

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each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(b)Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants as soon as practicable following the date of the Change in Control, consistent with the requirements of Section 409A, if applicable.
(c)Accelerated Vesting of Time-Vesting Awards. The Committee may, in its discretion, provide that if either:
(i)the Acquiror will not assume or continue the Time-Vesting Award or substitute a substantially equivalent award pursuant to Section 11.2(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or
(ii)the Acquiror has so assumed, continued or substituted for the Time-Vesting Award, but the Participant’s employment or service terminates as a result of Involuntary Termination, then the exercisability, vesting and/or settlement of the Time-Vesting Award and shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.
(d)Accelerated or Pro Rata Settlement of Performance-Vesting Awards. The Committee may, in its discretion, provide that if either:
(i)the Acquiror will not assume or continue the Performance-Vesting Award or substitute a substantially equivalent award pursuant to Section 11.2(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or
(ii)the Acquiror has so assumed, continued or substituted for the Performance-Vesting Award, but the Participant’s employment or service terminates as a result of Involuntary Termination, then the exercisability, vesting and/or settlement of the Performance-Vesting Award and shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the Performance-Vesting Award through the date of the Change in Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the Performance-Vesting Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Participant’s actual employment or service during the applicable full performance period.

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11.3Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 11.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 11.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
12.Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
13.Compliance with Section 409A.
13.1In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither any Participating Company nor the Committee shall have any liability to any person for any tax, penalty or interest in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries or transferees.
13.2Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed Section 409A Deferred Compensation, the following rules shall apply to such Awards:
(a)Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency.
(b)Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(c)Acceleration of Payment. Any payment made under this Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becomes disabled, the Participant’s death, a change of ownership or effective control, or in

A-19

Appendix A
the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).
13.3Series of Payments. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Section 409A.
13.4Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
13.5No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A.
14.Tax Withholding.
14.1Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
14.2Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
15.Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
16.Miscellaneous Provisions.
16.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

2024 PROXY STATEMENT	A-20

Appendix A
16.2Forfeiture Events.
(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service for Cause or any act by a Participant, whether before or after termination of employment or service, that would constitute Cause for termination of employment or service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.
(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
16.3Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
16.4Rights as Employee or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s employment or service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
16.5Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan. Dividends and dividend equivalents shall not be credited in respect of shares of Common Stock covered by an Option prior to the exercise of the Option and the issuance of the shares.
16.6Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
16.7Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
16.8Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
16.9Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the

A-21

Appendix A
Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
16.10Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
16.11No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
16.12Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
16.13Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict of law rules.

2024 PROXY STATEMENT	A-22

Appendix B
SEGMENT PEER GROUP

Automotive OEM:	Lear Corporation, Aptiv PLC, Autoliv, Inc. and BorgWarner Inc.
Food Equipment:	Middleby Corporation and Electrolux Professional AB
Test & Measurement and Electronics:	Ametek, Inc., Fortive Corporation, Mettler-Toledo International Inc., Spectris PLC, MKS Instruments, Inc. and Moog Inc.
Welding:	Kennametal Inc., Lincoln Electric Holdings, Inc. and ESAB Corporation
Polymers & Fluids:	3M Company, DuPont de Nemours, Inc., Huntsman Corporation and Dow Inc.
Construction Products:	Carlisle Companies Incorporated, Masco Corporation, Stanley Black & Decker, Inc. and Simpson Manufacturing Co., Inc.
Specialty Products:	Ball Corporation, Berry Global Group, Inc. and Amcor plc
GAAP TO NON-GAAP RECONCILIATIONS
After-tax Return on Average Invested Capital (Unaudited)
The Company uses after-tax return on average invested capital ("After-tax ROIC") to measure the effectiveness of its operations' use of invested capital to generate profits. After-tax ROIC is not defined under U.S. generally accepted accounting principles ("GAAP"). After-tax ROIC is a non-GAAP financial measure that the Company believes is a meaningful metric to investors in evaluating the Company's ability to generate returns from cash invested in its operations and may be different than the method used by other companies to calculate After-tax ROIC. The Company defines After-tax ROIC as operating income after taxes divided by average invested capital, which is annualized when presented in interim periods. Operating income after taxes is a non-GAAP measure consisting of net income before interest expense and other income (expense), on an after-tax basis, which are excluded as they do not represent returns generated by the Company's operations. For comparability, the Company also excluded the discrete tax benefit of $20 million in the second quarter of 2023 from net income and the effective tax rate for the year ended December 31, 2023. Additionally, for comparability, the Company also excluded the discrete tax benefits of $32 million in the fourth quarter of 2022 and $51 million in the second quarter of 2022 from net income and the effective tax rate for the year ended December 31, 2022. Also, for comparability, the Company excluded the discrete tax benefits of $21 million in the third quarter of 2021 and $112 million in the second quarter of 2021 from net income and the effective tax rate for the year ended December 31, 2021. Total invested capital represents the net assets of the Company, other than cash and equivalents and outstanding debt which do not represent capital investment in the Company's operations. The most comparable GAAP measure to operating income after taxes is net income. Net income to average invested capital and After-tax ROIC for the years ended December 31, 2023, 2022, 2021 and 2020 were as follows:

Dollars in millions	2023	2022	2021	2020
Numerator:
Net income	$2,957	$3,034	$2,694	$2,109
Discrete tax benefit related to the second quarter 2023	(20)	—	—	—
Discrete tax benefit related to the fourth quarter 2022	—	(32)	—	—
Discrete tax benefit related to the second quarter 2022	—	(51)	—	—
Discrete tax benefit related to the third quarter 2021	—	—	(21)	—
Discrete tax benefit related to the second quarter 2021	—	—	(112)	—
Interest expense, net of tax(1)	204	156	157	162
Other (income) expense, net of tax(1)	(38)	(196)	(40)	(22)
Operating income after taxes	$3,103	$2,911	$2,678	$2,249

B-1

Appendix B

Dollars in millions	2023	2022	2021	2020
Denominator:
Invested capital:
Cash and equivalents	$1,065	$708	$1,527	$2,564
Trade receivables	3,123	3,171	2,840	2,506
Inventories	1,707	2,054	1,694	1,189
Net assets held for sale	—	7	—	—
Net plant and equipment	1,976	1,848	1,809	1,777
Goodwill and intangible assets	5,566	5,632	5,937	5,471
Accounts payable and accrued expenses	(2,244)	(2,322)	(2,233)	(1,818)
Debt	(8,164)	(7,763)	(7,687)	(8,122)
Other, net	(16)	(246)	(261)	(385)
Total net assets (stockholders' equity)	3,013	3,089	3,626	3,182
Cash and equivalents	(1,065)	(708)	(1,527)	(2,564)
Debt	8,164	7,763	7,687	8,122
Total invested capital	$10,112	$10,144	$9,786	$8,740

Average invested capital(2)	$10,214	$10,017	$9,087	$8,576

Net income to average invested capital	29.0%	30.3%	29.6%	24.6%
After-tax return on average invested capital	30.4%	29.1%	29.5%	26.2%
(1)Effective tax rate used for interest expense and other (income) expense for the years ended December 31, 2023, 2022, 2021 and 2020 was 23.2%, 23.2%, 23.0% and 22.0%, respectively.
(2)Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.
A reconciliation of the 2023 effective tax rate excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes is as follows:

	Twelve Months Ended December 31, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$866	22.6%
Discrete tax benefit related to the second quarter 2023	20	0.6%
As adjusted	$886	23.2%

2024 PROXY STATEMENT	B-2

Appendix B
A reconciliation of the 2022 effective tax rate excluding the fourth quarter 2022 discrete tax benefit of $32 million related to the utilization of capital loss carryforwards and the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit is as follows:

	Twelve Months Ended December 31, 2022
Dollars in millions	Income Taxes	Tax Rate
As reported	$808	21.0%
Discrete tax benefit related to the fourth quarter 2022	32	0.8%
Discrete tax benefit related to the second quarter 2022	51	1.4%
As adjusted	$891	23.2%
A reconciliation of the 2021 effective tax rate excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital loss carryforwards and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate is as follows:

	Twelve Months Ended December 31, 2021
Dollars in millions	Income Taxes	Tax Rate
As reported	$632	19.0%
Discrete tax benefit related to the third quarter 2021	21	0.6%
Discrete tax benefit related to the second quarter 2021	112	3.4%
As adjusted	$765	23.0%
2022 Adjusted Income Per Share from Continuing Operations - Diluted (Unaudited)

Twelve Months Ended December 31, 2022
As reported in the 2022 Form 10-K	$9.77
Net impact of gains from two divestitures in the fourth quarter 2022	(0.60)
As adjusted	$9.17
2012 Adjusted Income Per Share from Continuing Operations - Diluted (Unaudited)

Twelve Months Ended December 31, 2012
As reported in the 2013 Form 10-K	$4.72
Decorative Surfaces net gain	1.34
Decorative Surfaces equity interest	(0.04)
Decorative Surfaces operating results	0.21
As adjusted for the Decorative Surfaces business	$3.21

B-3

ITW

155 Harlem Avenue
Glenview, Illinois 60025
www.itw.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D96488-Z83988-P83289 For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ILLINOIS TOOL WORKS INC. 1a. Daniel J. Brutto 1e. James W. Griffith 1d. Kelly J. Grier 1c. Darrell L. Ford 1f. Jay L. Henderson 1g. Richard H. Lenny 1h. E. Scott Santi 1i. David B. Smith, Jr. 1b. Susan Crown 1. Election of Directors The Board of Directors recommends you vote FOR all nominees: 1j. Pamela B. Strobel Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign by authorized officer and give full title. 4. Ratification of the appointment of Deloitte & Touche LLP as ITW's independent registered public accounting firm for 2023; and 2. Advisory vote to approve compensation of ITW's named executive officers; 3. Advisory vote on the frequency of the advisory vote on compensation of named executive officers; The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote AGAINST the following proposal: 5. A non-binding stockholder proposal, if properly presented at the meeting, for an Independent Board Chairman. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 Years1 Year 2 Years Abstain ! !!! ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m., Central Time, on May 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ITW2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m., Central Time, on May 4, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw ILLINOIS TOOL WORKS INC. ATTN: SHAREHOLDER RELATIONS 155 HARLEM AVENUE GLENVIEW, IL 60025

D96489-Z83988-P83289 ILLINOIS TOOL WORKS INC. ANNUAL MEETING OF STOCKHOLDERS FRIDAY, MAY 5, 2023 8:30 A.M. CT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. The Annual Meeting will be held in virtual format at www.virtualshareholdermeeting.com/ITW2023. ILLINOIS TOOL WORKS INC. ANNUAL MEETING OF STOCKHOLDERS May 5, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Illinois Tool Works Inc. ("ITW") hereby appoints Susan Crown, Richard H. Lenny, and Pamela B. Strobel, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held virtually at www.virtualshareholdermeeting.com/ITW2023 on May 5, 2023 with authority to vote as directed by this Proxy Card at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned. If no direction is made, this proxy will be voted FOR the election of each director nominee under Proposal 1; FOR Proposal 2; For “1 YEAR” on Proposal 3; FOR Proposal 4; AGAINST Proposal 5; and FOR or AGAINST any other properly raised matter at the discretion of the proxies. If the undersigned is a participant in the ITW Savings and Investment Plan or the ITW Bargaining Savings and Investment Plan, the undersigned is also instructing the trustee of those plans to vote the shares of ITW common stock attributable to the undersigned in such plans as instructed on the reverse side and, in the discretion of the trustee, upon such other business as may come before the meeting, and if no instructions are given, the trustee will vote the shares in the same proportion as the shares for which voting instructions have been received. IMPORTANT – THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.